   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 28, 1999


                                                      REGISTRATION NO. 333-92581

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ---------------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ---------------------------

                               COMSTAR.NET, INC.
             (Exact Name of Registrant as Specified in its Charter)

                  GEORGIA                                      7379                                     58-2235514
      (State or Other Jurisdiction of              (Primary Standard Industrial                      (I.R.S. Employer
      Incorporation or Organization)                Classification Code Number)                   Identification Number)

                                2812 SPRING ROAD
                                   SUITE 210
                             ATLANTA, GEORGIA 30339
                                 (770) 485-6000
                           (770) 485-6100 (FACSIMILE)
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                         CHRISTOPHER K. MARTIN, C.P.A.
                            CHIEF FINANCIAL OFFICER
                               COMSTAR.NET, INC.
                                2812 SPRING ROAD
                                   SUITE 210
                             ATLANTA, GEORGIA 30339
                                 (770) 485-6000
                           (770) 485-6100 (FACSIMILE)
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                          ---------------------------

                                   Copies to:

                  CHARLES D. VAUGHN, ESQ.                                       M. HILL JEFFRIES, ESQ.
                  JENNIFER A. MCCOID, ESQ.                                      MARC L. HARRISON, ESQ.
         NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.                               ALSTON & BIRD LLP
               FIRST UNION PLAZA, SUITE 1400                                     ONE ATLANTIC CENTER
                 999 PEACHTREE STREET, N.E.                                   1201 WEST PEACHTREE STREET
                   ATLANTA, GEORGIA 30309                                    ATLANTA, GEORGIA 30309-3424
                       (404) 817-6000                                               (404) 881-7000
                 (404) 817-6050 (FACSIMILE)                                   (404) 881-4777 (FACSIMILE)

                          ---------------------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
   If this form is filed to register additional securities for any offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                          ---------------------------

                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                                       PROPOSED MAXIMUM                 AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED          AGGREGATE OFFERING PRICE(1)         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Units consisting of an 8% Senior Convertible Note with a
 Stock Purchase Warrant.....................................
------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value, issuable upon conversion of 8%
 Senior Convertible Notes(2)................................
------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value, issuable upon exercise or
 conversion of the Stock Purchase Warrants(2)(3)............
------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value, issuable upon conversion of
 outstanding debt into equity(4)............................
------------------------------------------------------------------------------------------------------------------------
Total.......................................................              $6,019,863                    $1,590(5)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------



(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.


(2) Pursuant to Rule 416, this Registration Statement covers additional shares that may become issuable as a result of anti-dilution provisions contained in the 8% Senior Convertible Notes and the Stock Purchase Warrants.


(3) The Common Stock aggregate offering price is based on the warrant exercise price of $.01 per share in accordance with Rule 457(g).


(4) The Common Stock aggregate offering price is based on the dollar amount of debt to be converted in accordance with Rule 457(f)(2).


(5) $1,545 of the filing fee has previously been paid, and the remaining $45 is being paid herewith.


                          ---------------------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED DECEMBER 28, 1999


                            (COMSTAR.NET, INC. LOGO)

                              100 INVESTMENT UNITS


                  CONSISTING OF AN 8% SENIOR CONVERTIBLE NOTE


                         WITH A STOCK PURCHASE WARRANT


     comstar.net, inc. is offering 100 investment units at a price of $50,000 per investment unit. Each investment unit consists of an 8% senior convertible note in the principal amount of $50,000 which is convertible into 38,760 shares of our common stock and a stock purchase warrant which entitles the holder to acquire 13,566 shares of our common stock at an exercise price of $.01 per share. This is a registered offering to a limited number of investors. No public market for our investment units or shares currently exists or will exist as a result of this offering.


     We anticipate that we will raise a minimum of $4,000,000 and a maximum of $5,000,000 in this offering. The minimum permitted purchase will be $500,000 per entity and $50,000 per individual.


     The placement agents must sell the minimum $4,000,000 of investment units offered if any are sold. The placement agents are required to use their reasonable efforts to sell the investment units offered. We will end the offering on December 31, 1999, unless we choose to extend the offering to a date no later than January 15, 2000. Branch Banking & Trust Company will act as escrow agent for the offering and will accept, deposit and retain all subscriptions until the minimum amount is sold, unless all subscribers waive the benefit of the escrow agreement and deliver their subscription proceeds directly to us.



     At the closing of this offering, we will also issue a total of 780,075 shares of common stock to two of our founders and their affiliate in exchange for their forgiveness of approximately $1,006,297 in outstanding indebtedness.

                          ---------------------------

     INVESTING IN THE INVESTMENT UNITS INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          ---------------------------

                                                                         PLACEMENT     PROCEEDS
                                                         OFFERING         AGENTS'         TO
                                                           PRICE        COMMISSIONS   COMSTAR.NET
                                                      ---------------   -----------   -----------
Per investment unit.................................    $   50,000       $  3,000     $   47,000
Total (80 investment units minimum).................    $4,000,000       $240,000     $3,760,000
Total (100 investment units maximum)................    $5,000,000       $300,000     $4,700,000

                          ---------------------------
SCOTT & STRINGFELLOW, INC.                         SUNTRUST EQUITABLE SECURITIES
              The date of this prospectus is December      , 1999.

                               TABLE OF CONTENTS


                                      PAGE
                                      ----
Summary..........................       1
Risk Factors.....................       7
Use of Proceeds..................      25
Dividend Policy..................      25
Capitalization...................      26
Selected Financial Data..........      27
Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations......      29
Business.........................      45
Management.......................      67
Related Party Transactions.......      75
Principal Shareholders...........      76
Description of Capital Stock.....      78
Description of Notes.............      81
Description of Warrants..........      84



                                      PAGE
                                      ----
U.S. Federal Income Tax
  Considerations.................      85
Plan of Distribution.............      90
Legal Matters....................      91
Experts..........................      91
Where You Can Find More
  Information....................      91
Index to Financial Statements....     F-1
Appendix A -- Form of 8% Senior
  Convertible Note...............     A-1
Appendix B -- Form of Stock
  Purchase Warrant...............     B-1
Appendix C -- Form of
  Shareholders Agreement.........     C-1
Appendix D -- Subscription
  Agreement......................     D-1


                          ---------------------------

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

     In this prospectus, "comstar.net," "we," "us" and "our" refer to comstar.net, inc. and its subsidiaries unless the context otherwise requires.

                                    SUMMARY

     This summary highlights information contained elsewhere in this prospectus. This summary may not contain all the information that you should consider before buying shares in this offering. We urge you to read the entire prospectus carefully, including the information provided under "Risk Factors," before deciding to invest in our investment units.


     Unless otherwise stated, all information in this prospectus assumes that
(1) we will effect a two-for-one stock split immediately before the closing of this offering; (2) we will issue a total of 1,276,658 shares of common stock to purchasers in our private placement of shares concluded in June 1999, pro rata and without any additional cash payment by those investors; and (3) we will issue a total of 780,075 shares to two of our founders and their affiliate in exchange for their forgiveness of approximately $1,006,297 in outstanding indebtedness.


                               COMSTAR.NET, INC.

OUR BUSINESS

     We are a rapidly growing Internet service provider, or ISP, that targets middle market businesses, educational institutions and governmental organizations. Our services provide high quality, cost-effective business solutions that allow our customers to take advantage of the Internet while outsourcing a significant portion of their Internet technology and staff.

     Our primary services, which we tailor to meet each customer's needs, include:

     - dedicated Internet access through our highly reliable network, which provides our customers with Internet access that is "always on,"

     - co-location services, in which we provide secure space to house customer-owned Internet equipment, and

     - managed application hosting, in which we provide and maintain a server for the customer's exclusive use to install any software application the customer chooses.

     We refer to our co-location services, our managed application hosting services and some of the other services we offer through our Atlanta, Georgia data center as data center services. Our managed application hosting services are similar to the services offered by computer service providers, or CSPs, which house, maintain and supply power to their customers' Internet equipment.

     We can deliver our services to customers throughout the world from our data center. We also have various other points of presence, or POPs, located in the southeastern United States that aggregate our customers' Internet traffic and transport the traffic to our data center. We connect the traffic to very large ISPs, including UUNET, GTE Internetworking, Sprint and Intermedia Internet, who provide access to central Internet exchanges. Through our network, most of our customers' Internet traffic bypasses congested points on the Internet and avoids breakdowns at the central Internet exchanges and network access points. We believe our innovative network infrastructure and superior customer support by our network experts give us a significant competitive advantage over many other Internet access and Internet-based solutions providers.

     Our senior management team has more than sixty years of combined experience in designing, implementing and managing telecommunications networks.

OUR INDUSTRY

     The number of businesses, educational institutions and governmental organizations using the Internet as a means of conducting business is growing rapidly. According to International Data Corporation, corporate Internet access and value-added services, such as Web hosting and co-location, are the fastest growing services offered by ISPs. Corporate access revenue and value-added services revenue were $5.9 billion in 1998 and are expected to grow to approximately $25.0 billion by 2003.

     Many of the enterprises using the Internet lack the expertise to cost-effectively develop and maintain their Web sites while also managing their core operations. In addition, these organizations often do not have the resources needed to keep up with rapidly changing technologies and to support a network infrastructure that must be both reliable and expandable. As a result, we believe enterprises of all sizes are seeking collaborative outsourcing arrangements to:

     - acquire reliable Internet access,

     - help them establish effective, secure and reliable Web sites,

     - provide required monitoring and maintenance of their Internet-related facilities, and

     - control their Internet service costs.

     Recent changes in the regulations affecting the telecommunications industry in the United States and abroad have made it easier and more cost-effective for new companies to compete with existing carriers in providing local voice and data communication services. These communication services can often be offered via the same communication lines over which companies currently offer Internet access. This increase in competition, combined with customer demand to acquire all communication services from a single source, is driving the convergence of voice and data communication technologies toward providers capable of delivering a broad range of communication services.

OUR BUSINESS STRATEGY

     We intend to become a leader in providing businesses, educational institutions and governmental organizations with high quality, cost-effective Internet services. To accomplish this objective, we intend to continue to rely on the following core elements of our business strategy:

     - delivering highly reliable Internet access that enables our customers' traffic to avoid congestion and breakdowns at major Internet exchanges,

     - increasing the percentage of our revenues from data center services, specifically co-location and managed application hosting services, which typically provide higher margins than our Internet access services,

     - targeting middle market business, educational and governmental customers, rather than individual consumers, to take advantage of the outsourcing needs of these enterprises, and

     - providing superior customer support by our network experts.

     We intend to further develop our business by focusing on the core elements of our business strategy discussed above and pursuing the following key growth strategies:

     - expanding our network nationally,

     - broadening our marketing activities,

     - pursuing strategic sales and distribution alliances,

     - engaging in strategic acquisitions, and

     - eventually becoming an integrated communications provider offering both voice and data services.

OUR CUSTOMERS

     Since our inception in 1996, we have grown rapidly and now provide Internet services to more than 500 customers across the United States and in Cuba. In addition to middle market enterprises, we currently provide service to other ISPs and larger customers like BellSouth Wireless, Net.B@nk, AGL Resources, Mohawk Industries, Hartsfield Atlanta International Airport and Guantanamo Bay Naval Air Station, Cuba under a contract with Local Communications Network.

     Our revenues for the year ended December 31, 1998 were $2,142,345, an increase of 217% from our revenues of $675,569 for the year ended December 31, 1997. Our revenues for the nine months ended September 30, 1999 were $2,288,073, an increase of 56.3% from our revenues of $1,464,051 for the nine months ended September 30, 1998. For the nine months ended September 30, 1999, we derived 63.0% of our revenues from providing Internet access and 37.0% of our revenues from all our other services. For the nine months ended September 30, 1999, our average monthly revenue per customer was approximately $516.

OUR CORPORATE PROFILE

     comstar.net, inc. was formed in March 1996 as ComStar Communications, Inc., a Georgia corporation. We changed our name to comstar.net, inc. in July 1999. We began operating on June 10, 1996, and by December 31, 1996, we had 26 customers. Our customer base increased to 243 customers at the end of 1997, and to 474 customers at the end of 1998. We had 521 customers at September 30, 1999.

     Our principal executive offices are located at 2812 Spring Road, Suite 210, Atlanta, Georgia 30339, and our main telephone number is (770) 485-6000. We operate our business primarily from our data center located at our offices in Atlanta, Georgia. We also have POPs in Raleigh, North Carolina; Birmingham, Alabama; Athens, Columbus and Gainesville, Georgia; and Miami, Florida. We are establishing a POP in Houston, Texas.

     Our Web site is located at http://www.comstar.net. Information on our Web site is not, however, part of this prospectus, and you should rely only on the information contained in this prospectus before deciding to invest in the investment units.

                                  THE OFFERING


Minimum offering.....................    $4,000,000

Maximum offering.....................    $5,000,000

Per investment unit price............    $50,000

Minimum subscription.................    $500,000 per entity purchaser and $50,000 per
                                         individual purchaser

Securities offered by comstar.net....    Investment units consisting of an 8% senior
                                         convertible note and a stock purchase warrant

8% senior convertible note
  features...........................    Each note matures on the earlier of (a)
                                         December 31, 2004 or (b) the closing of an
                                         underwritten public offering or any other
                                         offering of securities for gross proceeds to us
                                         of at least $10,000,000. Simple interest
                                         accrues at 8% per year and is payable at
                                         maturity. The notes are convertible by the
                                         holder in whole at any time before the maturity
                                         date into 38,760 shares of our common stock,
                                         and the initial conversion price per share is
                                         $1.29. The notes contain customary
                                         anti-dilution provisions that adjust the
                                         conversion price in the event of stock splits,
                                         combinations, mergers and similar events. In
                                         addition, if we issue securities in the future
                                         at a lower price than the conversion price, the
                                         conversion price will be reduced to that lower
                                         price, unless an exception applies.

Warrant features.....................    Each warrant has a ten-year term and is
                                         exercisable immediately for 13,566 shares of
                                         our common stock at an exercise price of $.01
                                         per share. The warrants contain customary
                                         anti-dilution provisions to reflect stock
                                         splits, combinations, mergers and similar
                                         events. Each warrant may be transferred
                                         separately from the related note.

Common stock to be outstanding
  immediately after the offering.....    12,428,519 shares

Use of proceeds......................    Provide working capital and repay debt.

                             SUMMARY FINANCIAL DATA


     You should read the following summary financial data of comstar.net along with "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes included elsewhere in this prospectus. During the nine months ended September 30, 1999 we incurred compensation expense of approximately $3.4 million as a result of options we granted to purchase our common stock. Without giving effect to this compensation expense, for the nine months ended September 30, 1999, operating loss would have been $1,156,999, net loss would have been $1,373,343, net loss per share (basic and diluted) would have been $(.27), and total shareholders' deficit would have been $(673,693). For an explanation of the determination of the number of shares used to compute basic and diluted net loss per share and weighted average shares outstanding, see note 2 of the notes to our financial statements. The data "as adjusted for the offering -- minimum" and "as adjusted for the offering -- maximum" reflect the sale by us of $4,000,000 and $5,000,000 in investment units and our receipt and application of the estimated net proceeds as described in "Use of Proceeds." Our historical financial information has not been restated for the anticipated two-for-one stock split expected to be effected immediately before the closing of this offering.



                                PERIOD FROM
                                 INCEPTION              YEAR ENDED             NINE MONTHS ENDED
                              (MARCH 5, 1996)          DECEMBER 31,              SEPTEMBER 30,
                              TO DECEMBER 31,    ------------------------   ------------------------
                                   1996             1997         1998          1998         1999
                             -----------------   ----------   -----------   ----------   -----------
STATEMENT OF OPERATIONS
  DATA:
Revenues...................     $   65,398       $  675,569   $ 2,142,345   $1,464,051   $ 2,288,073
Operating loss.............       (267,686)        (487,585)     (445,138)    (237,011)   (4,562,394)
Net loss...................       (278,120)        (547,244)     (597,730)    (357,132)   (4,778,738)
PER SHARE DATA:
Net loss per share (basic
  and diluted).............     $     (.06)      $     (.11)  $      (.12)  $     (.07)  $      (.93)
                                ==========       ==========   ===========   ==========   ===========
Weighted average shares
  outstanding..............      5,000,000        5,000,000     5,002,866    5,000,000     5,117,109
                                ==========       ==========   ===========   ==========   ===========
OTHER FINANCIAL DATA:
Purchases of property and
  equipment, net...........     $ (120,442)      $ (263,858)  $  (414,329)  $ (456,826)  $  (304,778)
Net cash used in operating
  activities...............       (202,080)        (402,451)     (210,355)    (121,240)   (1,185,399)
Net cash used in investing
  activities...............       (120,442)        (349,196)   (1,010,909)    (919,460)     (304,778)
Net cash provided by
  financing activities.....        328,924          799,921     1,450,209      986,024     1,562,245
EBITDA(1)..................       (256,064)        (423,788)     (162,527)     (90,703)   (4,341,143)
Insufficient earnings to
  cover fixed charges......        278,120          547,244       597,730      357,132     4,695,994


---------------

(1) EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. EBITDA is provided because it is a measure commonly used in the industry. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flow as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures for other companies.

                                                               AS OF SEPTEMBER 30, 1999
                                                        ---------------------------------------
                                                                      AS ADJUSTED   AS ADJUSTED
                                                                        FOR THE       FOR THE
                                                                      OFFERING --   OFFERING --
                                                          ACTUAL        MINIMUM       MAXIMUM
                                                        -----------   -----------   -----------
BALANCE SHEET DATA:
Cash and cash equivalents.............................  $   355,689   $2,800,604    $3,740,604
Working capital (deficit).............................   (1,711,409)     190,996       478,286
Total assets..........................................    2,358,037    4,802,952     5,742,952
Total debt, including current maturities..............    2,018,555    2,656,575     3,309,285
Total shareholders' (deficit) equity..................     (673,693)   1,699,712     2,047,002


                                DIVIDEND POLICY

     We have never paid cash dividends on our common stock, and the terms of the notes we are offering prohibit us from paying any cash dividends.

                              RECENT DEVELOPMENTS

     In November 1999, we withdrew our registration statement on Form S-1 relating to our proposed initial public offering of our common stock after that registration statement had been declared effective under the Securities Act of 1933. Because we did not receive the funding anticipated from the initial public offering, we are making this offering to provide the funds we need to provide working capital and to repay a portion of our outstanding debt.

                          ---------------------------

     Comstar Internet & Wireless(TM), Comstar Internet Service, Inc.(TM), comstar.net, inc.(TM) and Switch Hotel(TM) are trademarks of comstar.net. We have applied for federal registration of the Comstar Internet & Wireless (with logo design)(TM), Comstar Internet Service, Inc. (with logo design)(TM) and comstar.net, inc. (with logo design)(TM) trademarks.

     This prospectus includes statistical data regarding the Internet industry. This data is taken or derived from information published by International Data Corporation, a provider of market and strategic information for the technology industry. We believe that this data is generally indicative of the matters reflected in this source. This data is inherently imprecise, however, and we caution you not to place undue reliance on it.

                                  RISK FACTORS

     An investment in our investment units involves a high degree of risk. Before you invest in our investment units, you should carefully consider the risks described below, along with all of the other information included in this prospectus. Any of the following risks could seriously harm our business and results of operations. As a result, the value of your investment could decline, and you could lose part or all of your investment.

     Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "plan," "will," or similar words. You should read statements that contain these words carefully because they:

     - discuss our future expectations,

     - contain projections of our future results of operations and financial condition, or

     - state other "forward-looking" information.

     We believe that it is important to communicate our future expectations to our investors. Events may occur in the future, however, that we have not accurately predicted or over which we have no control. These events may affect our future operating results, our ability to implement our business plan, our efforts to address year 2000 issues and potential competition, among other things. The risk factors listed in this section, as well as other cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our investment units, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operations and on the value of your investment.

RISKS RELATED TO COMSTAR.NET


WE FACE A SEVERE CASH SHORTAGE AND WILL NEED ADDITIONAL FINANCING IN THE NEAR FUTURE TO CONTINUE TO OPERATE.



     The minimum $4,000,000 to be raised in this offering will allow us to repay all of our loans that mature in the first quarter of 2000. We anticipate, however, that the net proceeds of this offering and our cash reserves will not be adequate to fund our operations and the development of additional data centers and POPs. As a result, we expect that we will need additional funds in the first quarter of 2000 to continue operations.


     We anticipate seeking additional financing in the near future to fund ongoing capital expenditures and liquidity requirements and to begin to achieve our goal of purchasing and leasing new data centers and POPs. There is no guarantee that we will obtain this financing on acceptable terms or at all or that if we do obtain the financing, it will be adequate to purchase or lease the required data centers and POPs and satisfy our cash requirements. If we cannot obtain that financing on terms acceptable to us, we may be forced to curtail our planned business expansion and may be unable to fund our ongoing operations. In that happens, we will again face a severe cash shortage that could result in our inability to repay the notes being offered in a timely manner or at all. In that event, investors in the investment units could lose their entire investment.

WE ARE AN EARLY STAGE COMPANY IN A RAPIDLY EVOLVING INDUSTRY, WHICH MAKES IT DIFFICULT TO EVALUATE OUR BUSINESS AND PROSPECTS.

     We began operations in June 1996, and our limited operating history makes an evaluation of us and our prospects difficult. You should consider our business and our prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in the new and rapidly evolving market for Internet services and technologies. Some of the risks we may face as an early stage company include our ability to:

     - implement our business model and strategy and adapt it as needed,

     - continue to attract Internet access and data center services customers,

     - develop strategic relationships with other Internet-based service providers that can refer customers to us, and

     - continue to develop and upgrade our network systems and infrastructure.

If we fail to manage these early stage risks successfully or the Internet services industry does not evolve as we expect, current evaluations of our business and prospects may prove to be inaccurate.

WE EXPECT TO CONTINUE TO SUFFER LOSSES AND EXPERIENCE NEGATIVE CASH FLOW.

     We have incurred substantial losses since inception and expect to continue to suffer substantial losses in the future. Our business has not generated sufficient cash flow to fund our operations without acquiring capital from other sources. We have incurred net losses and negative cash flows from operations as follows:

                                                                    NET CASH USED IN
                                                     NET LOSS     OPERATING ACTIVITIES
                                                    -----------   --------------------
Period from inception (March 5, 1996) to December
  31, 1996........................................  $  (278,120)      $  (202,080)
Year ended December 31, 1997......................     (547,244)         (402,451)
Year ended December 31, 1998......................     (597,730)         (210,355)
Nine months ended September 30, 1999..............   (4,778,738)       (1,185,399)

As of September 30, 1999, we had an accumulated deficit of approximately $6.2 million. We expect to incur additional capital costs and other expenses in developing and expanding our network and business. As a result, we expect to incur significant additional losses and negative operating cash flow for the foreseeable future, and we may not ever be able to achieve profitability. Even if we do achieve profitability and positive cash flow, we may not be able to sustain or increase profitability and positive cash flow on a quarterly or annual basis. If our revenues grow more slowly than we anticipate, or if our operating expenses exceed our expectations and cannot be adjusted accordingly, our operating cash flow will decline, our business will suffer and the value of your investment could decline substantially.

OUR OPERATING RESULTS AND LIQUIDITY ARE UNPREDICTABLE AND MAY FLUCTUATE, WHICH MAY CAUSE THE VALUE OF YOUR INVESTMENT TO DECLINE.

     Our results of operations are difficult to predict. We have experienced significant fluctuations on a quarterly and annual basis in our results of operations, which has affected our liquidity. We expect our operating results and liquidity to fluctuate significantly from quarter to quarter in the future. Our results of operations and liquidity may fluctuate significantly in response to the risk factors described in this section, as well as the following factors, some of which are beyond our control:

     - how quickly we are able to acquire new customers,

     - how expensive it is to acquire new customers,

     - how much money we have to spend to improve our business and expand our operations,

     - how quickly we are able to develop new services that our customers require,

     - how much our operating expenses increase,

     - the mix of services we sell,

     - the timing and size of our capital expenditures and changes in our working capital,

     - pricing decisions by us or our competitors,

     - whether we experience business disruptions resulting from year 2000 computer problems,

     - changes in laws and regulations which affect our business,

     - the extent to which we experience increased competition in our markets, and

     - general economic factors that might cause our existing and potential customers to decrease what they spend on their Internet operations.

WE MAY BE UNABLE TO EFFECTIVELY MANAGE OUR RAPID GROWTH, WHICH IS PLACING AND MAY CONTINUE TO PLACE A STRAIN ON OUR RESOURCES AND MAY CONTRIBUTE TO FUTURE LOSSES.

     We have rapidly expanded our operations and customer base and anticipate further growth in the future. Our rapid growth has placed significant demands on our financial resources, management, personnel, systems, procedures and controls, which may be inadequate to support our existing and future operations. If we are unable to manage our growth, we may not be able to implement our business plan and strategy, and our financial results may suffer. To manage our growth effectively, we must:

     - accurately predict growth in the demand for our Internet access and data center services and expand our capacity to meet that demand,

     - continue to expand and improve our operating and financial systems, procedures and controls,

     - attract, train, motivate, manage and retain key employees, particularly our network experts,

     - continue to provide high quality Internet access, data center services and customer support, while dealing with the distractions and strain of rapid growth,

     - acquire and install new equipment and facilities,

     - successfully integrate the operations and personnel of any ISPs or other businesses we acquire, and

     - respond quickly and effectively to unanticipated changes in the industry.

IF WE ARE UNABLE TO MANAGE AND EXECUTE OUR PLANNED GEOGRAPHIC EXPANSION, WE MAY INCUR SUBSTANTIAL COSTS BUT NOT RECEIVE THE REVENUES WE ANTICIPATE.

     A key element of our growth strategy is the planned domestic expansion of our network by opening additional data centers. We cannot guarantee that we will successfully manage this geographic expansion. To do so we must perform the following tasks successfully:

     - efficiently assess potential markets,

     - identify data center sites,

     - acquire and make necessary improvements to facilities,

     - install equipment,

     - expand our employee base to staff new data centers adequately,

     - adjust our operational and financial systems to accommodate the new data centers, and

     - integrate the completed data centers into our network.

     We may not accurately anticipate the customer demand for the services these additional data centers will provide, and we may be unable to attract a sufficient number of customers to our new facilities to justify the expense of establishing the facility. If we are unable to attract customers for these new data centers as we expect, our costs of establishing these facilities may exceed the revenues we derive from them, which would adversely affect our financial results.

     Part of our geographic expansion strategy includes opening POPs throughout the United States to supplement our data centers. Although the cost to establish a POP is typically much less than to establish a data center, we also face some of the above risks in establishing additional POPs.

WE MAY MAKE ACQUISITIONS OR INVESTMENTS THAT ARE NOT SUCCESSFUL AND THAT ADVERSELY AFFECT OUR ONGOING OPERATIONS.

     To execute our growth strategy, we may make acquisitions and investments to complement and strengthen our business. We could acquire or invest in businesses, including other ISPs; customer lists and related customer accounts; products; services; or technologies. We have very limited experience in these activities. In making acquisitions or investments, we face numerous risks, including:

     - the difficulty of identifying and hiring one or more senior executives with acquisition experience,

     - the difficulty of identifying suitable acquisition or investment candidates and negotiating acceptable terms for acquisitions and investments,

     - our need for additional debt or equity financings to complete any acquisitions,

     - the terms of any additional financing used to fund an acquisition may significantly limit our future financing and operating activities,

     - the potential disruption of our ongoing business,

     - the potential distraction of our management and diversion of our resources,

     - our inability to maintain uniform standards, controls and procedures,

     - the difficulty of successfully integrating the services, products and personnel of any acquired business or assets into our operations,

     - our retention and motivation of key employees of the acquired businesses,

     - our entry into geographic markets in which we have little or no prior experience,

     - competition for acquisition opportunities with competitors that are larger than us or have greater financial and other resources than we have; and

     - our inability to maintain good relations with the customers and suppliers of the acquired businesses.

OUR MANAGEMENT TEAM HAS WORKED TOGETHER FOR ONLY A SHORT TIME AND MAY EXPERIENCE INTEGRATION DIFFICULTIES THAT COULD CAUSE OUR BUSINESS TO SUFFER.

     We have recently hired several key employees and officers, including our Chief Operating Officer, Cynthia A. St. Ores; our Chief Financial Officer, Christopher K. Martin; and our Executive Vice President of Sales and Marketing, Steven J. Edwards. As a result, our complete management team has worked together for only a brief time. Our ability to execute our growth strategies effectively will depend in part on our ability to integrate these and future executives into our operations. If we are unsuccessful in integrating the new members of our management team quickly and effectively, our business could suffer significantly.

IF WE ARE UNABLE TO ATTRACT AND RETAIN KEY PERSONNEL, WE MAY HAVE TO EMPLOY LESS QUALIFIED PERSONNEL AND WE MAY EXPERIENCE HIGH PERSONNEL TURNOVER COSTS.

     The loss of the services of one or more of our key employees or our failure to attract and retain additional qualified personnel could cause us to employ less qualified personnel, increase our personnel costs or otherwise have a significant adverse effect on our business. Our success depends in significant part upon the continued services of our key management, technical and sales personnel, including our Chief Executive Officer, J. Cary Howell, and our Chief Technology Officer, Edward N. Landa. None of our officers or employees is a party to an employment agreement. Any officer or employee can terminate his or her relationship with us at any time.

     To execute our strategy successfully, we must attract, train, retain and motivate highly qualified management, technical, marketing and sales personnel. Competition for personnel with the technological and other attributes we require is intense, and turnover of technical personnel is particularly high in our industry. We may not be able to attract or retain qualified key personnel, and we may not recoup the cost of training employees if they leave after a short time.

IF WE CANNOT IMPLEMENT OUR SALES AND MARKETING PLAN, WE WILL NOT ACHIEVE OUR PROJECTED GROWTH.

     Our projected growth depends on our ability to successfully execute our sales and marketing plan. Our marketing efforts have been limited in the past, and we have only recently hired our Executive Vice President of Sales and Marketing, Steven J. Edwards. To improve our sales and marketing results, we must recruit and retain a competent and sufficient sales force and marketing group. If we are unable to develop our sales and marketing expertise, our business will not grow and our financial results will suffer. If we have insufficient funds to launch the necessary marketing programs, we may lose customers or fail to attract additional customers, which would prevent us from achieving our sales goals and could slow or eliminate our growth.

OUR ABILITY TO SUSTAIN OR GROW OUR BUSINESS MAY BE HARMED IF WE ARE UNABLE TO PROVIDE ADEQUATE CUSTOMER SUPPORT.

     Our ability to continue to grow our business and to retain current and future customers depends in part on our ability to provide responsive and knowledgeable customer support through our network experts. A failure to offer adequate customer support could materially and adversely affect our reputation, cause us to lose customers or cause demand for our services to decline significantly.

WE MAY BE UNABLE TO RETAIN OUR CUSTOMERS AFTER THEIR CONTRACTS WITH US EXPIRE, WHICH WOULD REDUCE OUR REVENUES.

     Our success substantially depends not only on adding new customers but on retaining the ones we have. We face the risk that our current and future customers may not renew their initial contracts after they expire. Therefore, to grow as we intend, we must add to our customer base to offset any customer cancellations. If we fail to retain our existing customers or attract new customers, we may not only fail to meet our growth projections but may experience declining revenues.

DISRUPTIONS OF OUR SERVICES AT OUR DATA CENTER COULD RESULT IN CUSTOMER CANCELLATIONS, SIGNIFICANT CREDITS FOR FREE SERVICE TO AFFECTED CUSTOMERS AND LIABILITY FOR DAMAGES THAT EXCEED OUR LIABILITY INSURANCE.

     The bulk of our computer and telecommunications equipment, including critical equipment dedicated to our Internet access services, is presently located at one data center in Atlanta, Georgia. Despite precautions we take, we may experience system failures or shut-downs at our data center, particularly due to natural disasters, vandalism, severed telecommunications lines resulting from utility construction or repairs near our data center or other unanticipated problems. If disruptions occur, we may have no means of replacing these services on a timely basis or at all. Extensive or multiple interruptions in providing customers with Internet access and other services are primary reasons for customer decisions to switch to another ISP or cancel their use of Internet access and related services. Accordingly, any disruption of our services at our data center could cause us to lose existing customers and damage our ability to gain new customers.

     Our customer contracts currently provide a limited service level warranty related to the continuous availability of service on a 24 hours per day, seven days per week basis, except for scheduled maintenance periods. This warranty provides a credit for free service for disruptions in our Internet access services. If we incur significant free service obligations because of these disruptions, we will likely suffer financial losses for the periods in which we provide the free service. In addition, although our service contracts limit our liability to our customers for actual damages, we may be found liable for damages that exceed our liability insurance.

     We have developed an important enhancement to our T1, fractional T1, T3 and fractional T3 leased line Internet access options -- the eCommerce Guarantee. We will compensate those customers who purchase the eCommerce Guarantee option for the lost profits, up to $500,000 per access line, for each interruption they suffer in their Internet access service if the interruption occurs outside the customer's demarcation point, which is the point at which the customer assumes responsibility for the communications network, and the interruption causes the customer to lose profits. An insurance company rated "A" by A.M. Best Company has insured our liability for the eCommerce Guarantee, and we will be responsible for a per interruption deductible of $10,000 for each T3 or fractional T3 line and $2,500 for each T1 or fractional T1 line, with an initial overall deductible limit of $100,000 for any single event that causes multiple interruptions. This deductible increases to $250,000 once more than 250 of our customers are covered by the eCommerce Guarantee and to $500,000 once more than 500 of our customers are covered. The maximum insured amount per interruption is $500,000 for each T3 or fractional T3 line and $25,000 for each T1 or fractional T1 line. The maximum amount any customer will be able to recover during the term of its contract is $500,000 for each T3 or fractional T3 line and $25,000 for each T1 or fractional T1 line. We will pay the eCommerce Guarantee compensation first by providing the affected customer with a credit for future access fees and second by paying the customer in cash within 60 days after the claim is finally determined for the amount of lost profits in excess of the customer's contract value. We have not yet implemented our eCommerce Guarantee and we cannot assure that it will be implemented. If we incur significant free service obligations or are required to pay significant amounts as a result of our eCommerce Guarantee, we will likely suffer financial losses for the periods in which we incur the obligations and pay the amounts.

BREACHES IN THE SECURITY OF OUR NETWORK COULD REQUIRE US TO PAY MONEY DAMAGES TO OUR CUSTOMERS FOR LOSS OF INFORMATION AND COULD RESULT IN LOSS OF CUSTOMERS AND NEGATIVE PUBLICITY.

     To conduct electronic commerce and communications effectively, we must ensure our customers that the information they transmit over our network will be safe. We provide security for our customers' information by licensing encryption and authentication technology from others. Despite our design and implementation of a variety of network security measures, our network, our data center or our POPs may be the victim of unauthorized access, computer viruses, accidental or intentional acts and other disruptions of our business. We may be held responsible and required to pay damages for the loss of any confidential information stored in our computers or the equipment of our customers arising from the inappropriate use of our network by others. We may also lose customers if any of these disruptions occur.

     Although we provide industry-standard security measures, these measures have been defeated in the past, and we cannot guarantee that they will not be defeated on our network or at our data center or POPs. Any security breach could result in expensive litigation and harmful publicity. In addition, if many enterprises choose not to use the Internet because of security concerns, the growth of the Internet would be inhibited, which would have a material adverse effect on our business.

IF WE CANNOT EXPAND OUR TELECOMMUNICATIONS NETWORK RAPIDLY OR BROADLY ENOUGH TO MEET CUSTOMER DEMAND, THE QUALITY OF OUR SERVICE MAY SUFFER.

     We must continue to expand and adapt our network infrastructure as the number of customers and the amount of information they wish to transport increases and their requirements evolve. A rapid and significant expansion of our network will place additional stress upon our network hardware and traffic management systems. The ability of our network to connect and manage a substantially larger number of customers at high transmission speeds has not been tested. Consequently, we face the risk that we cannot expand our network as we intend. Even if we are able to do so, we face the risk that an expanded network will not maintain the levels of performance our network currently provides.

     From time to time we must upgrade our infrastructure to increase bandwidth capacity. This allows us to handle increases in information flow while maintaining the speeds of data transfer our customers require. We believe that further expansion and improvement of our network infrastructure will require substantial financial, operational and management resources that may not be available when we need them. We may not be able to acquire additional network capacity from our suppliers when we need it, on reasonable terms or at all. In addition, as we upgrade our infrastructure, we may need to use equipment or software that is incompatible with our current network. As a result, we may experience delays in installing the needed equipment or software. Without additions to our infrastructure, we may not be able to install or maintain sufficient bandwidth capacity to provide transportation speeds that are acceptable to our customers, especially if they significantly increase their usage. If we are unable to maintain acceptable speeds or if we encounter delays in upgrading our network, we may lose customers and our revenues could decline significantly.

A DISRUPTION OR REDUCTION IN THE INTERNET CAPACITY OF ANY OF THE ISPS THAT PROVIDE OUR INTERNET CONNECTION COULD LOWER THE QUALITY OF OUR SERVICE AND CAUSE US TO LOSE CUSTOMERS.

     Our success depends upon the size, ease of expansion, reliability and security of our network infrastructure, including the transmission capabilities we lease from the ISPs that connect us to the Internet. In particular, we depend on UUNET, GTE Internetworking, Sprint and Intermedia Internet for our Internet connection. Although we lease Internet access capacity from multiple suppliers, a disruption or reduction in Internet capacity by any of them could prevent us from maintaining the high quality of our service and cause us to lose customers. If our business relationship with any of these providers were to be terminated, we would need to identify and acquire alternative sources for the service, which may not be available at all or on prices and terms acceptable to us.

IF PROVIDERS OF LOCAL AND LONG DISTANCE TELECOMMUNICATIONS LINES EXPERIENCE DISRUPTIONS OR CAPACITY CONSTRAINTS, OUR ABILITY TO PROVIDE SERVICE TO OUR AFFECTED CUSTOMERS MAY BE ELIMINATED OR SUBSTANTIALLY CONSTRAINED.

     We presently rely on BellSouth and other regional and local companies to provide data communications capacity via local telecommunications lines and leased long-distance lines to connect us to our customers. We may experience disruptions or capacity constraints in these telecommunications services. If disruptions or capacity constraints occur, we may have no means of replacing these services on a timely basis or at all. In particular, local telephone service is sometimes available only from BellSouth or another incumbent local exchange carrier in the markets we serve. Although we believe that the federal Telecommunications Act of 1996 will generally lead to increased competition in the local telephone service market, we cannot predict when or to what extent this will occur or the effect of increased competition on pricing or supply. In addition, our telecommunica-tions carriers also sell or lease services to our competitors and either are, or in the future may become, competitors themselves. As a result, when capacity constraints and disruptions occur, our carriers may allocate any remaining capacity to themselves or to our competitors.

IF OUR SUPPLIERS ARE UNABLE TO SUPPLY THE EQUIPMENT WE NEED TO MAINTAIN AND IMPROVE OUR NETWORK AND DATA CENTER SERVICES, OUR SERVICE QUALITY MAY SUFFER AND WE MAY LOSE CUSTOMERS.

     We depend on a few suppliers of hardware components for which alternative sources are not readily available. We purchase some of our parts from Cisco Systems, Inc. and Lucent Technologies, Inc. under purchase orders we place from time to time. We do not have a long-term contract or guaranteed supply arrangement with these providers, and we do not carry significant inventories of these parts. If we are unable to obtain these parts on a timely basis and at an acceptable cost, we could be unable to upgrade or repair our network as required to remain competitive. As a result, we could lose customers and our business could be significantly harmed.

OUR SALES CYCLE FOR SOME OF OUR CUSTOMERS IS LONG, AND WE MAY INCUR SUBSTANTIAL SALES-RELATED EXPENSES BEFORE WE RECEIVE REVENUES, IF ANY, FROM THESE CUSTOMERS.

     The period from our initial contact with a potential customer to the commencement of services for that customer generally varies in relation to the level of services we provide. For example, services that are more comprehensive have a four-to-six month sales cycle.

Our customers' decisions regarding Internet service are often critical to their business, and they frequently require extensive information and education regarding the benefits of our Internet access and data center services. We expect that most of our sales-related expenses will occur before our customers commit to use our services. This places demands on our working capital and exposes us to the risk that we may expend significant marketing resources to pursue customers who ultimately choose not to use our services. Although we intend to significantly increase our sales and marketing expenditures to attract new customers, we expect that the sales cycle for new customers who desire more than basic Internet access will continue to be lengthy.

ANY FAILURE BY US TO PROTECT OUR PROPRIETARY TECHNOLOGY AND OTHER PROPRIETARY RIGHTS COULD RESULT IN THE LOSS OF OUR RIGHTS, LOSS OF BUSINESS OR INCREASED COSTS.

     One important element of our success and competitive ability is our technology and our technological expertise. We rely on a combination of copyright, trademark and trade secret laws and contractual restrictions to establish and protect proprietary rights in our services. We have no patented technology that would preclude or inhibit competitors from entering our market. To limit access to and disclosure of our proprietary information, we enter into confidentiality agreements with our employees and consultants, and, if possible, nondisclosure agreements with appropriate suppliers and customers. These contractual arrangements and any other steps we take to protect our intellectual property may not prevent misappropriation of our technology or deter others from developing similar technologies. In addition, the laws of some foreign countries may not protect our services or intellectual property rights to the same extent as do the laws of the United States.

     To date, we have not been notified that our services infringe the proprietary rights of others, but others may claim that we infringe their proprietary rights in current or future products or services. We expect that participants in our markets will be increasingly subject to infringement claims as the number of competitors in our industry grows. An infringement claim against us could result in a loss of our proprietary rights and, whether meritorious or not, could be time-consuming, result in costly litigation, or require us to pay damages or to enter into royalty or licensing agreements on terms that are unfavorable to us. Acceptable royalty or licensing agreements might not be available to us. As a result, any infringement claim could seriously harm our business.

IF WE FAIL TO PROTECT OUR COMSTAR SERVICE MARKS, IT COULD WEAKEN THE VALUE OF THE COMSTAR.NET NAME AND RESULT IN OUR LOSS OF CUSTOMERS TO COMPETITORS.

     We believe we have begun to build awareness of the comstar.net brand in our markets, and we intend to use part of the net proceeds from this offering to further increase market awareness of the comstar.net name. However, several other companies use the mark "Comstar" and similar terms for their company names and various products, services, and brands. Some of these companies have obtained trademark registrations from the United States Patent and Trademark Office to protect their use of the mark "Comstar" and similar terms. We have recently filed applications with the United States Patent and Trademark Office to obtain federal trademark registration of the following marks: comstar.net, inc., together with our design logo; Comstar Internet Services, Inc., and the related design; and Comstar Internet & Wireless, Inc., and the related design. In addition, our wholly owned subsidiary, Comstar Telecom & Wireless, Inc., filed an application with the United States Patent and Trademark Office to obtain federal trademark registration of the mark Comstar Telecom & Wireless, Inc.

     The United States Patent and Trademark Office has now examined our application to register the mark Comstar Internet Services, Inc. and the related design and our application to register the mark Comstar Internet & Wireless, Inc. and the related design. Registration of both marks has been refused on the ground that the marks, when used on or in connection with the identified services, so resemble a currently registered mark for COMSTAR as to be likely to cause confusion, to cause mistake or to deceive. Registration has also been provisionally refused in view of a pending application to register a mark that includes the term COMSTAR owned by a different party. We disagree with the findings of the examining attorney and are taking steps to vigorously contest the rejection and pursue the registrations.

     The Patent and Trademark Office has not yet responded to our application for the comstar.net mark or our subsidiary's application for the Comstar Telecom & Wireless, Inc. mark. If the Patent and Trademark Office issues final rejections of that application or our other applications discussed above, we will likely experience greater expense and difficulty in protecting our trademarks. We may also be unable to stop others from using similar marks in connection with competing goods or services. If that happens, our customers, suppliers and others in our industry could confuse us and our products and services for another person or company and its products and services. This could weaken the value of the comstar.net name and result in our loss of business to competitors, which could have a material adverse effect on our business and financial condition.

WE COULD BE CHARGED WITH TRADEMARK INFRINGEMENT AND INCUR SIGNIFICANT COSTS IN CONTESTING THESE CHARGES AND FOR ANY RELATED LIABILITY.

     Other companies that use or have registrations for the mark "Comstar" or terms similar to "Comstar" for various products and services, or for their company or brand name, could claim that we are infringing their federal or state trademark rights by our use of the mark "comstar.net" or its derivations. An infringement claim of that nature, whether meritorious or not, could be time consuming and result in costly litigation. In addition, it could result in our loss of the right to use the mark "comstar.net" and its derivations, including losing the right to use them:

     - in our corporate name,

     - as part of the services we offer, and

     - as part of our URL, or our address on the Web, which is currently www.comstar.net.

     Litigation or settlement of an infringement claim could also require us to pay damages or enter into royalty or licensing agreements on terms that are unfavorable to us. If we are unable to use the mark "comstar.net" and its derivations, we will be required to adopt a new company and brand name, and market our services under a new name. To do so, we will be required to incur significant costs. Any of these events could have a material and adverse effect on our business and financial condition.

POTENTIAL YEAR 2000 PROBLEMS MAY CAUSE US TO LOSE CUSTOMERS AND SUBJECT US TO SIGNIFICANT LIABILITIES AND COSTS.

     The risks posed by year 2000 issues could adversely affect our business in a number of significant ways. We note in particular that the information technology systems we depend on may not be year 2000 compliant by the end of 1999. These systems include:

     - our own critical information technology and non-information technology systems,

     - the systems of suppliers on which we rely, including the ISPs that provide our link to the Internet, and

     - the systems of our customers, particularly those who maintain their Internet operations on UNIX-based servers that may be particularly affected by year 2000 complications.

Further, our costs and liabilities related to year 2000 issues may be significant, and we may become involved in litigation related to year 2000 issues.

     If year 2000 problems cause the failure of any of our systems, the systems of our suppliers on which we rely, or the servers or other internal systems of our customers, we could lose customers, suffer significant disruptions in our business, lose revenues, and incur substantial liabilities and expenses. In addition, the Internet could face serious disruptions arising from year 2000 issues, which generally may have an adverse impact on traffic and commerce on the Internet.

     Even if year 2000 problems do not cause any of these failures or disruptions, if our suppliers, current or prospective customers or others expect that these failures or disruptions will occur, during the fourth quarter of 1999 it could:

     - cause potential customers to delay purchases from us until the year 2000,

     - reduce the growth of the Internet and electronic commerce,

     - hamper existing Internet activity and electronic commerce, and

     - reduce the demand for our services.

If this happens, it could materially and adversely affect our business, particularly our results of operations. For more information about how year 2000 issues affect us, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000 Compliance."

IF WE SUCCEED IN OUR GOAL OF BECOMING A COMPETITIVE LOCAL EXCHANGE CARRIER, WE COULD BE SUBJECT TO NUMEROUS ADDITIONAL RISKS.

     One of our goals is to become licensed as a competitive local exchange carrier, or CLEC, within the state of Georgia and in other states in which we operate. A CLEC provides local access lines as well as long-distance or other telecommunications services. The approval process for becoming a CLEC can be costly and lengthy, and obtaining this approval will divert important management and capital resources from our business. We have not yet begun the approval process for becoming a CLEC in any state in which we operate. We may be unable to obtain approval as a CLEC, if and when we seek such approval, in some or all of the states in which we operate.

     None of our current management team has any experience in managing a CLEC, and we may have to retain senior management with that experience to successfully capitalize on being authorized as a CLEC. We cannot assure you that we will be able to locate and hire appropriate management personnel on terms we find to be reasonable or at all.

     Even if we do obtain approval to operate as a CLEC, we cannot assure you that we will be a successful competitor in the industry. Numerous companies, some of which are our competitors in our current business, already have obtained this approval and have invested significant resources to build their access lines, hire and train personnel, develop their services and obtain customers. We may not be able to fund the substantial capital and other costs that may be required to operate as a CLEC. In addition, to operate successfully as a CLEC, we will need to enter into interconnection agreements with incumbent local exchange carriers, such as BellSouth. These agreements permit carriers to exchange telecommunications traffic. We may experience difficulties in entering into these agreements on terms that are acceptable to us and in enforcing these agreements.

     If we attain CLEC status and conduct business as a CLEC, the telecommunications services that we provide will be subject to significant regulation at the federal, state and local levels. We may experience delays in receiving required regulatory approvals or onerous conditions imposed on these approvals.

     Recent federal laws and regulations governing the United States telecommunications industry remains subject to judicial review and rule-making by the Federal Communications Commission. As a result, we cannot predict the effect these laws and regulations will have on our future operations or results. Federal, state and local authorities have initiated many regulatory actions regarding important items that impact CLECs. Changes in current or future regulations adopted by federal, state or local regulators, or other legislative or judicial initiatives relating to the telecommunications industry, could have a material adverse effect on us if we become a CLEC.

     If we attain CLEC status, we will be required to publicly file our tariffs with governmental authorities. These tariffs describe the prices we will charge our customers for telecommunications services and the terms and conditions for some intrastate, interstate and international telecommunications services. If governmental regulators or others challenge these tariffs, we could incur substantial legal and administrative expenses.

     We also may be subject to requirements in some states to obtain prior approval for, or notify the state commission of, any transfers of our voting securities, sales of our assets, corporate reorganizations involving us, issuances of our stock or debt instruments and similar transactions involving us.

MEMBERS OF MANAGEMENT MAY DERIVE BENEFITS FROM OTHER COMPANIES WITH WHICH WE DO BUSINESS OR IN WHICH WE OWN A SUBSTANTIAL MINORITY INTEREST.

     Dr. Samuel F. Dayton, our Chairman of the Board, and James L. Bruce, Jr., one of our directors, are substantial shareholders of both comstar.net and db Telecom Technologies, Inc. Dr. Dayton and Mr. Bruce are also officers and directors of db Telecom Technologies. Because db Telecom Technologies has in the past and is expected in the future to perform services for us and engage in other transactions with us, conflicts of interest may arise in connection with those transactions. For example, we expect that from time to time we will retain db Telecom Technologies to perform work for us as a subcontractor on communications projects.

     In addition, we own 25% of the outstanding common stock of nschool Communication Systems, Inc., a company involved in developing and licensing software to link educators, parents and students. We also have a bilateral license agreement with nschool governing our rights and the rights of nschool relating to software we developed for nschool. Dr. Samuel F. Dayton, our Chairman of the Board, is the chairman of the board of directors of nschool. As a result, conflicts of interest may arise in connection with any transaction between nschool and us.


     We have a policy that requires any material transaction with our officers, directors, or principal shareholders, or their affiliates, to be on terms no less favorable to us than we reasonably could have obtained in arm's-length transactions with independent parties. We believe that all current relationships between either db Telecom Technologies or nschool on one hand and comstar.net on the other hand comply with this policy and all future relationships will be made subject to and must comply with this policy. Nevertheless, transactions between us and db Telecom Technologies or nschool that are approved under our policy could result in substantial benefits to Dr. Dayton and/or Mr. Bruce because they own db Telecom, and substantial benefits to Dr. Dayton because he is the Chairman of the Board of nschool.

OUR EXISTING SHAREHOLDERS WILL CONTROL SHAREHOLDER ACTIONS AFTER THIS OFFERING, AND THEY MAY VOTE THEIR SHARES IN WAYS WITH WHICH YOU DISAGREE.


     When this offering is closed, our present executive officers, directors and current holders of more than 5% of the common stock will, in the aggregate, beneficially own approximately 87.2% of our outstanding common stock. As a result, these shareholders, voting together, will have the ability to control all matters submitted to our shareholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. This concentration of ownership may have the effect of delaying or preventing a change in control of comstar.net or of impeding or discouraging a merger, consolidation, takeover or other business combination involving comstar.net.


RISKS RELATED TO OUR INDUSTRY

IF OUR TARGET MARKET DOES NOT INCREASE ITS USE OF THE INTERNET, WE WILL BE UNABLE TO CONTINUE OUR GROWTH.

     The increased use of the Internet for retrieving, sharing and transferring information among businesses, consumers, suppliers and partners has only recently begun to develop, and our success depends upon the continued growth of the Internet. The Internet will grow only if those enterprises that have relied upon more traditional means of commerce and communications accept the Internet as a new medium of communicating, conducting business and exchanging information. Despite growing interest in the commercial uses of the Internet, many businesses have not purchased Internet services for a number of reasons, including:

     - inadequate protection of confidential information moving across the Internet,

     - inconsistent quality of service,

     - inability to integrate business applications on the Internet,

     - incompatibility between the products of multiple vendors, and

     - lack of availability of cost-effective, high-speed services.

     Future demand and market acceptance of the Internet may not develop. If the Internet as a commercial or business medium fails to develop or develops more slowly than expected, we will be unable to continue our growth or we may grow more slowly than anticipated.

OUR SUCCESS DEPENDS ON THE CONTINUED DEVELOPMENT AND RELIABILITY OF THE INTERNET INFRASTRUCTURE.

     The recent growth of the Internet has caused periods of diminished performance, requiring entities with links to the Internet to periodically upgrade the links and components that form the infrastructure of the Internet to alleviate congestion. Because the Internet access we provide is limited by the speed and reliability of the networks of others, including the ISPs that provide our connection to the Internet, the public perception of our services could be undermined by any publicized or perceived downturn in the performance of the Internet as a whole. Consequently, the emergence and growth of the market for our services depends on improvements being made to the entire Internet infrastructure to alleviate congestion.

THE TECHNOLOGY USED IN OUR INDUSTRY IS RAPIDLY CHANGING, AND OUR BUSINESS MAY SUFFER IF WE DO NOT ADAPT TO THE CHANGING STANDARDS.

     Our future success will depend, in part, on our ability to offer services that:

     - incorporate leading technology,

     - address the increasingly sophisticated and varied needs of our current and prospective customers, and

     - respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis.

     We may not be able to incorporate future technological advances into our business on a cost-effective and timely basis or at all. Moreover, technological advances may encourage our current or future customers to rely on in-house personnel and equipment to provide the services we currently provide, which would reduce those customers' need for our services. In addition, we may require substantial expenditures and lead-time to keep pace and ensure compatibility with technological advances in our industry.

     We believe that our future success also depends upon the continued ability of our services to work with the products, services and other technologies offered by various vendors. New products may not be compatible with our network and services or adequately address the changing needs of our customers. In addition, industry standards may not be established, or we may not be able to conform to new standards in a timely fashion to remain competitive. Our failure to conform to prevailing technology standards, or the failure of common technology standards to emerge, could limit our ability to compete and adversely affect our business. In addition, the products, services or technologies developed by others may make our services less competitive or obsolete.

OUR INDUSTRY IS VERY COMPETITIVE, AND MANY OF OUR COMPETITORS HAVE GREATER RESOURCES THAN WE DO.

     The Internet services and technologies industries are highly competitive. The tremendous growth and potential size of the market for Internet services has attracted many new start-ups as well as existing businesses. It is relatively easy for new entities to enter the industry, and we expect that competition will continue to grow as use of the Internet increases. We may not have the resources or expertise to compete successfully with existing or new competitors, which include:

     - national, regional and local ISPs, including the ISPs that provide our connection to the Internet,

     - national and regional long distance and local exchange telecommunications carriers,

     - cable operators and their affiliates,

     - providers of co-location and other data center services, and

     - wireless and satellite ISPs.

     When compared to us, many of our competitors have substantially greater financial, technical, marketing and personnel resources; a broader range of services; larger customer bases; more extensive networks and facilities; longer operating histories; greater name recognition and market presence; and more established business relationships in the industry. As a result, some of our competitors may be better able than we are to:

     - develop and expand their network infrastructures and service offerings,

     - adapt to new or emerging technologies and changes in customer requirements,

     - take advantage of acquisitions and other opportunities,

     - devote resources to the marketing and sale of their services, and

     - adopt aggressive pricing policies.

     Many cable television operators and other alternative service providers, such as companies utilizing wireless and satellite-based service technologies, have begun offering, or have announced their plans to offer, Internet access and related services. In particular, cable television operators have sought to take advantage of their existing cable infrastructure to offer Internet access services. They could prevent us from delivering Internet access through their wire and cable connections, and are not currently required to permit us to use their facilities. We expect to experience increased competition from these cable operators and other alternative service providers.

     Advances in technology, as well as changes in the marketplace and the regulatory environment, are constantly occurring, and we cannot predict the effect that ongoing or future developments may have on us or on the pricing of our services. For example, telecommunications companies, including incumbent local exchange carriers and competitive local exchange carriers, have increasingly begun to enter the Internet access market. To address the Internet access requirements of the current business customers of long distance and local carriers, many carriers are integrating horizontally through acquisitions of or joint ventures with ISPs, or by wholesale purchase of Internet access from ISPs.

     With these pressures, we may not be able to remain competitive with the prices of our competitors or with their mix of services. In particular, intense price competition could significantly reduce our operating margins and adversely affect our operating results. Any failure by us to compete effectively could significantly harm our business.

THE MARKET FOR OUTSOURCED INTERNET SOLUTIONS IS UNCERTAIN, AND THE FAILURE OF THIS MARKET TO DEVELOP AS WE ANTICIPATE COULD PREVENT OUR GROWTH.

     Although we believe that the desire of middle market businesses to outsource their Internet systems and technologies is still growing, future growth is uncertain. We cannot guarantee that the outsourced Internet solutions market will ultimately prove to be viable or, if it becomes viable, that it will grow. The market for our services may not develop as we anticipate, and our potential customers may not continue to use the Internet for commerce and communication. To succeed, we must differentiate ourselves from our competition through service offerings. If we incur increased costs or experience delays in the development and introduction of new services or enhancements of our existing services, we may not achieve market acceptance of our services. If our market develops more slowly than we expect, or if our services do not achieve market acceptance, we may not achieve our growth plans or develop our business.

OUR INDUSTRY MAY BECOME SUBJECT TO GOVERNMENTAL REGULATION AND OTHER LEGAL UNCERTAINTIES THAT COULD INCREASE OUR COSTS, RESULT IN DELAYS AND DECREASE THE DEMAND FOR OUR SERVICES.

     We are not currently subject to direct federal, state or local government regulation as a result of the Internet services we provide, other than regulations applicable to businesses generally. Currently, only a small body of laws and regulations directly apply to access to or commerce on the Internet. Due to the increasing popularity and use of the Internet, however, laws and regulations may be adopted at the federal, state and local levels. We cannot predict what regulations may be adopted in the future or to what extent existing laws and regulations may be altered in response to use of the Internet and the convergence of traditional telecommunications services with Internet communications. The adoption of new laws or regulations governing the Internet or changes made to existing laws might decrease the growth of the Internet. This would likely decrease the demand for our services or increase the cost of doing business. Any new laws or regulations or changes to existing laws or regulations could also subject us and/or our customers to potential liability, which in turn could have a material adverse effect on our business.

     In addition, any one of the numerous states where we provide Internet services or where we facilitate sales by our customers to end users may require us to qualify to do business as a foreign corporation in the state. We are qualified to do business in only a limited number of states, and our failure to qualify as a foreign corporation in a jurisdiction where we are required to qualify could subject us to taxes and penalties for failing to qualify, including the inability to enforce contracts in the jurisdictions. The application of the laws or regulations of jurisdictions whose laws do not currently apply to our business could adversely affect our business.

WE MAY BE LIABLE FOR THE MATERIAL OUR CUSTOMERS DISTRIBUTE OVER THE INTERNET.

     The law relating to the liability of ISPs for information carried on or disseminated through their networks is currently unsettled. We may become subject to legal claims relating to the content in the Web sites we host. For example, lawsuits may be brought against us claiming that material inappropriate for viewing by young children can be accessed from Web sites we host. Other potential claims include defamation, invasion of privacy and copyright infringement. Providers of Internet services have been sued in the past, sometimes successfully, based on the content of material available on their networks or through their services. Our business could suffer if we have to take costly measures to reduce our exposure to these risks or if we incur liability for, or are required to defend ourselves against, those types of claims.

RISKS RELATED TO THE OFFERING

THERE IS NO PUBLIC MARKET FOR ANY OF THE SECURITIES WE ARE OFFERING.


     No public market exists for our units, notes, warrants or common stock. We cannot guarantee that a public market for any of these securities will ever exist or that investors will be able to sell their units, convertible notes, warrants or the shares of common stock into which the notes are convertible or for which the warrants may be exercised.


THE VALUE OF OUR INVESTMENT UNITS AND OUR COMMON STOCK PRICE MAY BE VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INDIVIDUAL INVESTORS.

     The value of the investment units and the underlying common stock may fluctuate significantly in response to the following and other factors, some of which are beyond our control:

     - variations in quarterly operating results,

     - announcements of significant contracts, technological innovations or new services by us or our competitors, and

     - the operating and stock price performance of other companies in our industry.

Because our business is Internet-related, the value of the investment units and our common stock could fluctuate widely if the market price of equity securities of other Internet-related companies becomes volatile.

OUR MANAGEMENT HAS BROAD DISCRETION OVER THE USE OF PROCEEDS FROM THIS OFFERING AND MAY FAIL TO USE THEM EFFECTIVELY TO GROW OUR BUSINESS.

     The net proceeds of this offering are estimated to be between approximately $3,529,000 and approximately $4,469,000. We have allocated approximately $1.2 million of this amount for the repayment of debt, including accrued interest, to various lenders. Our board of directors and management will have significant flexibility in applying the remaining net proceeds of this offering, and they may use these funds for purposes you may think are unwise. Our failure to apply these funds effectively could impede our ability to grow our business.

OUR ARTICLES OF INCORPORATION AND BYLAWS MAY DISCOURAGE CHANGE IN CONTROL TRANSACTIONS.

     Our articles of incorporation and bylaws contain provisions that may make it more difficult for others to acquire control of comstar.net, even if the change in control would be beneficial to our shareholders. If these provisions discourage any proposed change in control that could be beneficial to shareholders, our stock price could decline significantly.

                                USE OF PROCEEDS

     The minimum net proceeds we will receive from the sale of investment units in this offering will be approximately $3,529,000. The maximum net proceeds we will receive from the sale of investment units in this offering will be approximately $4,469,000. We intend to spend all of the net proceeds of this offering for working capital and to repay outstanding debt and accrued interest of approximately $1.2 million. The terms of the debt to be repaid are as follows:


                                                  PRINCIPAL   MATURITY      ANNUAL
LENDER                                             AMOUNT       DATE     INTEREST RATE
------                                            ---------   --------   -------------
Premier Bank....................................  $100,100     1/15/00    prime + 1%
Premier Bank....................................   700,000     1/15/00    prime + 1%
Dr. Samuel F. Dayton............................   140,000     1/15/00*          10%
Dr. Samuel F. Dayton and James L. Bruce, Jr.....   283,985     1/27/00         8.75%


* or the closing of this offering, if earlier.

     We will pay the $283,985 we currently owe to Dr. Dayton and Mr. Bruce, together with accrued interest, directly to The First National Bank of Commerce, their lender. This payment will satisfy the remaining balance of the $383,985 that Dr. Dayton and Mr. Bruce borrowed from First National on our behalf, which they loaned to us to fund our purchase of Athens' ISP, Inc. in July 1998. Dr. Dayton loaned us $140,000 in November 1999 on a short-term basis to fund working capital.

     Pending application of the net proceeds described above, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

                                DIVIDEND POLICY

     We have never paid any cash dividends on our common stock, and we currently anticipate that we will retain all future earnings for use in our business. Additionally, the terms of the notes we are offering prohibit us from paying any cash dividends.

                                 CAPITALIZATION


     The following table describes our capitalization at September 30, 1999 on a historical basis and as adjusted to give effect to our sale of the minimum $4,000,000 in investment units and the maximum $5,000,000 in investment units offered in this offering and the application of the estimated net proceeds from the offering, as well as the anticipated two-for-one stock split, the anticipated issuance of a total of 1,276,658 shares of common stock to purchasers in our private placement of shares completed in June 1999, and the anticipated issuance of 780,075 shares of common stock to related parties in exchange for their forgiveness of indebtedness (762,982 shares as of September 30, 1999). The information in the table does not include 1,736,250 shares of common stock that may be issued under outstanding options at September 30, 1999 at an exercise price of $5.71 per share. You should read this table along with our financial statements and related notes, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial data appearing elsewhere in this prospectus.



                                                   SEPTEMBER 30, 1999
                                        -----------------------------------------
                                                      AS ADJUSTED     AS ADJUSTED
                                          ACTUAL      -- MINIMUM      -- MAXIMUM
                                        -----------   -----------     -----------
Long-term debt, including current
  maturities(1).......................  $ 1,972,822   $ 2,610,842     $3,263,552
Obligations under capital leases,
  including current portion...........       45,733        45,733         45,733
Shareholders' deficit:
  Preferred stock, no par value:
     5,000,000 shares authorized, none
       issued and outstanding.........           --            --
  Common stock, no par value:
     50,000,000 shares authorized;
       5,185,893 shares issued and
       outstanding (actual),
       12,411,426 shares issued and
       outstanding (as adjusted)(2)...    2,122,744     3,106,991      3,106,991
Additional paid in capital(1).........    3,522,412     4,911,570      5,258,860
Deferred compensation.................     (117,017)     (117,017)      (117,017)
Accumulated deficit...................   (6,201,832)   (6,201,832)    (6,201,832)
                                        -----------   -----------     ----------
       Total shareholders' (deficit)
          equity......................     (673,693)    1,699,712      2,047,002
                                        -----------   -----------     ----------
                                        $ 1,344,862   $ 4,356,287     $5,356,287
                                        ===========   ===========     ==========



(1) Of the $4,000,000 minimum and $5,000,000 maximum gross proceeds of the investment units we are offering, we have allocated $2,610,842 and $3,263,552, respectively, to the initial value of the notes and $1,389,158 and $1,736,448, respectively, to additional paid in capital to reflect the estimated value of the warrants. We cannot assure you that the value allocated to the warrants reflects the price at which the warrants may actually be exercised.


(2) Excludes the 1,085,280 (minimum) and 1,356,600 (maximum) shares of common stock issuable upon the exercise of the warrants.

                            SELECTED FINANCIAL DATA

     The following selected financial data of comstar.net for the period from inception, March 5, 1996, to December 31, 1996, and for the years ended December 31, 1997 and 1998 and as of December 31, 1997 and 1998 are derived from our audited financial statements. The selected statement of operations data for the nine month periods ended September 30, 1998 and 1999 and the selected balance sheet data as of December 31, 1996 and September 30, 1999 are derived from our unaudited financial statements which, in the opinion of management, include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the information provided in them. The results of operations for the nine months ended September 30, 1999 are not necessarily indicative of the results for a full year. You should read the following data along with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes included elsewhere in this prospectus.


     During the nine months ended September 30, 1999 we incurred compensation expense of approximately $3.4 million as a result of options we granted to purchase our common stock. Without giving effect to this compensation expense, for the nine months ended September 30, 1999, operating loss would have been $1,156,999, net loss would have been $1,373,343, net loss per share (basic and diluted) would have been $(.27), and total shareholders' deficit would have been $(673,693). For an explanation of the determination of the number of shares used to compute basic and diluted net loss per share and weighted average shares outstanding, see note 2 of the notes to our financial statements. The balance sheet data "as adjusted" as of September 30, 1999 reflect our sale of the minimum $4,000,000 in investment units and the maximum $5,000,000 in investment units, respectively, and our receipt and application of the estimated net proceeds as described in "Use of Proceeds." Our historical financial information has not been restated for the anticipated two-for-one stock split expected to be effected immediately before the closing of this offering.



                                     PERIOD FROM
                                      INCEPTION
                                   (MARCH 5, 1996)           YEAR ENDED                NINE MONTHS
                                   TO DECEMBER 31,          DECEMBER 31,           ENDED SEPTEMBER 30,
                                   ----------------   ------------------------   ------------------------
                                         1996            1997         1998          1998         1999
                                   ----------------   ----------   -----------   ----------   -----------
STATEMENT OF OPERATIONS DATA:
Revenues:
  Internet access................     $   29,579      $  399,167   $ 1,334,053   $  925,005   $ 1,441,132
  Data center services...........         33,048         205,171       417,112      269,167       420,814
  Circuit rebill.................            276          44,459       255,230      164,888       361,594
  Other..........................          2,495          26,772       135,950      104,991        64,533
                                      ----------      ----------   -----------   ----------   -----------
Total............................         65,398         675,569     2,142,345    1,464,051     2,288,073
                                      ----------      ----------   -----------   ----------   -----------
COSTS AND EXPENSES:
  Cost of network services.......         73,963         528,835     1,235,862      819,440     1,461,932
  Salaries and wages.............        150,448         370,145       521,570      403,030       958,010
  General and administrative.....         67,259         131,767       379,036      210,398       615,922
  Rent...........................         21,792          33,152       106,417       70,540        87,659
  Management fees................          8,000          42,000        60,000       45,000        30,000
  Depreciation and
    amortization.................         11,622          57,255       284,598      152,654       291,549
  Stock compensation expense.....             --              --            --           --     3,405,395
                                      ----------      ----------   -----------   ----------   -----------
OPERATING LOSS...................       (267,686)       (487,585)     (445,138)    (237,011)   (4,562,394)
                                      ----------      ----------   -----------   ----------   -----------
OTHER INCOME (EXPENSE):
  Interest expense...............        (10,434)        (66,201)     (150,605)    (113,775)     (146,046)
  Other income (loss)............             --           6,542        (1,987)      (6,346)       12,446
  Equity in net loss of
    investee.....................             --              --            --           --       (82,744)
                                      ==========      ==========   ===========   ==========   ===========
NET LOSS.........................     $ (278,120)     $ (547,244)  $  (597,730)  $ (357,132)  $(4,778,738)
                                      ==========      ==========   ===========   ==========   ===========

                                     PERIOD FROM
                                      INCEPTION
                                   (MARCH 5, 1996)           YEAR ENDED                NINE MONTHS
                                   TO DECEMBER 31,          DECEMBER 31,           ENDED SEPTEMBER 30,
                                   ----------------   ------------------------   ------------------------
                                         1996            1997         1998          1998         1999
                                   ----------------   ----------   -----------   ----------   -----------
PER SHARE DATA:
NET LOSS PER SHARE (BASIC AND
  DILUTED).......................     $     (.06)     $     (.11)  $      (.12)  $     (.07)  $      (.93)
                                      ==========      ==========   ===========   ==========   ===========
WEIGHTED AVERAGE SHARES
  OUTSTANDING....................      5,000,000       5,000,000     5,002,866    5,000,000     5,117,109
                                      ==========      ==========   ===========   ==========   ===========
OTHER FINANCIAL DATA:
  Purchases of property and
    equipment, net...............     $ (120,442)     $ (263,858)  $  (414,329)  $ (456,826)  $  (304,778)
  Net cash used in operating
    activities...................       (202,080)       (402,451)     (210,355)    (121,240)   (1,185,399)
  Net cash used in investing
    activities...................       (120,442)       (349,196)   (1,010,909)    (919,460)     (304,778)
  Net cash provided by financing
    activities...................        328,924         799,921     1,450,209      986,024     1,562,245
  EBITDA (1).....................       (256,064)       (423,788)     (162,527)     (90,703)   (4,341,143)
  Insufficient earnings to cover
    fixed charges................        278,120         547,244       597,730      357,132     4,695,994


                                                                          AS OF SEPTEMBER 30, 1999
                                     AS OF DECEMBER 31,            ---------------------------------------
                            ------------------------------------                 AS ADJUSTED   AS ADJUSTED
                              1996         1997         1998         ACTUAL      -- MINIMUM    -- MAXIMUM
                            ---------   ----------   -----------   -----------   -----------   -----------
BALANCE SHEET DATA:
Cash and cash
  equivalents.............  $   6,402   $   54,676   $   283,621   $   355,689   $2,800,604    $3,740,604
Working capital
  (deficit)...............   (379,483)    (883,047)   (2,174,370)   (1,711,409)     190,996       478,286
Total assets..............    123,965      529,519     1,649,847     2,358,037    4,802,952     5,742,952
Total debt, including
  current maturities......    328,924    1,128,845     2,214,232     2,018,555    2,656,575     3,309,285
Total shareholders'
  (deficit) equity........   (278,120)    (825,364)   (1,058,272)     (673,693)   1,699,712     2,047,002


---------------

(1) EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. EBITDA is provided because it is a measure commonly used in the industry. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flow as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures for other companies.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

     You should read the following discussion in conjunction with our financial statements and related notes and other financial information appearing elsewhere in this prospectus. This discussion contains forward-looking statements relating to our future financial performance, business strategy, financing plans and other future events that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of many known and unknown factors, including those factors described in "Risk Factors" and elsewhere in this prospectus.

OVERVIEW

     We are a rapidly growing ISP that targets middle market businesses, educational institutions and governmental organizations. Our primary services include Internet access, co-location services and managed application hosting services.

     We began operations in June 1996. From inception through December 31, 1996, we had total revenues of $65,398. During the year ended December 31, 1997, we expanded operations from one to three POPs and purchased the business customer lists and related customer accounts of one Atlanta-based ISP to end the year with revenues totaling $675,569, an approximate ten-fold growth in revenues. During the year ended December 31, 1998, we expanded our Atlanta data center, purchased the business customer lists and related customer accounts of two Atlanta-based ISPs and purchased Athens' ISP, Inc., based in Athens, Georgia. For the year ended December 31, 1998, we had revenues totaling $2,142,345. For the nine months ended September 30, 1999, we had revenues totaling $2,288,073. Our customer base grew as follows during these periods:

                                                 PERIOD FROM
                                                  INCEPTION                        NINE MONTHS
                                               (MARCH 5, 1996)     YEAR ENDED         ENDED
                                               TO DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,
                                               ----------------   -------------   -------------
                                                     1996         1997    1998        1999
                                               ----------------   -----   -----   -------------
Customers at beginning of period.............          0            26     243         474
New customers................................         26           233     297         120
Non-renewing and terminated customers........          0           (16)    (66)        (73)
                                                     ---           ---     ---         ---
Customers at end of period...................         26           243     474         521
                                                     ===           ===     ===         ===


     Since 1997, our rate of growth has declined due to the lack of capital needed to expand our network, market and sell our services and add technical and support staff. The capital we receive from this offering will provide us the means to repay our debt that matures in January 2000 and to fund our operations for the first quarter of 2000. We anticipate seeking additional financing to repay the notes that we are offering by this prospectus and to fund our operations beyond the first quarter of 2000, develop our network, expand our operations into new markets, roll out a new marketing campaign and increase our sales force.


     Although we have experienced significant growth in customers and in revenues, we have experienced operating losses and negative cash flows from operations in each quarterly and annual period since our inception. We expect to continue to incur losses and negative cash flows for the foreseeable future. As of September 30, 1999, we had an accumulated deficit of approximately $6.2 million.

     We derive most of our revenues from Internet access fees and data center services. Our data center services currently include co-location, Web hosting and managed application hosting. We expect revenues derived from our higher-priced services, such as co-location, managed application hosting and leased lines, to increase as a percentage of revenues in the future. For example, monthly T1, fractional T1 and T3 leased line revenues increased by 173.6% for the nine months ended September 30, 1999 over the nine months ended September 30, 1998. We also expect Web hosting revenues to decline as a percentage of revenues in the future.

     We offer a variety of services to our customers. Depending on the complexity of their Internet strategies, our customers subscribe to as few as one service to over 20 services. For the nine months ended September 30, 1999, the average customer subscribed to 2.9 services. Based on revenues during this period, our top three Internet access services were ISDN, T1 and frame relay, and our top two data center services were co-location and Web hosting. For the nine months ended September 30, 1999, the average number of customers using each of these services was 378 for ISDN, 41 for leased lines, 21 for frame relay, 35 for co-location and 114 for Web hosting.

     We generally provide our services under one-year, two-year and three-year contracts. Of the 212 contracts signed during the nine months ended September 30, 1999, 172 were one-year contracts, 37 were two-year contracts and three were three-year contracts. We have experienced a low rate of customer turnover, averaging 1.4% for the year ended December 31, 1997, 1.5% for the year ended December 31, 1998 and 1.7% for the nine months ended September 30, 1999.

     We charge installation fees for the initial setup of Internet access and monthly access fees based on a set amount of bandwidth, with additional incremental fees if the customer orders additional bandwidth. Bandwidth refers to the amount of data that can be moved in a given period. We charge installation fees to recover our cost of installing and setting up each customer for data center services and monthly fees according to the services we provide under our agreement with the customer. We recognize monthly revenues in the period in which the services are provided.

     Our installation fees are non-refundable and are priced close to or less than our cost as an incentive to attract the customer. We do not defer recognition of these fees because we cannot ensure recovery of these costs through future billings. For example, we may lose the customer in the future. By recognizing these fees when they are incurred, we match these revenues with the costs associated with them. We recognize all installation fees in the period in which the service is installed. Installation revenues were 8.5% of total revenues for the year ended December 31, 1997, 6.0% for the year ended December 31, 1998 and 2.7% for the nine months ended September 30, 1999.

     We also receive revenues from circuit rebill charges, which primarily result from the resale to our customers of distance-sensitive circuits that we purchase from local circuit providers such as BellSouth and MCI Worldcom. Circuit rebill charges consist of both one-time fixed fees for circuit installations that connect the customer to the local provider and variable recurring circuit charges. Recurring circuit charges are billed on a monthly basis and vary based upon circuit type, the distance the circuit spans and/or the circuit usage, as well as the term of the contract. The local circuit provider charges us for the installation and recurring charges, and we then rebill those charges to the customer. Our bill to the customer includes an add-on charge to the recurring circuit charges for which the provider bills us.

     We also receive other revenues, consisting primarily of transaction processing fees and miscellaneous hardware sales. Transaction processing fees are revenues generated from our e-commerce software and are recognized based on monthly usage. Hardware sales consist of the resale of some hardware components to our customers. Because hardware sales are one-time sales, the revenues we derive from them may vary significantly from period to period.

     Our most significant expense item is our cost of network services, which consists of data communications costs for upstream access, or our connections to the Internet, and data communications charges for downstream access, or our connections to our customers. Upstream access costs consist primarily of payments to network providers such as UUNET, MCI Worldcom, Sprint, GTE Internetworking and other providers. Our downstream access costs consist primarily of payments to BellSouth and MediaOne. The next most significant expense item is salaries and wages paid to our employees.

     Our other costs and expenses include:

     - selling, general and administrative expenses, including advertising costs, employee benefits, professional fees, insurance, general office expense, recruiting, utilities and equipment rentals incurred in the normal course of business,

     - management fees, consisting of charges from db Telecom Technologies, Inc., an affiliated company that provided us with consulting and management services through June 30, 1999, after which no more management fees will accrue,

     - depreciation and amortization, consisting primarily of the depreciation of our fixed assets, ordinarily over a three to ten-year period, and the amortization of our customer lists, on a customer-by-customer basis, over the lesser of three years or the period the customer uses our services, and

     - interest incurred on our debt.

     We have significantly increased our sales and marketing activities through the expansion of our sales force, increased emphasis on developing reseller and referral channels and increased marketing efforts to build the comstar.net brand. In June 1999, we hired Steven J. Edwards, our Executive Vice President of Sales and Marketing, to design and implement a comprehensive sales and marketing plan. Before his hiring, we had not undertaken significant marketing activities. In the third quarter of 1999, however, we significantly increased our hiring of sales and marketing personnel to a level that we believe will support our sales and marketing efforts for the foreseeable future.

RESULTS OF OPERATIONS

     The following table provides a summary statement of operations, expressed as a percentage of revenues, for the period from inception (March 5, 1996) to December 31, 1996, for the years ended December 31, 1997 and 1998, and for the nine months ended September 30, 1998 and 1999. Operating results for any period are not necessarily indicative of results for any future period.

                           PERIOD FROM
                            INCEPTION
                         (MARCH 5, 1996)          YEAR ENDED                  NINE MONTHS
                         TO DECEMBER 31,         DECEMBER 31,             ENDED SEPTEMBER 30,
                         ---------------    -----------------------    -------------------------
                              1996            1997          1998          1998           1999
                         ---------------    --------     ----------    ----------     ----------
REVENUES:..............      $65,398        $675,569     $2,142,345    $1,464,051     $2,288,073
                             =======        ========     ==========    ==========     ==========
Internet access........         45.2%           59.1%          62.3%         63.2%          63.0%
Data center services...         50.5            30.4           19.5          18.4           18.4
Circuit rebill.........          0.5             6.5           11.9          11.3           15.8
Other..................          3.8             4.0            6.3           7.1            2.8
                             -------        --------     ----------    ----------     ----------
Total..................        100.0%          100.0%         100.0%        100.0%         100.0%
                             =======        ========     ==========    ==========     ==========
COSTS AND EXPENSES:
Cost of network
  services.............        113.1%           78.3%          57.7%         56.0%          63.9%
Salaries and wages.....        230.0            54.8           24.3          27.5           41.9
General and
  administrative.......        102.9            19.5           17.7          14.4           26.9
Rent...................         33.3             4.9            5.0           4.8            3.8
Management fees........         12.2             6.2            2.8           3.1            1.3
Stock compensation
  expense..............          0.0             0.0            0.0           0.0          149.0
Depreciation and
  amortization.........         17.8             8.5           13.3          10.4           12.7
                             -------        --------     ----------    ----------     ----------
OPERATING LOSS.........       (409.3)%         (72.2)%        (20.8)%       (16.2)%       (199.5)%
                             =======        ========     ==========    ==========     ==========
OTHER INCOME (EXPENSE):
Interest expense.......        (16.0)%          (9.8)%         (7.0)%        (7.8)%         (6.4)%
Other income (loss)....          0.0             1.0           (0.1)         (0.4)           0.5
Equity in net loss of
  investee.............          0.0             0.0            0.0           0.0           (3.6)
                             -------        --------     ----------    ----------     ----------
NET LOSS...............       (425.3)%         (81.0)%        (27.9)%       (24.4)%       (209.0)%
                             =======        ========     ==========    ==========     ==========

NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1998

REVENUES

     Total revenues increased 56.3% to $2,288,073 for the nine months ended September 30, 1999 from $1,464,051 for the nine months ended September 30, 1998 due to substantial increases in Internet access revenues, data center services revenues and circuit rebill revenues as described in the following paragraphs. The increase in total revenues is attributable primarily to a larger number of customers and a higher amount of sales per customer. We had 521 customers at September 30, 1999 with an average monthly billing of approximately $516 per customer for the nine months ended September 30, 1999 compared with 436 customers with an average monthly billing of approximately $471 per customer for the nine months ended September 30, 1998. The increase in customers at September 30, 1999 was due primarily to successful marketing efforts and additions to our sales force. The average monthly billing per customer for the nine months ended September 30, 1999 increased by approximately 9.6% over the average monthly billing per customer for the nine months ended September 30, 1998 due to existing customers upgrading their level of service and new customers purchasing our higher-priced data center services. We added SDSL services in May 1999 and managed application server hosting services in June 1999.

     Internet access. Internet access revenues increased to $1,441,132, or 63.0% of total revenues, for the nine months ended September 30, 1999 from $925,005, or 63.2% of total revenues, for the nine months ended September 30, 1998 primarily due to overall increases in the customer base and average billing per customer discussed above, along with new services.

     Data center services. Data center services revenues increased to $420,814, or 18.4% of total revenues, for the nine months ended September 30, 1999 from $269,167, or 18.4% of total revenues, for the nine months ended September 30, 1998 primarily due to the overall increase in the customer base and average billing per customer discussed above. We completed our expansion of the Atlanta data center facilities in April 1998. This expanded facility, which allowed us to offer our data center services to a broader market, was available to us for the entire nine months ended September 30, 1999, compared to only five of the nine months ended September 30, 1998.

     Circuit rebill. Circuit rebill revenues increased to $361,594, or 15.8% of total revenues, for the nine months ended September 30, 1999 from $164,888, or 11.3% of total revenues, for the nine months ended September 30, 1998. This increase is due to new and existing customers purchasing or upgrading to higher-end, more expensive services such as T1 and frame relay.

     Other. Other revenues decreased to $64,533, or 2.8% of total revenues, for the nine months ended September 30, 1999 from $104,991, or 7.1% of total revenues, for the nine months ended September 30, 1998. The decrease is primarily attributable to a $38,433 decrease in revenues from non-recurring hardware resales.

COST AND EXPENSES

     Cost of network services. Cost of network services increased to $1,461,932, or 63.9% of total revenues, for the nine months ended September 30, 1999 from $819,440, or 56.0% of total revenues, for the nine months ended September 30, 1998. The increase in cost of network services is due primarily to the increase in the amount of upstream and downstream access services we purchased to serve our growing customer base. As a percentage of revenues, the cost of network services increased due to our purchase of excess upstream capacity to ensure the availability of bandwidth for network growth.

     Salaries and wages. Salaries and wages increased to $958,010, or 41.9% of total revenues, for the nine months ended September 30, 1999 from $403,030, or 27.5% of total revenues, for the nine months ended September 30, 1998. We had 37 employees, including three new executive officers, as of September 30, 1999 compared to 20 employees at September 30, 1998.

     General and administrative. General and administrative expenses increased to $615,922, or 26.9% of total revenues, for the nine months ended September 30, 1999 from $210,398, or 14.4% of total revenues, for the nine months ended September 30, 1998. The increase in general and administrative expenses is attributed primarily to an increase in advertising costs, employee benefits, professional fees, insurance, general office expenses, recruiting, utilities and bad debt expense. These costs increased as we added senior management and other personnel to plan for future growth.

     Rent. As a percentage of total revenues, rent decreased to 3.8% of total revenues for the nine months ended September 30, 1999 from 4.8% for the nine months ended September 30, 1998. Rent increased to $87,659 for the nine months ended September 30, 1999 from $70,540 for the nine months ended September 30, 1998. The increase in rent is primarily attributable to the addition of the offices in Athens, Georgia in July 1998, Raleigh, North Carolina in February 1999 and Miami, Florida in April 1999.

     Management fees. Management fees decreased to $30,000, or 1.3% of total revenues, for the nine months ended September 30, 1999 from $45,000, or 3.1% of total revenues, for the nine months ended September 30, 1998. As of July 1, 1999, we assumed the management functions provided by db Telecom Technologies, and we expect to incur no further management fees after that date. We expect no material effects on our results of operations as a result of the cancellation of this arrangement. For more information about our relationship with db Telecom Technologies, see "Management -- Compensation Committee Interlocks and Insider Participation."

     Stock compensation expense. We incurred stock compensation expense of $3,405,395 on September 1, 1999 related to stock options that we granted to our two outside directors, to two other directors who are principal shareholders and to db Telecom Technologies employees. See "Management -- Compensation Committee Interlocks and Insider Participation," "-- comstar.net, inc. Amended and Restated 1999 Stock Option and Incentive Plan" and "-- comstar.net, inc. Director Stock Option Plan."

     Depreciation and amortization. Depreciation and amortization increased to $291,549, or 12.7% of total revenues, for the nine months ended September 30, 1999 from $152,654, or 10.4% of total revenues, for the nine months ended September 30, 1998 as we purchased more network equipment to serve our growing customer base and office equipment to serve our growing employee base. Property and equipment totaled $1,154,606 at September 30, 1999, and $838,063 as of September 30, 1998. During the nine months ended September 30, 1998, we purchased Athens' ISP and the business customer lists of two Atlanta-based ISPs, which increased the cost basis of our customer lists by $462,636. Accordingly, we incurred a full nine months of amortization expense on these customer lists during the nine months ended September 30, 1999.

     Interest expense. Net interest expense decreased as a percentage of total revenues to 6.4% for the nine months ended September 30, 1999 from 7.8% of total revenues for the nine months ended September 30, 1998. Interest expense, net of interest income of $15,280, increased to $146,046 for the nine months ended September 30, 1999 from $113,775 for the nine months ended September 30, 1998 due to the additional debt we incurred to fund our capital purchases and working capital needs. Total debt and obligations under capital leases at September 30, 1999 was $2,018,555 compared to $2,095,427 at September 30, 1998.

     Other income (loss). Other income increased to $12,446, or 0.5% of total revenues, for the nine months ended September 30, 1999 from a loss of $6,346, or (0.4%) of total revenues, for the nine months ended September 30, 1998. We recognized a non-recurring loss of $14,111 on the sale of fixed assets during the nine months ended September 30, 1998.

     Equity in net loss of investee. We own 25% of the outstanding equity interests of nschool Communication Systems, Inc. Our share of nschool's net loss was $82,744 for the nine months ended September 30, 1999, which reduced our investment in nschool to $0.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

REVENUES

     Total revenues increased 217.1% to $2,142,345 for the year ended December 31, 1998 from $675,569 for the year ended December 31, 1997 due to substantial increases in Internet access revenues, data center services revenues, circuit rebill revenues and other revenues as described in the following paragraphs. The increase in total revenues is attributable primarily to a larger number of customers, partially offset by a lower amount of sales per customer. We had 474 customers at December 31, 1998 and an average monthly billing of approximately $476 per customer for the year ended December 31, 1998, as compared to 243 customers at December 31, 1997 and an average monthly billing of approximately $518 per customer for the year ended December 31, 1997. The increase in customers at December 31, 1998 was due in part to our purchase of the business customer lists of two ISPs in April 1998 and July 1998 and our purchase of Athens' ISP in July 1998. The average monthly billing per customer for the year ended December 31, 1998 decreased by approximately 8.1% over the average monthly billing for the year ended December 31, 1997 because revenues from lower-priced Internet access services increased at a higher rate than revenues from higher-priced data center services.

     Internet access. Internet access revenues increased to $1,334,053, or 62.3% of total revenues, for the year ended December 31, 1998 from $399,167, or 59.1% of total revenues, for the year ended December 31, 1997 primarily due to the overall increase in the customer base, partially offset by a decrease in the average monthly billing per customer. Internet access revenues increased 234.2% for the year ended December 31, 1998 over the year ended December 31, 1997.

     Data center services. Data center services revenues increased to $417,112, or 19.5% of total revenues, for the year ended December 31, 1998 from $205,171, or 30.4% of total revenues, for the year ended December 31, 1997 primarily due to the overall increase in the customer base, partially offset by a decrease in the average monthly billing per customer. We completed our expansion of the Atlanta data center facilities in April 1998. This expanded facility allowed us to offer our data center services to a broader market. Data center services revenues increased 103.3% for the year ended December 31, 1998 over the year ended December 31, 1997.

     Circuit rebill. Circuit rebill revenues increased to $255,230, or 11.9% of total revenues, for the year ended December 31, 1998 from $44,459, or 6.5% of total revenues, for the year ended December 31, 1997. The increase is due to new and existing customers purchasing or upgrading to higher-end, more expensive services such as T1 and frame relay.

     Other. Other revenues increased to $135,950, or 6.3% of total revenues, for the year ended December 31, 1998 from $26,772, or 4.0% of total revenues, for the year ended December 31, 1997. The increase is primarily due to a $42,846 increase in non-recurring hardware resales and $37,533 in transaction processing fees associated with our e-commerce software. We began offering our e-commerce software for customer use in July 1998.

COSTS AND EXPENSES

     Cost of network services. As a percentage of total revenues, cost of network services decreased to 57.7% for the year ended December 31, 1998 from 78.3% for the year ended December 31, 1997. Cost of network services increased to $1,235,862 for the year ended December 31, 1998 from $528,835 for the year ended December 31, 1997. This increase in cost of network services is due primarily to the increase in the amount of upstream and downstream access we purchased to serve our growing customer base. The decrease as a percentage of revenues is due to increased use of excess upstream capacity resulting from the increase in our customer base.

     Salaries and wages. As a percentage of total revenues, salaries and wages decreased to 24.3% for the year ended December 31, 1998 from 54.8% for the year ended December 31, 1997. Salaries and wages increased to $521,570 for the year ended December 31, 1998 from $370,145 for the year ended December 31, 1997. The increase in salaries and wages is primarily due to the increased workforce needed to serve the expanding customer base. We had 18 employees at December 31, 1998 compared to nine employees at December 31, 1997.

     General and administrative. As a percentage of total revenues, general and administrative expenses decreased to 17.7% for the year ended December 31, 1998 from 19.5% for the year ended December 31, 1997. General and administrative expenses increased to $379,036 for the year ended December 31, 1998 from $131,767 for the year ended December 31, 1997. The increase in general and administrative expenses is primarily attributable to increases in advertising expenditures, additional insurance policies, professional fees, general office equipment and computer supply costs as well as dues for our membership in various industry trade organizations.

     Rent. Rent increased to $106,417, or 5.0% of total revenues, for the year ended December 31, 1998 from $33,152, or 4.9% of total revenues, for the year ended December 31, 1997. This increase in rent is due primarily to additional rent incurred with the expansion of our data center and our assumption of a lease in our acquisition of Athens' ISP.

     Management fees. As a percentage of total revenues, management fees decreased to 2.8% for the year ended December 31, 1998 from 6.2% for the year ended December 31, 1997. Management fees increased to $60,000 for the year ended December 31, 1998 from $42,000 for the year ended December 31, 1997. The increase is directly attributable to an increase in monthly management fees from $2,000 to $5,000 that became effective on July 1, 1997.

     Depreciation and amortization expense. Depreciation and amortization increased to $284,598, or 13.3% of total revenues, for the year ended December 31, 1998 from $57,255, or 8.5% of total revenues, for the year ended December 31, 1997. The increase in depreciation expense is primarily due to an increase in the capitalized costs of property and equipment acquired during the year. The cost basis of property and equipment increased to $849,828 at December 31, 1998 from $384,300 at December 31, 1997. The increase in amortization expense is directly attributed to the amortization of the customer lists and related customer accounts purchased from two other ISPs in April and July 1998 and the amortization of the customer list and related customer accounts acquired with Athens' ISP in 1998. The cost basis of customer lists increased to $547,974 at December 31, 1998 from $85,338 at December 31, 1997.

     Interest expense. As a percentage of total revenues, interest expense decreased to 7.0% for the year ended December 31, 1998 from 9.8% for the year ended December 31, 1997. Interest expense increased to $150,605 for the year ended December 31, 1998 from $66,201 for the year ended December 31, 1997 due to the additional debt we incurred to fund our capital purchases, customer list purchases, the Athens' ISP acquisition, and working capital needs. Total debt and obligations under capital leases at December 31, 1998 was $2,214,232 compared to $1,128,845 at December 31, 1997.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE PERIOD FROM INCEPTION (MARCH 5,
1996) TO DECEMBER 31, 1996

REVENUES

     Total revenues increased 933.0% to $675,569 for the year ended December 31, 1997 from $65,398 for the period from inception to December 31, 1996 due to substantial increases in Internet access revenues, data center services revenues, circuit rebill revenues and other revenues as described in the following paragraphs. The increase in total revenues is primarily attributable to a full twelve months of operations for the year ended December 31, 1997 compared to only seven months of operations for the period from inception to December 31, 1996, as well as a significant increase in the number of customers due to the opening of POPs in Miami, Florida and Raleigh, North Carolina in August 1997 and another POP in Athens, Georgia in September 1997 and the purchase of a customer list in July 1997. Overall, our customer base increased from 26 at December 31, 1996 to 243 at December 31, 1997.

     Internet access. Internet access revenues increased to $399,167, or 59.1% of total revenues, for the year ended December 31, 1997 from $29,579, or 45.2% of total revenues, for the period from inception to December 31, 1996. This increase in access revenues resulted primarily from internal growth, from the opening of the additional POPs and from the acquisition of a customer list referred to above.

     Data center services. Data center services revenues increased to $205,171, or 30.4% of total revenues, for the year ended December 31, 1997 from $33,048, or 50.5% of total revenues, for the period from inception to December 31, 1996. The increase in data center services revenues was attributable to the increase in the customer base for the reasons described above as well as expanded data center service offerings.

     Circuit rebill. Circuit rebill revenues increased to $44,459, or 6.5% of total revenues, for the year ended December 31, 1997 from $276, or 0.5% of total revenues, for the period from inception to December 31, 1996. During the year ended December 31, 1997, we began offering our customers the option of a total access package and consolidated billing to include the local circuit fees, which we previously required our customers to pay directly to the telecommunications carriers.

     Other. Other revenues increased to $26,772, or 4.0% of total revenues, for the year ended December 31, 1997 from $2,495, or 3.8% of total revenues, for the period from inception to December 31, 1996. The increase is due primarily to the increase in revenues from non-recurring hardware resales.

COSTS AND EXPENSES

     Cost of network services. As a percentage of total revenues, cost of network services decreased to 78.3% for the year ended December 31, 1997 from 113.1% for the period from inception to December 31, 1996. Cost of network services increased to $528,835 for the year ended December 31, 1997 from $73,963 for the period from inception to December 31, 1996. This increase in cost of network services is due primarily to the increase in the amount of upstream and downstream access we purchased to serve our growing customer base. The decrease as a percentage of total revenues is due to our increased use of excess upstream capacity resulting from the increase in our customer base.

     Salaries and wages. As a percentage of total revenues, salaries and wages decreased to 54.8% for the year ended December 31, 1997 from 230.0% for the period from inception to December 31, 1996. Salaries and wages increased to $370,145 for the year ended December 31, 1997 from $150,448 for the period from inception to December 31, 1996. We had nine employees at December 31, 1997 compared to seven employees at December 31, 1996.

     General and administrative. As a percentage of total revenues, general and administrative expenses decreased to 19.5% for the year ended December 31, 1997 from 102.9% for the period from inception to December 31, 1996. General and administrative expenses increased to $131,767 for the year ended December 31, 1997 from $67,259 for the period from inception to December 31, 1996. The increase in general and administrative expenses is attributed primarily to an increase in advertising costs, travel and entertainment expenses relating to potential customers and the new POPs in Miami, Raleigh and Athens; equipment and software purchases and installation costs related to the expansion of the data center facilities; and equipment rentals. The decrease as a percentage of revenues is due to the economies of scale realized, as general and administrative costs generally do not fluctuate with increases and decreases in total revenues.

     Rent. As a percentage of total revenues, rent decreased to 4.9% for the year ended December 31, 1997 from 33.3% for the period from inception to December 31, 1996. Rent increased to $33,152 for the year ended December 31, 1997 from $21,792 for the period from inception to December 31, 1996. This increase in rent expense is due primarily to a full twelve months of rent in the year ended December 31, 1997 compared to only seven months for the period from inception to December 31, 1996.

     Management fees. As a percentage of total revenues, management fees decreased to 6.2% for the year ended December 31, 1997 from 12.2% for the period from inception to December 31, 1996. Management fees increased to $42,000 for the year ended December 31, 1997 from $8,000 for the period from inception to December 31, 1996. We paid db Telecom Technologies $2,000 per month from January 1, 1997 through June 30, 1997 and $5,000 per month from July 1, 1997 through December 31, 1997 compared to $1,000 per month for the period from inception to December 31, 1996.

     Depreciation and amortization. As a percentage of total revenues, depreciation and amortization decreased to 8.5% for the year ended December 31, 1997 from 17.8% for the period from inception to December 31, 1996. Depreciation and amortization increased to $57,255 for the year ended December 31, 1997 from $11,622 for the period from inception to December 31, 1996. The increase is due primarily to an increase in capitalized costs of property and equipment acquired during the year ended December 31, 1997. The cost basis of property and equipment increased to $384,300 at December 31, 1997 from $120,442 at December 31, 1996. The increase in amortization expense is directly attributed to the amortization of the customer list and related customer accounts purchased in July 1997. The cost basis of this customer list and related customer accounts was $85,338.

     Interest expense. As a percentage of total revenues, interest expense decreased to 9.8% for the year ended December 31, 1997 from 16.0% for the period from inception to December 31, 1996. Interest expense increased to $66,201 for the year ended December 31, 1997, from $10,434 for the period from inception to December 31, 1996 due to the additional debt we incurred to fund our capital purchases, the purchase of a customer list in July 1997 and working capital needs. Total debt at December 31, 1997 was $1,128,845 compared to $328,925 at December 31, 1996.

LIQUIDITY AND CAPITAL RESOURCES

     Historically, we have funded our operations and capital expenditures primarily through cash flow from operations; borrowings from banks, shareholders and db Telecom Technologies; capital leases; and sales of common stock. At December 31, 1998, we had outstanding debt and accrued interest of $2,349,733. Our lenders have secured this debt with security interests in our accounts receivable, inventory, and personal property. At September 30, 1999, we had outstanding debt and accrued interest of $2,119,879, as follows:


                                                            PRINCIPAL   MATURITY      ANNUAL
LENDER                                                       AMOUNT       DATE     INTEREST RATE
------                                                      ---------   --------   -------------
Premier Bank..............................................  $100,100     1/15/00    prime + 1%
Premier Bank..............................................   700,000     1/15/00    prime + 1%
Dr. Samuel F. Dayton and James L. Bruce, Jr...............   283,985     1/27/00         8.75%
Dr. Samuel F. Dayton and James L. Bruce, Jr...............   618,549     4/30/00           10%
db Telecom Technologies, Inc..............................   270,188     4/30/00           10%


We used the proceeds of this debt for equipment purchases, the purchase of Athens' ISP and working capital.


     We expect to use a portion of the net offering proceeds to repay $800,100 of the outstanding debt and accrued interest owed to Premier Bank. We will also use a portion of the net offering proceeds to pay the $283,985 and accrued interest that we currently owe to Dr. Dayton and Mr. Bruce directly to The First National Bank of Commerce. This payment will satisfy the remaining balance of the $383,985 borrowed from First National by Dr. Dayton and Mr. Bruce on our behalf, which they loaned to us to fund our purchase of Athens' ISP in July 1998. Additionally, we will use a portion of the net proceeds to repay $140,000 and accrued interest owed to Dr. Dayton under a short-term loan that he extended to us in November 1999. This loan bears interest at 10% per year and matures on the earlier of the closing of this offering or January 15, 2000. In addition, at the closing of this offering, we will issue a total of 543,738 shares of common stock to Dr. Dayton and Mr. Bruce (one half to each) in exchange for their forgiveness of the additional $618,549 and accrued interest that we owe to them, and we will issue 236,337 shares to db Telecom Technologies in exchange for its forgiveness of $270,188 and accrued interest that we owe to it. In addition to the debt described above, we have approximately $46,000 of capital leases that we intend to continue to pay in the ordinary course of business.



     From November 23, 1998 through June 30, 1999, we sold 371,786 shares of our common stock in a private placement at a price of $5.71 per share. We used the $2,122,744 of net proceeds of that private placement for working capital.


     Net cash used by operating activities was $1,185,399 for the nine months ended September 30, 1999, $210,355 for the year ended December 31, 1998, $402,451 for the year ended December 31, 1997 and $202,080 for the period from inception (March 5, 1996) to December 31, 1996. Net cash used in investing activities was $304,778 for the nine months ended September 30, 1999, $1,010,909 for the year ended December 31, 1998, $349,196 for the year ended December 31, 1997 and $120,442 for the period from inception (March 5, 1996) to December 31, 1996. Cash used in investing activities was primarily for the purchase of Athens' ISP in 1998, the purchase of customer lists and related customer accounts from other ISPs in 1998 and 1997, the investment in nschool in 1998 and the purchase of property and equipment in all three years. Financing activities provided cash in the amounts of $1,562,245 for the nine months ended September 30, 1999, $1,450,209 for the year ended December 31, 1998, $799,921 for the year ended December 31, 1997 and $328,924 for the period from inception (March 5, 1996) to December 31, 1996. The primary source of this cash was proceeds from the issuance of long-term debt in each of those three years and the issuance of common stock in the year ended December 31, 1998 and the nine months ended September 30, 1999.


     The net proceeds of this offering, funds currently on hand and funds to be provided by operations will be sufficient to repay the approximately $1.2 million in debt and accrued interest that will become due between the closing of this offering and January 27, 2000 and fund our working capital needs through the first quarter of 2000. The proceeds of this offering will not provide the funds we will need to pursue our long term plans and growth strategies.



     We anticipate seeking additional financing in the near future to repay the notes that we are offering by this prospectus, to fund ongoing capital expenditures and liquidity requirements and to begin to achieve our goal of purchasing and leasing new data centers and POPs. There is no guarantee that we will obtain this financing on acceptable terms or at all or that if we do obtain the financing, it will be adequate to purchase or lease the required data centers and POPs and satisfy our cash requirements.


     In addition, numerous factors, including those described in "Risk Factors," could accelerate our need for additional funding. For example, we intend to grow, in part, through strategic acquisitions, some of which may require significant cash expenditures, but we cannot predict the timing and amount of any acquisitions and expenditures that may occur.

     Our ability to grow will depend not only on acquisitions but also on our ability to expand and improve our Internet operations, the effectiveness of our marketing efforts and our customer support capabilities. In addition, we will need to raise additional capital from equity or debt sources. If we raise additional funds by issuing equity or convertible debt securities, shareholders may experience dilution, and those securities may have rights, preferences or privileges senior to those of our common stock.


     We cannot be sure that we will be able to obtain the additional financing to repay the notes, to satisfy our other cash requirements or to implement our growth strategy on acceptable terms or at all. If we cannot obtain that financing on terms acceptable to us, we may be forced to curtail our planned business expansion and may be unable to fund our ongoing operations.

YEAR 2000 COMPLIANCE

OVERVIEW

     We rely on computer software programs, internal operating systems and telephone and other network communications connections to conduct our business. If any of these programs, systems or network connections are not programmed to recognize and properly process dates after December 31, 1999, significant system failures or errors may result. These matters are commonly referred to as year 2000 issues, and they could have a material adverse effect on both our affected customers and us. Our potential areas of exposure include:

     - information technology, including computers, software and systems that we have developed internally or purchased or licensed from others, such as our billing system and accounts receivable system,

     - non-information technology, including telephone systems and other equipment that we use internally, and

     - external systems, particularly the systems that comprise the Internet and those services that allow us access to the Internet and our customers to access our network.

     If our operational systems are not year 2000 ready on December 31, 1999, we may be unable to provide our services.

STATE OF READINESS

     Our overall plan to achieve year 2000 readiness includes the following phases with respect to our information technology and non-information technology systems:

     - assessment of repair requirements, which includes assessing all systems, significant business processes and connections with others on whom we depend,

     - remediation, which includes updating or modifying systems identified as critical to our efforts to become year 2000 ready,

     - testing of systems which have been altered or replaced as part of our efforts to become year 2000 ready, and

     - contingency planning.

     We have completed our assessment phase, including the determination of whether the system we were reviewing was internally developed, an external system critical to our operations, or a non-critical system or piece of software or hardware. We believe that we have completed all necessary modifications with respect to both our critical and our non-critical systems. We consider any information technology systems to be "critical" if the failure of that system would result in our being unable to provide Internet access or data center services or would prevent us from billing customers. We also have successfully completed the testing phase of our year 2000 plan.

     During the course of our year 2000 plan, we reviewed publicly available disclosures from the other companies who provide hardware and software that comprise our critical information technology systems or who operate external systems on which we rely. Almost all of our outside vendors and providers have indicated that their hardware, software or systems are, or will be, year 2000 ready. Nevertheless, we remain vulnerable to a significant vendor's or provider's inability to remedy its own year 2000 issues. We cannot assure you that the components of our information technology systems provided by others, or the external systems on which we rely, will be year 2000 ready in a timely manner. We have not entered into any material contracts with external contractors to complete our year 2000 plan.

COSTS

     Our costs for assessment, remediation and testing have been minimal to date, and we do not expect to incur any additional costs that are material.

RISKS

     Our failure to correct a material year 2000 problem could result in an interruption in, or a failure of, normal business activities or operations. Presently, however, we believe that our most reasonably likely worst case scenario related to the year 2000 is associated with potential failures of third party services or products we use in our operations or with the other services and products our customers use in their operations.

     We supply Internet related services to our customers and have not tested any other products or systems used in our customers' businesses. If our customers do not successfully address year 2000 issues in their operations, and as a result they experience temporary or permanent interruptions in their businesses, we may lose revenues from these customers. We believe that many businesses, including our customers, are still in the preliminary stages of analyzing their systems for year 2000 issues. We cannot estimate the potential expenses involved or delays that may result from the failure of these customers and third parties to resolve their year 2000 issues in a timely manner. If these expenses, failures or delays do in fact occur, they may have a material adverse effect on our business, financial condition or results and operations.

     In providing Internet access to our customers, we depend upon providers of telecommunications and data services, government agencies, utility companies and other service providers over which we have little or no control. If any of these entities fails to correct its year 2000 issues, our customers may be unable to use the Internet, and our operations would suffer. See "Risk
Factors -- Potential year 2000 problems may cause us to lose customers and subject us to significant liabilities and costs."

CONTINGENCY PLANS

     We have no specific contingency plans for year 2000 failures other than the redundancies already built into our system. For example, we have multiple connections to ISPs, allowing us to route traffic away from any particular provider that may experience problems. We believe if one or more of our providers fail, we will be able to obtain additional connections from either our current providers or new providers. In addition, we have a back-up generator powered by diesel fuel that will provide power for approximately 36-48 hours. Provided we can refuel the generator, we can continue our corporate functions indefinitely. We have a relationship with a local fuel provider from whom we can request fuel if there is a lengthy outage. If most or all of our providers fail, however, we will be unable to furnish our services until our providers are again able to offer services to us. We have no plans to establish a more specific contingency plan in the event of year 2000 disruptions.

     The estimates and conclusions included in this discussion contain forward-looking statements and are based on our management's best estimates of future events. Our expectations about risks, future costs and timely completion of our year 2000 testing may turn out to be incorrect, and any variance from these expectations could cause actual results to differ from this discussion. Factors that could influence risks, amount of future costs and the timing of remediation efforts include our success in identifying and correcting potential year 2000 issues and the ability of others to address their year 2000 issues.

     The statements above related to the ability of our services to operate properly before, on and after January 1, 2000 are "Year 2000 Readiness Disclosures" under the Year 2000 Information and Readiness Disclosure Act of 1998. Those statements are not a guaranty, contract or warranty, and our compliance with that act does not preclude any claims against us based on the federal securities laws.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and presentation of comprehensive income and its components in a full set of general-purpose financial statements. This statement was effective for periods beginning after December 15, 1997. The adoption of SFAS No. 130 did not have an impact on our financial statements.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which establishes standards for the way public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about services, geographic areas and major customers. This statement was effective for financial statements for periods beginning after December 15, 1997. The adoption of SFAS No. 131 did not have a material impact on our financial statements.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction and, if it is, the type of hedge transaction. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133." This statement defers the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000. We believe that the adoption of SFAS No. 133 and SFAS No. 137 will not have a material impact on our financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

     Our interest income and expense is sensitive to changes in the general level of United States interest rates. Changes in United States interest rates affect the interest that we earn on our cash investments as well as the interest that we incur on our debt. Based on our cash equivalents balance and level of debt at September 30, 1999, our exposure to interest rate risk is not material.

     We believe our exposure to market risks is immaterial. We hold no market risk sensitive instruments for trading purposes. At present, we do not employ any derivative financial instruments, other financial instruments or derivative commodity instruments to hedge any market risks, and we do not currently plan to employ them in the future.

                                    BUSINESS

OVERVIEW

     We are a rapidly growing ISP that targets middle market businesses, educational institutions and government organizations. Our primary services include:

     - dedicated Internet access through our highly reliable network, which provides our customers with Internet access that is "always on,"

     - co-location services, in which we provide secure space to house customer-owned Internet equipment, and

     - managed application hosting, in which we provide a server for the customer's exclusive use to install any software application the customer chooses.

     We refer to our co-location services, our managed application hosting services and some of the other services we offer through our data center as data center services. Our managed application hosting services are similar to the services offered by computer service providers, or CSPs, which house, maintain and supply power to their customers' Internet equipment.

     We believe our growth and success in serving our target customer base is the direct result of our competitive strengths, including:

     - a network that permits our customers to bypass congested Internet exchanges and access points and avoid Internet exchange breakdowns, increasing the speed and reliability of our customers' Internet connection,

     - Internet access that we can tailor to meet each customer's needs,

     - knowledgeable and responsive customer support by our network experts,

     - business Internet solutions that allow our customers to outsource a significant portion of their Internet technology and staff, and

     - a senior management team with more than sixty years of combined experience in designing, implementing and managing telecommunications networks.

     We anticipate seeking additional financing in the near future to fund ongoing capital expenditures and liquidity requirements and to begin to pursue our business and growth strategies as explained below. There is no guarantee that we will obtain this financing on acceptable terms or at all or that if we do obtain the financing, it will be adequate to fund our planned strategies.

INDUSTRY BACKGROUND AND OPPORTUNITY

     The Internet was originally conceived as a communications tool to be used by a limited number of researchers and academics. Today, it has escalated into a web of approximately 196 million interconnected users. The Internet has evolved from a static, text-based medium to a graphically rich communications infrastructure. The creation and rapid development of the desktop computer simplified access to the Internet, encouraging consumers to seek information through this new medium. As the breadth of the information expanded, the Internet's applications and users grew as well. Businesses began investigating the potential of the Internet to reach the growing volume of customers on the

Internet. To capture this emerging customer base, businesses needed a presence on the Internet and applications to facilitate electronic commerce.

THE INTERNET INFRASTRUCTURE

     The Internet has emerged as a significant global business communications medium, enabling millions of people to communicate, publish and retrieve information, and conduct business electronically. A multi-tiered system of local, regional and national ISPs has evolved to provide access to the Internet, transport data and, more recently, to provide value-added Internet services. ISPs exchange data in packets generated by their customers through direct or indirect connections with other ISPs. To meet the needs of ISPs to exchange data at centralized points, large ISPs have established a series of central Internet exchanges, which facilitate the transmission of data.

     Despite the relatively centralized nature of these exchange points, data traveling across the Internet often makes multiple connections or "hops" through a variety of local, regional and national ISPs, as it moves from the originating site, through a central exchange point, and to its final destination. While these centralized points have the advantage of having dozens of ISPs interconnected and exchanging Internet data, they increasingly face congestion problems that cause significantly longer response times for a user. In addition, because data traveling across the Internet must often make connections through multiple ISPs, the failure of a single ISP's Internet connection can interrupt a user's Internet transmission. Many ISPs have sought to improve data transmission reliability and speed by establishing private "peering connections" and network access points. This permits the ISPs to directly exchange Internet traffic while reducing the number of hops in their Internet connection and avoiding the often congested major Internet exchanges.

THE GROWTH OF THE INTERNET

     The Internet has experienced tremendous growth and has become a global medium for communications and commerce. According to International Data Corporation, or IDC, the ISP market in the United States reached $10.7 billion in 1998, representing a 43.0% increase over 1997 revenues. Business-related Internet access services generated approximately $2.9 billion of the $10.7 billion aggregate 1998 ISP revenue. Moreover, IDC predicts revenues generated from access services by business-related ISPs will increase by 75.9% to $5.1 billion in 1999 and reach $12.0 billion by 2003, growing at a compound annual growth rate of 36.2% from 1998 to 2003. In addition, IDC estimates that the total value of goods and services purchased over the Internet will increase from $50.5 billion in 1998 to approximately $734.0 billion by the end of 2002.

     Trends contributing to the growth of the business-related Internet market include:

     - the increasing availability of high bandwidth capacity,

     - the proliferation of Internet access and ancillary Internet services,

     - the competitive need of small and mid-sized businesses to automate key business processes,

     - the convenience and speed of conducting business over the Internet,

     - the availability of Internet-enabled packaged software applications,

     - an increase in the amount and diversity of business and educational information available on the Internet and the Web, and

     - recent enhancements in the Internet's security and reliability.

     The demand generated by these new dynamics, combined with business customers' high quality service requirements, has fueled the growth of dedicated access connections and other Internet-related products and services for businesses.

WEB HOSTING AND CO-LOCATION

     To realize the opportunities of the Internet, companies must develop an attractive Internet presence using a "Web site" that is easily accessible to potential customers. However, rapid Internet and technology growth have outpaced the ability of many businesses to develop the necessary internal information technology knowledge and tools. A variety of companies, including Web hosting companies and ISPs, have begun to focus on providing Internet co-location and other Web-related services to their customers. Typically, companies offering these services build networks of numerous geographically dispersed data centers to be physically close to their customers. This reduces the cost of the services and the risk of transmission delay and data loss as data travels through multiple network connections. According to IDC, corporate Internet access and value-added services, such as Web hosting and co-location, are the fastest growing services offered by ISPs. Corporate access revenue and value-added services revenue were $5.9 billion in 1998 and are expected to grow to approximately $25.0 billion by 2003.

THE TREND TOWARD OUTSOURCING OF INTERNET OPERATIONS

     Many businesses lack the resources and expertise to cost-effectively develop, maintain and continually upgrade their network facilities and systems. Also, individuals with the expertise to establish and maintain sophisticated Internet technology are in great demand and their services are costly. Furthermore, businesses often find it difficult to keep up with new technologies and to integrate them into their infrastructure. Even if enterprises possess the necessary resources to accomplish these tasks, we believe that they often determine that this ongoing and significant investment in their own Internet technology and personnel is an inefficient use of their overall resources. Consequently, many enterprises are seeking outsourcing arrangements for their Internet needs. These arrangements allow enterprises to focus on their core operations, enhance the reliability and performance of their Web sites and reduce their Internet-related operating expenses.

THE CONVERGENCE OF SERVICES IN THE COMMUNICATIONS INDUSTRY

     The traditional divisions within the communications industry are disappearing due to new regulations, customer demand, and technology evolution. Regulatory changes in the United States and around the world have opened the communications industry to increased competition. In particular, the Telecommunications Act of 1996 provides for comprehensive reform of telecommunications laws in the United States and is designed to foster competition in the local telecommunications marketplace.

     With greater competition in the communications industry, customers have increasingly demanded that communications providers offer multiple services at lower prices. These services may include local and long distance calling, wireless, Internet access, and high-speed dedicated lines. Also included are ancillary services such as single bill presentment, call forwarding, caller identification, voicemail and similar services.

     We believe that these integrated providers will increase efficiency in the deployment of communications services by selling multiple services in bundles over a single connection. Enhancements in switching technologies are beginning to permit the delivery of numerous services over a single network, offering cost savings over traditional networks which were designed to deliver a limited number of services. We believe that as competition increases, providers who offer a range of services in a cost-effective manner will be best positioned to capitalize on the convergence of services within the communications industry. These providers will offer a well-designed package of services they can tailor to satisfy each customer's needs.

THE COMSTAR.NET STRATEGY

CURRENT BUSINESS STRATEGIES

     We intend to become a leader in providing businesses, educational institutions and governmental organizations with high quality, cost-effective business solutions that will allow our customers to take advantage of the Internet without having to develop and maintain their own Internet technology and hire and retain an extensive Internet staff. To achieve this objective, we intend to continue to rely on the following core elements of our business strategy:

     Providing Highly Reliable Internet Access. We intend to continue increasing the capacity, fault-tolerance and geographic reach of our network to support customer growth. Our network is designed to respond quickly, be secure and provide continuous availability to our clients. We can deliver our services to customers throughout the world from our Atlanta data center. We connect our customers' Internet traffic to four very large ISPs who provide access to the central Internet exchanges. Our innovative network architecture often permits our customers' Internet traffic to bypass congested points on the Internet and avoid breakdowns at the Internet exchanges, which increases the speed and reliability of their Internet connection. We proactively manage and monitor traffic on the Internet and reroute traffic to provide high quality access.

     Increasing the Percentage of our Revenues from Data Center Services. We intend to generate a higher percentage of our revenues from our data center services, specifically co-location and managed application hosting services, which typically provide higher margins than our Internet access services. We believe that services like our data center services are among the fastest growing segments of the Internet marketplace. Our data center services provide a variety of options to our customers, and we work with their management and information technology teams to analyze their varied Internet service needs and choose the option that best addresses those needs. We have offered our co-location services since June 1996, and as of September 30, 1999 we had 35 co-location customers. We have offered our managed application hosting services since June 1999, and, as of September 30, 1999, had 11 managed application hosting customers. We intend to emphasize our managed application hosting business in our marketing, and we have allocated greater resources to developing these services.

     Targeting Middle Market Business, Educational and Governmental
Customers. The Internet service needs of middle market businesses, educational institutions and governmental organizations differ significantly from those of the typical individual consumer because Internet access and related services are often critical to enterprise customers' businesses. They demand dedicated, high speed Internet access and knowledgeable, prompt and responsive customer support. When marketing our services, we focus on creating the best solution to meet our customers' needs and not simply promoting our technology. Compared to individual consumers, enterprise customers are usually less price sensitive and more willing to pay a premium for custom solutions that meet their needs. As a result, we believe that providing services to enterprise customers generates greater revenues and higher margins per customer than servicing individual consumers.

     Providing Superior Customer Support by Network Experts. Enterprise customers seeking broader access to the Internet increasingly face significant technological challenges, in part because the Internet is an evolving and rapidly growing medium. In addition, as new and more complex applications for the Internet are developed, we believe that even sophisticated users will increasingly encounter problems. Unlike many other ISPs who outsource their technical support to independent call centers, the comstar.net professionals who implemented our network are among those who respond to and resolve customer inquiries and problems. We intend to continue providing superior customer support by hiring only customer support personnel who can demonstrate the ability to understand and manage our network. We believe that our strong emphasis on the superior customer support provided by our network experts has resulted in a high level of customer satisfaction and significant subscriber growth from customer referrals.

GROWTH STRATEGIES

     We intend to further develop our business by focusing on the core elements of our business strategy discussed above and pursuing the following key growth strategies:

     Expanding Our Network Nationally. We intend to build more data centers and POPs throughout the United States. We believe that having a number of widely distributed and networked data centers and POPs improves network performance and reliability. We intend to add data centers in the following metropolitan areas by the end of 2000: Washington, D.C., Chicago, Boston, Miami and Dallas. Before purchasing or leasing a new data center, we will evaluate the market opportunity in the proposed location by analyzing Internet usage statistics and specific economic criteria as well as pre-selling our services in that market. For any given location we expect to require at least six months to select the appropriate site, construct or acquire the necessary facilities, install equipment and hire the operations and sales personnel needed to conduct business at the site. We have already identified suitable sites for some of our proposed data center locations. We also intend to supplement the data center expansion by establishing POPs throughout the United States to aggregate and transport traffic to and from our planned data centers.

     Broadening Our Marketing Activities. We intend to expand our marketing efforts to increase our customer base. We also intend to increase market awareness of our name and our commitment to reliable service and superior customer support. Therefore, while continuing to encourage referrals from existing customers, we are increasing print publication, radio, outdoor, and direct mail advertising and telemarketing in targeted metropolitan areas.

     Pursuing Strategic Sales and Distribution Alliances. We are pursuing strategic sales and distribution alliances in markets where there are substantial opportunities to attract new customers. We believe that establishing relationships with businesses that provide products and services which complement our service offerings will permit us to use their expertise and market access, while lowering our costs of entering new markets. These relationships will also give us additional customer referrals and new solutions to offer existing customers. For example, we currently obtain customer referrals through our Valued Internet Partner, or VIP program, in which we pay our partners a fee for referring new customers who ultimately purchase our services. We will also pursue strategic alliances with resellers or other authorized partners through our comstar.net Affiliate Partner, or CAP program, which permits others to resell our services directly to customers in specified markets. We intend to further expand our customer base by establishing additional distribution relationships with network integrators, resellers, system vendors, consulting companies and other ISPs.

     Engaging in Strategic Acquisitions. We will continue to consider acquisitions of strategically located operations and customer lists and associated customer accounts. In addition, we may consider acquisitions of businesses, including other ISPs, with complementary products, services or technologies. We may also consider acquisitions that can provide personnel who augment our team of network experts.

     Eventually Becoming an Integrated Communications Provider, Offering Both Voice and Data Services. We plan to pursue a long-term strategy of providing a complete portfolio of voice and data communications services. To achieve our goal, we plan to undertake, in several states in which we operate, the approval process necessary to become a competitive local exchange carrier, or CLEC, which would permit us to provide voice and other data services to complement our current services. We believe that technology advancements and customer preferences are driving the convergence of communications services toward service providers who can offer multiple communication services through a single network. We also believe that to remain competitive in the face of these changes, we must eventually become a single-source provider of voice and data communications services.

NETWORK DESIGN

     To increase Internet access speed for our customers, we designed our network to avoid congested areas on the Internet. Most Internet traffic moves through central Internet exchanges. To avoid transporting all of our customers' traffic through these central exchanges and the related network access points, we have established direct links to very large ISPs, including UUNET, GTE Internetworking, Sprint and Intermedia Internet. Through this network, we can dynamically reroute traffic quickly and efficiently. Our network experts monitor traffic patterns and congestion points throughout the network and reroute our customers' traffic to a different Internet link when there is excessive congestion. As a result, we can deliver most of our customers' Internet traffic while bypassing congested points on the Internet.

     Another important characteristic of our network is its high level of reliability. We maintain multiple links with very large ISPs to protect against a service outage should one or more links fail. Our equipment automatically monitors Internet traffic and reroutes it to avoid breakdowns at Internet exchanges and access points so that our customers' upstream transmissions are not affected by failures in other systems. In addition, each data center and POP we operate has multiple fiber or copper telecommunications lines into the facility so that downstream transmissions operate reliably.

     Our network provides optimal service to our customers who are geographically located relatively close to either a data center or a POP. Close proximity allows the transportation of our customers' traffic from their server to its destination and back in a shorter period of time. Close proximity also allows us to provide a greater range of services at lower costs to our customers.

     The following diagram describes how our network is linked to very large ISPs and how we can distribute our customers' traffic:

                       Central Internet Exchanges diagram

A chart appears here, illustrating the manner in which comstar.net is connected to major Internet access providers and its customers, showing various ways in which comstar.net is able to distribute its customers' traffic over the Internet.

The chart has 3 columns. The first column has five circles, containing the following text: (1) UUNET, (2) GTE/BBN, (3) Sprint, (4) Intermedia and (5) Others. The second column has two circles, containing the following text: (1) comstar.net and(2) other ISP. The third column contains five circles, each of which contains the following text: business customer. At the far left of the three columns, there is a bar with the caption ''Central Internet Exchanges'', illustrating the position of the Central Internet Exchanges.

SERVICES

     We create tailored solutions for our customers based on their business and technical requirements, modifying these solutions as our customers' needs evolve. Unlike many other ISPs that outsource their technical support to independent call centers, our highly reliable services are supported by our knowledgeable and responsive network experts, some of whom are the same professionals that implemented our network. Our primary services include dedicated Internet access, co-location services and managed application hosting. We also offer Web hosting, e-mail services and domain name services.

     Our customer contracts require us to provide our services for a one-year, two-year or three-year term, and contain, among other things, a limited service level warranty related to the continuous availability of service on a 24 hours per day, seven days per week basis, except for scheduled maintenance periods. This warranty provides a credit for free service for disruptions in our Internet access services. At the end of the term of a contract, a customer may elect to extend the contract's term on a month-to-month basis. Any change or upgrade in service, however, typically requires a new contract for a new term.

     Internet Access. Our Internet access services are designed to deliver the ease of expansion, high availability and performance required by moderate to high volume Internet operations that are central to a customer's business. Revenues from our Internet access services represented approximately 62.3% of our revenues for the year ended December 31, 1998 and 63.0% of our revenues for the nine months ended September 30, 1999.

     Our Internet access options include:

SERVICE                 DESCRIPTION                            BENEFITS
-------                 -----------                            --------
T1, Fractional T1 and   Leased lines are a dedicated service   Leased lines, which are priced
T3 Leased Lines         that delivers access speeds from       on a per-mile basis, provide a
                        56Kbps to 44Mbps.                      customer with a truly private
                                                               network where no other entity's
                                                               data flows over the same
                                                               network. Leased lines are very
                                                               cost-effective when reasonably
                                                               close to one of our POPs or our
                                                               data center.

Frame Relay             Frame relay is a dedicated service     Gives customers connecting
                        that delivers access speeds from       geographically dispersed
                        56Kbps to 44Mbps.                      offices an affordable
                                                               alternative with pricing that
                                                               is not based on mileage.

Symmetrical Digital     SDSL is a dedicated service using      Provides inexpensive Internet
Subscriber Line, or     digital technology to deliver access   access for customers with high
SDSL                    speeds from 160Kbps to 1.54Mbps.       bandwidth requirements.

Integrated Services     ISDN is a dial-up service utilizing    Provides inexpensive Internet
Digital Network, or     digital signaling technology to        access for customers with low
ISDN                    deliver access speeds of either        bandwidth requirements.
                        64Kbps or 128Kbps.

     We have developed an important enhancement to our T1, fractional T1, T3 and fractional T3 leased line Internet access options -- the eCommerce Guarantee. We will compensate those customers for the lost profits, up to $500,000 per access line, for each interruption they suffer in their Internet access service if the interruption occurs outside the customer's demarcation point, which is the point at which the customer assumes responsibility for the communications network, and the interruption causes the customer to lose profits. An insurance company rated "A" by A.M. Best Company has insured our liability for the eCommerce Guarantee, and we will be responsible for a per interruption deductible of $10,000 for each T3 or fractional T3 line and $2,500 for each T1 or fractional T1 line, with an initial overall deductible limit of $100,000 for any single event that causes multiple interruptions. This deductible increases to $250,000 once more than 250 of our customers are covered by the eCommerce Guarantee and to $500,000 once more than 500 of our customers are covered. The maximum insured amount per interruption is $500,000 for each T3 or fractional T3 line and $25,000 for each T1 or fractional T1 line. The maximum amount any customer will be able to recover during the term of its contract is $500,000 for each T3 or fractional T3 line and $25,000 for each T1 or fractional T1 line. We will pay the eCommerce Guarantee compensation first by providing the affected customer with a credit for future access fees and second by paying the customer in cash within 60 days after the claim is finally determined for the amount of lost profits in excess of the customer's contract value. We have not yet implemented our eCommerce Guarantee and we cannot assure that it will be implemented.

     Co-location. Through our co-location services, we provide secure space to house customer-owned Internet equipment. Based upon their business and technical requirements, customers may select from shared cabinet facilities, exclusive cabinets or custom-built rooms with additional security features. All co-location facilities include dedicated electrical power circuits to ensure that we meet each customer's power requirements. Because the Internet operations of our co-location customers frequently require hardware and software upgrades, we give customers unlimited but secure access to their leased co-location space. Additional space, electrical power and Internet services can be tailored to meet our customers' needs. Our co-location services represented approximately 10.0% of our revenues for the year ended December 31, 1998 and approximately 11.4% of our revenues for the nine months ended September 30, 1999.

     Our Atlanta data center houses the computers that operate the core functions of our business, including communications equipment, data storage and retrieval systems, security software and hardware and related customer support. Our data center provides customers with a secure, climate-controlled facility that they cannot readily or inexpensively create at their own place of business. The data center contains:

     - a power supply with a back-up generator,

     - fire suppression and containment capabilities,

     - raised floors,

     - fully redundant HVAC, and

     - high levels of physical security.

     We offer the following co-location services:

     - SWITCH HOTEL(TM) -- A dedicated, enclosed custom-built room with separate dedicated power circuits, providing additional security via key-card entry, access barriers, motion camera and tiles bolted to the floor.

     - CABINET CO-LOCATION -- Mid-level service providing an exclusive cabinet for the customer. This is an economical solution for customers co-locating multiple servers.

     - SERVER CO-LOCATION -- Entry-level service providing an economical solution for customers co-locating a single server. The customer's server shares space in a cabinet with the servers of other customers.

     We intend to open new data centers in Washington, D.C., Chicago, Boston, Miami and Dallas before the end of 2000. We believe our data centers will be an important factor in attracting customers and marketing our data center services.

     Managed Application Hosting. Our managed application hosting service, which we first introduced in June 1999 and which we refer to as our dedicated application server hosting, or DASH, service, provides a server for the customer's exclusive use to install any software application the customer chooses. In addition, we will provide all required maintenance on the server hardware. This service, which is similar to the services being offered by computer service providers, or CSPs, is targeted to businesses with high volumes of Internet traffic and with Internet-based applications and Web services that are extremely important to their daily operations. Unlike typical Web hosting operations that host multiple customers' Web sites on a single server, we provide our managed application hosting services with only one customer per server. As a result, a customer need not be concerned about how its actions or applications might impact other customers' applications housed on the same server, or how its server might be affected by other customers' actions or applications.

     Our managed application hosting services offer a suite of applications from leading software vendors that is designed to meet the Internet operations needs of middle market companies. We also offer proprietary e-commerce and Web development software as additional options for our managed application customers. We presently offer these software products only in conjunction with our managed application hosting services. We implement the applications selected by the customer in our data center, configure them to meet the needs of the customer, and package them with a server, security, Internet access, back-up and operational support. A customer may also use software applications it obtains from others on the server we provide to the customer in our data center.

     Our managed application hosting services are compatible with the products of many leading hardware and software system vendors, including Cobalt Networks, VA Linux Systems, Hewlett-Packard Company, Sun Microsystems, Silicon Graphics, Microsoft Corporation and Allaire Corporation. This multi-vendor flexibility enables our customers to select their own technical solutions and to integrate their Internet operations with their existing information technology. We offer our customers four different levels of managed application hosting service that range from simple to comprehensive solutions, each of which can be tailored to meet the specific needs of a given customer. In addition, our customers can augment their services with hardware or software that we provide or software that they purchase directly from others.

CUSTOMERS

     Most of our customers are middle market businesses, educational institutions or governmental organizations, but our customer base also includes other ISPs and several larger companies. The Internet service needs of our target customers differ significantly from those of typical individual consumers. Enterprises often view their Internet access and related services as critical to their business. They demand dedicated, high speed Internet access and knowledgeable, prompt and often highly technical customer support. When marketing our services, we focus on creating the best solutions to meet our customers' needs and not simply promoting our technology. We work with our customers' management and information technology teams to analyze their Internet needs and create solutions to specifically address those needs. Compared to individual consumers, enterprise customers are usually less price sensitive and more willing to pay a premium for creative solutions crafted to meet their needs. As a result, we believe that providing Internet services to enterprise customers generates greater revenues and higher margins per customer than servicing individual consumers. As of September 30, 1999, we had 521 customers. We provide service to a number of enterprises, including:

- Atlanta Convention and Visitors Bureau

- AGL Resources

- Atlanta Historical Society

- BellSouth Wireless Services

- CLAUS.com

- Elastic Networks, Inc. (formerly a division of Northern Telecom)

- Georgia Professional Standards Commission

- Georgia Society of Certified Public Accountants

- Guantanamo Bay Naval Air Station, Cuba, through a contract with Local Communications Network

- Hartsfield Atlanta International Airport

- Mohawk Industries

- National Service Industries

- nBank

- Net.B@nk

- nFront

- NorthPoint Communications

- Primerica

- America Online, through a contract with TeleHouse

- Tom's Foods

- WATL-TV Channel 36, Atlanta

     Our customer nBank, a division of The First National Bank of Commerce, provided 9.1% of our revenues for the year ended December 31, 1998 and 10.7% of our revenues for the nine months ended September 30, 1999. No other customer accounted for more than 10% of our revenues during either period.

SALES AND MARKETING

     We sell our services through a consultative approach developed by our management team based on their cumulative business experience. We use local technology-oriented sales personnel to understand individual customer needs and make the proper recommendations regarding tailored Internet-based solutions. The local field sales staff is supported by our in-house tele-sales staff based at our corporate headquarters in Atlanta. We refer to our employees who use the telephone to directly market and sell our services as our tele-sales staff. We use our tele-sales staff or our CAP partners, discussed below, to complete sales to smaller customers and to target customers in markets where we do not have field sales staff. In addition, we hire independent telemarketing firms to generate business leads. To support our sales efforts, we have also begun a new advertising and media campaign to build awareness of our name and quality of service. We intend to expand our field sales force, further develop our indirect distribution channels and use telemarketing firms to increase sales leads and grow our customer base.

     Field Sales. Our field sales force consists of technically competent, locally based and experienced Internet sales representatives. These individuals have strong Internet technical backgrounds and understand the local telecommunications tariffs as well as the needs of their local business communities. In general, members of our field sales staff pursue leads generated by our telemarketing campaign and our outdoor advertising efforts. Our field sales personnel also make "cold calls" on potential customers. Most larger sales are closed by a field salesperson who visits the customer. We believe that this localized approach allows us to provide better solutions for our customers' needs.

     Tele-sales. Our tele-sales staff contacts smaller potential customers in the geographic areas we serve as well as potential customers in new markets. We expect our tele-sales staff to develop the interest of large customers and close sales to small customers without requiring a face-to-face meeting between the customer and a member of our field sales force.

     Indirect Sales. We are developing relationships with partners, including resellers, network integrators and Web design companies, to use the expertise of their established sales organizations to help increase our sales.

     For example, our Valued Internet Partner, or VIP program, is an agency relationship that offers referral fees to VIP partners who bring us sales opportunities that ultimately result in sales of our services. We intend to expand the VIP program into each new market area we enter. We believe our VIP program generated a significant number of our new customer installations for the years ended December 31, 1996, 1997 and 1998. As of September 30, 1999, we had signed more than 94 VIP partners to the program.

     Also, our comstar.net Affiliate Program, or CAP program, allows our authorized partners to resell our services and maintain a direct relationship with customers in their local markets. In markets we have not identified as a high priority for our network expansion, we forward leads directly to our CAP partners so they can arrange a visit to the customer. We provide service and technical support 24 hours a day, every day of the year and invoice the partners at a reduced rate, allowing them to profit from the resale of our services.

     Internet Sales. We use the Internet as another source to generate sales. Our tele-sales staff handles many inquiries regarding our services received via e-mail, either closing the sale or passing the leads to our field sales force. We are internally developing systems and applications that will allow us to receive, accept and implement sales electronically via the Internet.

     Telemarketing. We began a telemarketing campaign in May 1999 using an outside telemarketing firm that we pay on an hourly basis. We also compensate the firm with performance-based bonuses. We create a sales script used by the telemarketers and train all telemarketing personnel. Our telemarketing program seeks to generate leads from small to medium sized businesses that are pre-qualified for our services in our market areas. We may establish an internal telemarketing department to ensure the quality of our sales efforts.

     Strategic Marketing and Reseller Alliances. We enter into strategic marketing and reseller alliances with partners to bundle and sell our services with those of the partners. For example, our agreement with NorthPoint Communications, Inc. allows us to resell NorthPoint's SDSL service, bundled with our Internet access service. In addition, NorthPoint jointly funds our marketing efforts for SDSL services in geographic areas where this service can be offered. NorthPoint also promotes our services as one of a dedicated number of its Internet access referral partners.

     Branding. As a component of our marketing efforts, we plan to invest aggressively in building the comstar.net brand. We have already begun outdoor and radio advertising in the markets we currently serve. We intend to increase customer awareness of us and our services through an integrated marketing plan, which combines online and traditional advertising in business and trade publications, trade show participation, direct mail and public relations campaigns.

COMPETITION

     The market for Internet access, co-location, and managed application hosting services is very competitive. The tremendous growth and potential size of the market for Internet services has attracted many new start-ups as well as existing businesses. In addition to other national, regional and local ISPs, our current and prospective competitors include long distance and local exchange telecommunications carriers, cable television operators and their affiliates, satellite and wireless communications companies and providers of co-location and other data center services. We also anticipate that if we offer services as a CLEC, we will face new competitors that already have established a market presence for local telecommunications access. When compared to us, many of our competitors have substantially greater financial, technical, marketing and personnel resources; larger customer bases; a broader range of services; more extensive networks and facilities; longer operating histories; greater name recognition and market presence; and more established business relationships in the industry. In addition, many of our current competitors have already developed the capacity to provide, and are providing, local telecommunications access. Further, intense price competition could significantly reduce our operating margins and adversely affect our operating results.

     The principal competitive factors in our market include:

     - Internet system engineering expertise and advanced technical functions,

     - price of services,

     - availability and quality of customer service and support,

     - timing of introductions of new services,

     - network capability,

     - network security,

     - reliability of services,

     - financial resources,

     - variety and quality of services,

     - ease of expansion,

     - ability to maintain, expand and add new distribution channels,

     - broad geographic presence,

     - brand name, and

     - conformity with industry standards.

     ISPs. Our primary competitors include other ISPs with a significant national presence that focus on business customers, such as UUNET, GTE Internetworking, PSINet, Concentric Network, MindSpring Enterprises, Verio and Intermedia Internet. We also compete with smaller regional and local ISPs in our targeted geographic regions such as Net Depot and Lyceum. Our customer base includes smaller ISPs, which may also compete with us for customers in their markets.

     Value-Added Service Providers. As we increasingly generate revenues from our co-location and managed application hosting services, competition from other value-added service providers will become more intense. Value-added service providers are companies that provide a range of Internet-related services, including co-location, server hosting, maintenance and security. Our competitors in this market include co-location providers like Exodus Communications, Frontier GlobalCenter, Digex and USInternetworking. They also include application service providers such as NaviSite and Digital Nation, which was recently acquired by Verio.

     Telecommunications Carriers. All of the major long distance companies, including AT&T, MCI Worldcom and Sprint, offer Internet access services and compete with us. Local exchange carriers, including the regional Bell operating companies, have also increasingly begun to enter the Internet access market and compete with us. We believe that many long distance and local telecommunications carriers will seek to acquire ISPs, enter into joint ventures with them and purchase Internet access wholesale from ISPs to address the Internet access requirements of those carriers' current enterprise customers. Worldcom's acquisition of UUNET, GTE's acquisition of BBN and Cable & Wireless's acquisition of internetMCI are indicative of this trend. Accordingly, we expect to experience increased competition from the traditional large telecommunications carriers.

     Cable Operators, Direct Broadcast Satellite and Wireless Communications Companies. Many of the major cable television operators, such as MediaOne, have begun to offer or have announced an intention to offer Internet access through their existing cable infrastructure. Seeking to take advantage of this installed cable infrastructure and the Internet access opportunities it affords, many telecommunications providers have acquired cable companies, such as AT&T's acquisition of TCI and @Home. While many cable companies are faced with large-scale upgrades of their existing plant equipment and infrastructure to support connections to the Internet and become competitive, we believe that some smaller enterprise customers may be attracted by the combined services already being offered by cable operators. Other alternative service communications companies have also announced plans to enter the Internet access market with various wireless and satellite services and technologies.

GOVERNMENT REGULATION

INTERNET REGULATION

     Currently, only a small body of laws and regulations directly apply to access to or commerce on the Internet. Due to the increasing popularity and use of the Internet, however, laws and regulations may be adopted at the international, federal, state and local levels with respect to the Internet, covering issues such as user privacy, freedom of expression, pricing, characteristics and quality of products and services, taxation, advertising, intellectual property rights, information security and the convergence of traditional telecommunications services with Internet communications. Moreover, a number of laws and regulations have been proposed and are currently being considered by federal, state and foreign legislatures with respect to these issues. We cannot predict the impact on our business of any new laws and regulations or the manner in which existing and new laws and regulations may be interpreted and enforced. For example, recently, Congress passed and the President signed into law:

     - The Communications Decency Act, which protects ISPs from defamatory statements made on or accessible through the provider's service.

     - The Digital Millennium Copyright Act, which provides stronger copyright protection for software, music and other works on the Internet. Under this law, ISPs and Web site operators must register with the United States Copyright Office to avoid liability for infringement by their subscribers.

     - The Child Online Protection Act, which makes it illegal to communicate material that is harmful to minors on the Internet for commercial purposes in a manner accessible by minors. This law also requires Web sites to obtain parental consent before collecting information from children who are age 12 and younger.

     - The Child Protection and Sexual Predator Punishment Act, which imposes criminal penalties for using the Internet to solicit minors for sexual purposes, and for sending obscene material to persons under the age of 16.

     - The Internet Tax Freedom Act, which imposes a three-year moratorium on taxes which are multiple or discriminatory, to give state and federal lawmakers time to develop a more comprehensive approach to Internet taxation.

     In addition, there is substantial uncertainty as to the applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy. The vast majority of these laws were adopted before the advent of the Internet and, as a result, did not contemplate the unique issues of the Internet. Future developments in the law might decrease the growth of the Internet, impose taxes or other costly requirements, create uncertainty in the market or in some other manner have an adverse effect on Internet commerce. These developments could, in turn, have a material adverse effect on our business.

     While no one has ever filed a claim against us relating to information carried on, stored on, or disseminated through our network, someone may file a claim of that type in the future and may be successful in imposing liability on us. If that happens, we may have to spend significant amounts of money to defend ourselves against these claims and, if we are not successful in our defense, the amount of damages that we will have to pay may be significant. Any costs that we incur as a result of defending these claims or the amount of liability that we may suffer if our defense is not successful could materially adversely affect our business. If, as the law in this area develops, we become liable for information carried on, stored on or disseminated through our network, we may decide to take actions to reduce our exposure to this type of liability. This may require us to spend significant amounts for new equipment and discontinue offering some of our services.

     The United Kingdom and the European Union have adopted legislation and directives that have a direct impact on business conducted over the Internet and on the use of the Internet. For example, the United Kingdom Defamation Act of 1996 protects ISPs, under some circumstances, from liability for defamatory materials stored on its servers. The European Directives on the Protection of Consumers, Data Protection, and Distance Selling are expected to have direct effects on the use of the Internet for commercial transactions and will create additional layers of consumer protection legislation with respect to electronic commerce. In addition, governmental authorities throughout the world are contemplating numerous other regulatory schemes. As in the United States, there is uncertainty as to the enactment and impact of foreign regulatory and legal developments. These developments may have an adverse effect on our business.

     Our Internet access service transmits some data over public telephone lines. Regulations and policies establishing charges, terms and conditions for communications govern these transmissions. As an ISP, we are not currently regulated directly by the Federal Communications Commission, or the FCC, or any other agency, other than regulations applicable to businesses generally. We could, however, become subject in the future to regulation by the FCC and/or other regulatory agencies if we become classified as a provider of basic telecommunications services. As a result, compliance with these FCC regulations could affect the charges that we pay to connect to the local telephone network because ISPs, unlike long distance telephone companies, are not currently required to pay carrier access charges. Access charges are assessed by local telephone companies on long-distance companies for the use of the local telephone network when the local telephone companies originate and terminate long-distance calls, generally on a per-minute basis. The payment of access charges has been a matter of continuing dispute, with long-distance companies arguing that the charges are substantially in excess of actual costs and local telephone companies arguing that access charges are justified to subsidize lower local rates for end users. In May 1997, the FCC reaffirmed its decision that ISPs will not be required to pay these access charges. Subsequent statements issued by the FCC have not altered this conclusion. The FCC also has concluded that, unlike providers of basic telecommunications services, ISPs are not currently required to contribute a percentage of their revenues to the federal universal service fund and are not expected to contribute to similar funds established at the state level.

     Both the access charge issue and the universal service fund treatment of ISPs are the subjects of further FCC proceedings and may change. Telephone companies have requested the FCC to reconsider or reverse its decisions in these areas, and their arguments are gaining support as Internet-based telecommunications services begin to compete with conventional telecommunications services. We cannot predict how these matters will be resolved but it may adversely affect us if, in the future, ISPs are required to pay access charges or contribute to the universal service fund.

TELECOMMUNICATIONS REGULATION

     We intend to file applications to obtain the regulatory and contractual approvals we need to provide local and long distance telecommunications services to our customers. If we are successful in entering this marketplace, then our services will be subject to varying degrees of federal, state and local regulation. The FCC regulates the facilities and services of telecommunications common carriers if those facilities are used to originate or terminate interstate or international communications. The state regulatory commissions regulate the same facilities and services if they are used to originate or terminate intrastate communications. Local governments sometimes impose fees and other requirements on competitive local exchange carriers, or CLECs. Many of these regulations are currently the subject of lawsuits, legislative hearings and administrative proposals that may change the manner in which the telecommunications industry operates. We cannot predict the outcome of these proceedings or their impact on our business.

     Federal Telecommunications Regulations. If we become a CLEC, we will be regulated at the federal level under the Communications Act of 1934. The Communications Act of 1934 was substantially amended by the Telecommunications Act of 1996. Before the passage of the Telecommunications Act, states typically granted an exclusive franchise in each local service area to a single dominant carrier. These were often former subsidiaries of AT&T known as regional Bell operating companies, or RBOCs. An RBOC generally owned and operated the entire local exchange network in the local service area it served. The Telecommunications Act provides for comprehensive reform of the telecommunications laws in the United States and is designed to foster competition in the local telecommunications marketplace by:

     - prohibiting state and local governments from granting exclusive telecommunications franchises,

     - requiring incumbent local exchange carriers to grant CLECs the right to interconnect their CLEC facilities to the incumbent carrier's facilities,

     - making it easier for customers to switch service from incumbent local exchange carriers to CLECs,

     - requiring incumbent local exchange carriers and CLECs to permit resale of their communications services without unreasonable conditions or restrictions,

     - requiring incumbent local exchange carriers and CLECs to provide reciprocal compensation arrangements for transmitting telephone calls, and

     - requiring incumbent local exchange carriers and CLECs to permit competing carriers access to poles, ducts, conduits and rights-of-way at regulated prices.

     The Telecommunications Act also provided for the removal of most of the restrictions imposed on RBOCs by the 1982 consent decree which provided for divestiture of the RBOCs from AT&T in 1984. For example, the Telecommunications Act establishes procedures under which an RBOC can offer "in-region" long distance services, which are provided to customers in the area where the RBOC provides local exchange service. However, before an RBOC can provide in-region long distance services in a state, it must obtain FCC approval by showing that:

     - competitors exist in the state that use their own communications facilities,

     - the RBOC has entered into interconnection agreements with competitors in the state where it seeks authority,

     - the interconnection agreements satisfy a 14-point "checklist" of competitive requirements, and

     - the entry of the RBOC into the market for long distance services in the state is in the public interest.


     On December 22, 1999, the FCC granted this "in region" long distance authority to BellAtlantic's operations in New York. The FCC has not granted this authority to any other RBOC, but requests by RBOCs are the subject of pending appeals at the FCC. As the FCC permits RBOCs to provide "in region" long distance services, they will begin to compete with existing long distance carriers. Because RBOCs provide their own local access services, we expect they will not need the services of CLECs to the same extent as these existing long distance carriers. If these existing long distance carriers experience a decline in their businesses as a result of this competition, it may have an adverse effect on the ability of CLECs to generate access revenues from providing services to long distance carriers.

     FCC Rules Implementing the Local Competition Provisions of the Telecommunications Act. In August 1996, the FCC adopted rules and policies implementing the local competition provisions of the Telecommunications Act and adopted national guidelines regarding:

     - the unbundling of incumbent local exchange carriers' network elements,

     - the resale of incumbent local exchange carrier services,

     - the pricing of interconnection services and unbundled elements, and

     - other local competition issues.

     Numerous parties appealed the FCC's rules to the United States Eighth Circuit Court of Appeals, and in 1997, the Eighth Circuit upheld some of the FCC's rules but reversed many of the FCC's rules on other issues, including the rules regarding the pricing of unbundled elements.

     In January 1999, the United States Supreme Court largely reversed the Eighth Circuit's decision and upheld many of the FCC's interconnection rules, including the FCC's jurisdiction to adopt pricing guidelines under the Telecommunications Act. The Supreme Court also upheld the FCC's "pick and choose" rules, which allow CLECs to adopt rates, terms and conditions from agreements that an incumbent local exchange carrier has with any other carriers. The Supreme Court did not, however, evaluate the specific pricing method adopted by the FCC, and we expect the Eighth Circuit to further consider that method. Additionally, the Supreme Court vacated the FCC rules defining what network elements must be unbundled and made available to the CLECs by the incumbent local exchange carriers. The Supreme Court held that the FCC must provide a stronger rationale to support the degree of unbundling ordered by the FCC. In response, the FCC recently adopted a standard for determining which network elements must be unbundled. Applying the revised standard, the FCC reaffirmed that incumbent local exchange carriers must provide unbundled access to six of the original seven network elements that the FCC required to be unbundled in its original order in 1996:

     - loops, including loops used to provide high-capacity and advanced telecommunications services,

     - network interface devices,

     - local circuit switching (except for large customers in major urban markets),

     - dedicated and shared transport,

     - signaling and call-related databases, and

     - operations support systems.

     The FCC determined that incumbent local exchange carriers are not required to provide CLECs with the seventh element of the original list -- access to their operator and directory assistance services. We view the Supreme Court decision and the FCC's recent determination as favorable developments for the CLEC industry, although we cannot predict the ultimate outcome of further FCC and court proceedings resulting from these decisions.

     Other Federal Regulation. In general, the FCC has a policy of encouraging new competitors, like comstar.net, to enter the telecommunications industry and preventing anti-competitive practices. Therefore, the FCC has established different levels of regulation for dominant carriers and nondominant carriers. Large incumbent local exchange carriers such as the RBOCs and GTE Corporation are currently considered dominant carriers, while CLECs are considered nondominant carriers. If we gain approval to operate as a nondominant carrier, we will be subject to relatively limited FCC regulation. At the federal level, unlike incumbent local exchange carriers, we will not be subject to price cap or rate of return regulations, which will give us more freedom to set our own pricing policies.

     As nondominant carriers, CLECs may install and operate facilities for transmitting domestic interstate communications without prior FCC authorization. The services of nondominant carriers have been subject to relatively limited regulation by the FCC, primarily consisting of the filing of tariffs and periodic reports concerning the carrier's interstate network facilities. However, nondominant carriers must offer interstate services on a nondiscriminatory basis, at just and reasonable rates, and remain subject to FCC compliance procedures. The FCC has sought to eliminate the requirement that nondominant interstate carriers file tariffs, but has been prevented from doing so by a federal Court of Appeals. However, the court may permit the FCC to take this action in the future.

     The FCC has granted incumbent local exchange carriers significant flexibility in pricing their interstate switched access and dedicated services. In May 1997, the FCC adopted an order which makes various reforms to the existing rate structure for interstate access that are designed to move access charges, over time, to more cost based rate levels and structures. We expect that these changes will reduce access charges and shift charges currently based on minutes to flat-rate, monthly per line charges. As a result, the aggregate amount of access charges paid by long distance carriers to local exchange carriers in the United States may decrease. In August 1999, the FCC implemented a market-based approach to further access charge reform. This approach will give incumbent local exchange carriers progressively greater flexibility in setting rates as competition develops, gradually replacing regulation with competition as the primary means of setting prices. This series of access charge reforms will likely have a significant impact on our telecommunications services.

     In May 1997, the FCC issued an order to implement the provisions of the Telecommunications Act which seek to advance universal telephone service. Universal telephone service includes:

     - broad access to advanced telecommunications services in rural and high cost areas, schools, health care facilities and libraries,

     - equitable, nondiscriminatory and predictable funding obligations under the federal universal service fund, and

     - affordable rates for telecommunications services.

All telecommunications carriers providing interstate telecommunications services, which will include us if we obtain approval to provide interstate services, must contribute to the federal universal service fund. The FCC may decide in the future to increase the size of subsidy payments by CLECs or the scope of the subsidy program. This would increase our costs of operating as a CLEC.

     State Regulation. We believe that most, if not all, states in which we propose to operate will require a certification or other authorization to offer intrastate telecommunications services. These certifications generally require a showing that the carrier has adequate financial, managerial, and technical resources to offer the proposed services in a manner consistent with the public interest.

     We intend to file applications to obtain intrastate authority for the provision of dedicated telecommunications services and a full range of local switched services and long distance services. In most states, we will be required to file tariffs describing the terms, conditions and prices for services that are classified as intrastate. Additionally, some states may impose reporting, customer service, quality requirements and universal service requirements. There are many regulatory proceedings before the states, the outcome of which may affect our competitive and economic position in the telecommunications services markets.

     In addition to obtaining state certifications, we must negotiate terms of interconnection with the incumbent local exchange carrier before we can begin providing telecommunication services. Our executed agreements will be subject to the approval of the state commissions. If we are unable to voluntarily negotiate an interconnection agreement with the incumbent local exchange carrier, we may petition the state public service commission to arbitrate any open issues. We may experience difficulties in entering into these agreements on terms acceptable to us and in enforcing these agreements.

     We also may be subject to requirements in some states to obtain prior approval for, or notify the state commission of, any transfers of our voting securities, sales of our assets, corporate reorganizations involving us, issuances of our stock or debt instruments and similar transactions involving us.

     Local Government Authorizations. Under the Telecommunications Act, local authorities retain jurisdiction to control access to municipally owned or controlled easements and other rights of way. In addition, if a telecommunications provider constructs a fiber optic network, it is often required to obtain construction permits from local governments. In doing so, however, municipalities may not prohibit or effectively prohibit any company from providing any telecommunications services. In addition, the Telecommunications Act requires that local governmental authorities treat telecommunications carriers in a non-discriminatory and competitively neutral manner. Many municipalities will require us to obtain franchises from them and pay fees to them, often based on a percentage of gross revenues we receive from providing telecommunications services.

PROPRIETARY RIGHTS

     General. Although we believe that our success is more a function of our technical expertise and customer service than our proprietary rights, our success and ability to compete depend in part upon our technology. We rely on a combination of contractual restrictions and copyright, trademark and trade secret laws to establish and protect our technology. Our policy is to require employees and consultants and, when possible, suppliers to execute confidentiality agreements upon the commencement of their relationships with us. The steps we have taken may not be adequate to prevent misappropriation of our technology, or our competitors may independently develop technologies that are substantially equivalent or superior to our technology.

     Licenses. We developed some software for nschool Communication Systems, Inc. and received rights to use the software in exchange for the development of the software. Specifically, we have the right to use the separable components of the software for any purpose and to use the combined software product for limited purposes. We are specifically prohibited from using the software to provide electronic communications, Internet applications and services to organized, group-based educational entities.

     Trademarks. We own three federal trademark registration applications, which are currently pending in the United States Patent and Trademark Office. We filed two applications in May 1999 and one application in August 1999. In May 1999 we filed applications for the marks ComStar Internet Services, Inc., with design, and ComStar Internet & Wireless, Inc., with design, and in August 1999 we filed an application for the mark comstar.net, inc., with logo. The applications are based on our intent to use these marks in commerce in connection with Internet access, web hosting and co-location services for businesses. We have used marks containing variations of the word "comstar" since 1996, and no third party has notified us of any objection to our use of any of these marks.

     In addition, our wholly owned subsidiary, Comstar Telecom & Wireless, Inc., filed an application for the mark Comstar Telecom & Wireless, Inc. in September 1999. The application is based on our subsidiary's intent to use the mark in commerce in connection with local exchange carrier and long distance communication services.

     The United States Patent and Trademark Office has now examined our application to register the mark Comstar Internet Services, Inc. and the related design and our application to register the mark Comstar Internet & Wireless, Inc. and the related design. Registration of both marks has been refused on the ground that the marks, when used on or in connection with the identified services, so resemble a currently registered mark for COMSTAR as to be likely to cause confusion, to cause mistake or to deceive. Registration has also been provisionally refused in view of a pending application to register a mark that includes the term COMSTAR owned by a different party. We disagree with the findings of the examining attorney and are taking steps to vigorously contest the rejection and pursue the registrations. The Patent and Trademark Office has not yet responded to our application for the comstar.net mark or our subsidiary's application for the Comstar Telecom & Wireless, Inc. mark. In addition, we own the Switch Hotel(TM) trademark but have not filed a federal trademark application for it.

EMPLOYEES

     As of September 30, 1999, we employed 37 people, including full-time and part-time employees. We consider our employee relations to be good. All employees have entered into non-disclosure, non-compete, and non-solicitation agreements with us. None of our employees is covered by a collective bargaining agreement.

FACILITIES

     We lease our headquarters facilities in Atlanta, Georgia under a lease that expires on September 30, 2000. The lease covers approximately 4,200 square feet and the annual rent is approximately $66,000. The lease relating to the data center at our Atlanta facility expires on September 30, 2004 and has an annual rent of approximately $67,000 for the first year. The annual rent will increase by approximately 4.0% each year for the remainder of the lease. The data center comprises approximately 4,500 square feet, including external space for a generator.

     We lease approximately 660 square feet of office space in Athens, Georgia, which contains our POP for that area, as well as several full-time and part-time employees. We lease this space under an agreement that expires on June 30, 2001. The annual rent for the Athens facility is approximately $7,600. Our office space in Miami, Florida and Raleigh, North Carolina each comprises less than 500 square feet and averages approximately $13,000 in annual rent. We also house servers in additional offices in Miami, Florida; Durham, North Carolina; Birmingham, Alabama; Columbus, Georgia; and Houston, Texas under co-location agreements with various customers and telecommunications providers.

LEGAL PROCEEDINGS

     We are not currently a party to any material legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS, AND KEY EMPLOYEES

     The executive officers, directors and key employees of comstar.net, and their ages as of December 1, 1999 are listed in the following table. Immediately before the completion of this offering, our articles of incorporation will provide that our board of directors will be divided into three classes, as nearly equal in number as possible. Class I directors' terms expire at the annual meeting of shareholders in 2000, Class II directors' terms expire at the annual meeting of shareholders in 2001, and Class III directors' terms expire at the annual meeting of shareholders in 2002.


NAME                               AGE   CLASS               POSITION
----                               ---   -----               --------
Samuel F. Dayton, Ph.D...........  64       I    Chairman of the Board
J. Cary Howell...................  39     III    Chief Executive Officer and
                                                 Director
Edward N. Landa..................  30       I    Chief Technology Officer,
                                                 Secretary and Director
Christopher K. Martin, C.P.A.....  33      --    Chief Financial Officer and
                                                 Treasurer
Cynthia A. St. Ores..............  40      --    Chief Operating Officer
Steven J. Edwards................  52      --    Executive Vice President of Sales
                                                 and Marketing
Michael A. Dayton................  37      --    Vice President of Network
                                                 Operations
James L. Bruce, Jr...............  55      II    Director
Glenn W. Sturm...................  46     III    Director
Stephen R. Gross.................  52      II    Director


     Samuel F. Dayton, Ph.D., a co-founder of comstar.net, has served as Chairman of the Board since we were incorporated in March 1996, and he served as President from our incorporation until November 1999. Since 1994, Dr. Dayton has also served as Chairman and Chief Executive Officer of db Telecom Technologies, Inc., which helps telecommunications companies develop and install their transmission sites, test their equipment for quality and strength of signal, and maintain their equipment after installation. Dr. Dayton is the father of Michael
A. Dayton.

     J. Cary Howell, a co-founder of comstar.net, has served as Chief Executive Officer and as a director since March 1996. From February 1995 to April 1996, Mr. Howell was Manager of Network Operations for MindSpring Enterprises, Inc., an ISP. From February 1993 to February 1995, Mr. Howell was a communications consultant with OmniTech Consulting Group, a consulting group for telecommunications providers such as BellSouth and served as a consultant for various other companies. From April 1991 to April 1993, Mr. Howell was a Senior Engineer for Memotec Corporation, a voice and data service provider. In June 1996, Mr. Howell co-founded the Association of Internet Professionals. He is a life member and served as its first Chairman from June 1996 to May 1998.

     Edward N. Landa, a co-founder of comstar.net, has served as Chief Technology Officer since January 1999, as Vice President of Engineering from March 1996 to January 1999, and as Secretary and a director since March 1996. From February 1996 to May 1996, Mr. Landa was an engineer with MindSpring Enterprises, Inc. From February 1994 to February 1996, Mr. Landa served as Network Systems Administrator for Lida Stretch Fabrics, a textile manufacturer. From March 1990 to February 1994, Mr. Landa worked for the Electric Power Research Institute, a company that researches technological solutions for the electricity industry, as an employee of J.A. Jones Applied Research, a research company. Mr. Landa served in various positions at American Communications Company and its parent American Systems Corporation, both of which are communications companies, from 1986 to 1988.

     Christopher K. Martin, C.P.A., has served as Chief Financial Officer since March 1999 and as Treasurer since August 1999. From April 1998 to March 1999, Mr. Martin served as Experienced Manager of the Business Audit Development Team for Arthur Andersen Performance and Learning in Chicago, Illinois and assisted in developing the Business Audit methodology being implemented globally by Arthur Andersen LLP. From September 1990 to February 1998, Mr. Martin served as an auditor/consultant with the Assurance and Business Advisory Division of Arthur Andersen in the telecommunications, distribution and logistics, manufacturing and service industries. From June 1995 to February 1999, Mr. Martin served as an Experienced Manager within this division. Mr. Martin has also been a certified public accountant since May 1991.

     Cynthia A. St. Ores has served as Chief Operating Officer since July 1999. From January 1995 to July 1999, Ms. St. Ores served as firmwide technology implementation specialist with Arthur Andersen. From July 1998 until she joined comstar.net in July 1999, she was a member of the Knowledge Services Business Solutions Team at Arthur Andersen, sharing best practices with worldwide firm personnel and global clients regarding strategies for technology implementation for knowledge sharing and distance learning environments. From September 1992 to June 1994, Ms. St. Ores was a research assistant at the University of Illinois.

     Steven J. Edwards has served as Executive Vice President of Sales and Marketing since June 1999. From July 1997 to May 1999, Mr. Edwards served as Director, Global Business Programs, EMEA (Europe, Middle East, Africa) for Bay Networks, a hardware provider of networking equipment that was acquired by Nortel Networks in September 1998. Mr. Edwards served as Director, Customer Development, EMEA for Bay Networks from May 1996 to June 1997. From June 1993 to May 1996, Mr. Edwards held various sales positions at SynOptics Communications, Inc., a hardware provider of networking equipment which merged with another company and was renamed Bay Networks in October 1994. Mr. Edwards began his career in 1970 with International Business Machines Corporation and worked in many sales and marketing functions until his departure in 1989.

     Michael A. Dayton has served as Vice President of Network Operations since August 1999 and served from June 1999 to August 1999 as Vice President of Finance and Mergers and Acquisitions. Mr. Dayton coordinated our engineering and accounting functions from June 1997 to June 1999. From September 1994 to May 1997, Mr. Dayton attended the Whiting School of Engineering at Johns Hopkins University as a graduate student and was also a research scientist at the Center for Nondestructive Evaluation at Johns Hopkins University. Mr. Dayton is the son of Dr. Samuel F. Dayton.

     James L. Bruce, Jr., a co-founder of comstar.net, has served as a director since 1996. He has also served as the President and a director of db Telecom Technologies since 1994. Since 1970, Mr. Bruce has served as an executive with a variety of businesses in the textile and manufacturing industries.

     Glenn W. Sturm has served as a director since July 1999. Mr. Sturm has been a partner in the law firm of Nelson Mullins Riley & Scarborough, L.L.P. since 1992, and he presently serves as its Corporate Chairman and as a member of its Executive Committee. He is a director of Phoenix International Ltd., Inc., The InterCept Group, Inc. and Towne Services, Inc. Mr. Sturm is a principal of Capital Appreciation Partners II and the chief executive officer of Netzee, Inc.

     Stephen R. Gross has served as a director since July 1999. In 1979, Mr. Gross co-founded HLB Gross Collins, P.C., a full-service accounting firm in Atlanta, Georgia. Mr. Gross also serves as a director of the Concert Investment Series Funds, ebank.com, Inc., Ikon Ventures, Inc. and SuperCorp, Inc.


     Upon the completion of this offering, the purchasers of the units, acting through the purchaser of the largest number of units in this offering, will have the right to:



     - designate two persons as nominees to our board of directors (one of whom shall have relevant industry experience and shall be reasonably satisfactory to the other members of the board), which together with the four principal shareholders shall constitute a majority of the board unless the holders of 66 2/3% of the outstanding principal amount of the notes consent otherwise (this right is effective so long as the holders of the notes in the aggregate own 5% or more of our equity on a fully diluted basis),



     - designate one additional person as an observer who will be permitted to receive all materials provided to members of the board and its committees and to attend all meetings of the board and its committees, and



     - upon an event of default under the notes, designate as nominees to the board such number of persons as would then be necessary for all such designees to constitute a majority of the board.



     For additional information relating to these designation rights, see
"-- Compensation Committee Interlocks and Insider Participation" below. We have no information regarding the identities of any potential designees to our board.


COMMITTEES OF OUR BOARD OF DIRECTORS

       COMMITTEES AND MEMBERS                        FUNCTION OF COMMITTEES
       ----------------------                        ----------------------
Executive committee                    - exercises the power of the board of directors
  James L. Bruce, Jr.                    between board meetings, with some limitations
  Samuel F. Dayton
  Stephen R. Gross
  J. Cary Howell
Audit committee                        - reviews our audit functions, including our
  Glenn W. Sturm                         accounting and financial reporting practices
  Stephen R. Gross                     - reviews the adequacy of our system of internal
                                         accounting controls and the quality and integrity
                                         of our financial statements
                                       - maintains relations with our independent auditors
Compensation committee                 - establishes the compensation of our executive
  Glenn W. Sturm                         officers, including salaries, bonuses, commissions,
  Stephen R. Gross                       and benefit plans
                                       - administers our option and incentive plans

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of our compensation committee is or previously has been an officer or employee of ours. None of our executive officers currently serves as a member of the compensation committee or as a director of any entity of which any of our directors serves as an executive officer. Before establishing the compensation committee in August 1999, our board of directors, acting as a whole, determined executive compensation. Dr. Samuel F. Dayton, our Chairman of the Board, and James L. Bruce, Jr., one of our directors, are also directors, executive officers and the sole shareholders of db Telecom Technologies, and Dr. Dayton is also the chairman of the board of nschool Communication Systems, Inc. We have entered into transactions with each of those companies as explained below.


     From the date of our inception in March 1996 and through September 1997, Dr. Dayton and Mr. Bruce loaned us an aggregate of $618,549. These loans bear simple interest at a rate of 10% per year. Immediately before the closing of this offering, we will issue a total of 543,738 shares to Dr. Dayton and Mr. Bruce (one half to each) in exchange for their forgiveness of this indebtedness.


     From the date of our inception through June 30, 1999, we have paid monthly management fees to db Telecom Technologies in exchange for various administrative, accounting, consulting and other management services. For the year ended December 31, 1998, we paid db Telecom Technologies an aggregate amount of $60,000 for management fees and $4,305 for other services.


     In December 1996, db Telecom Technologies agreed to provide additional periodic loans to us on an "as needed" basis. Under this agreement, db Telecom Technologies has loaned us an aggregate of $270,188. All amounts extended under this loan bear simple interest at a rate of 10% per year. Immediately before the closing of this offering, we will issue a total of 236,337 shares to db Telecom Technologies in exchange for its forgiveness of this indebtedness. The repayment of this debt is personally guaranteed by each of Dr. Dayton, Mr. Bruce, J. Cary Howell, our Chief Executive Officer and a director, and Edward N. Landa, our Chief Technology Officer and a director. Dr. Dayton and Mr. Bruce are the sole shareholders of db Telecom Technologies.


     In May 1998, we established a line of credit with Premier Bank to borrow up to an aggregate of $700,000 from time to time, at an annual interest rate of prime plus 1%. Each of Dr. Dayton, Mr. Howell, Mr. Landa and Mr. Bruce gave personal guarantees to Premier Bank that the amounts due under the credit line would be repaid. As of September 30, 1999, we owed $700,000 under the line of credit, which becomes due in January 2000. We intend to repay this loan and the accrued interest with a portion of the net proceeds from this offering.


     In July 1998, Dr. Dayton and Mr. Bruce personally borrowed $383,985 from The First National Bank of Commerce on our behalf, and then loaned us the money to fund our purchase of Athens' ISP. We repaid approximately $100,000 of this loan in February 1999, when Dr. Dayton and Mr. Bruce obtained an extension of the loan's maturity date to August 27, 1999. The loan, which was subsequently extended in August 1999, currently accrues interest at the rate of 8.75% per year, and is due on January 27, 2000. We are obligated to repay the remaining principal amount of $283,985 and accrued interest with a portion of the net proceeds of this offering.


     In September 1998, we borrowed $200,100 from Premier Bank under a promissory note bearing interest at an annual rate of prime plus 1%. Dr. Dayton personally guaranteed the repayment of this note. We made a principal payment of $50,000 in each of March 1999 and July 1999. The current amount outstanding is $100,100, and the loan is due in January 2000. We intend to repay this loan and the accrued interest with a portion of the net proceeds from this offering.

     In December 1998, we entered into an agreement with nschool Communication Systems, Inc., a developer and licensor of software that links educators, parents and students. Under the agreement, we developed software applications for nschool in exchange for 25% of the outstanding common stock of nschool. In addition, we promised not to compete with nschool by utilizing the developed technology, and nschool granted us the right to match any contract for Internet access presented to nschool by any other ISP. We granted to nschool a license to use both the combined software product and the separable components for limited purposes, and nschool granted to us a license to use the components of the software for any purpose and to use the combined software product for limited purposes.


     In September 1999, we granted options to purchase an aggregate of 520,000 shares of our common stock to key employees of db Telecom Technologies at an exercise price of $5.71 per share in connection with consulting services these employees performed for us. All of these options were granted pursuant to our Amended and Restated 1999 Stock Option and Incentive Plan and are currently exercisable. In December 1999, 2,000 of the options were forfeited.



     In September 1999, the board granted each of Mr. Dayton and Mr. Bruce an option to purchase 137,500 shares of common stock at an exercise price of $5.71 per share in consideration for their financial and management support of us since our inception. These options were granted under our Amended and Restated 1999 Stock Option and Incentive Plan, are immediately exercisable and have a term of ten years from the date of grant.


     In November 1999, Dr. Dayton agreed to lend us up to $140,000 to cover short-term expenses. The outstanding principal amount of this loan earns interest at a rate of 10% per year and is payable on the earlier of January 15, 2000 or the closing of this offering. As of the date of this prospectus we have borrowed the full $140,000 from Dr. Dayton under this arrangement. We are obligated to repay this loan and the accrued interest with a portion of the net proceeds of this offering.


     Upon the completion of this offering, we and our four principal shareholders -- Dr. Dayton, Mr. Bruce, Mr. Landa and Mr. Howell -- will enter into a shareholders agreement with the purchaser of the largest number of units in this offering, as agent for all of the holders of the notes. The shareholders agreement, which will terminate when we repay the notes in full, will provide that so long as the holders of the notes in the aggregate beneficially own 5% or more of our equity on a fully diluted basis, the agent, acting on behalf of the noteholders, will have the right to designate two people as nominees to serve on our board of directors. These two nominees, together with the four principal shareholders, must constitute a majority of the board unless the holders of 66 2/3% of the outstanding principal amount of the notes consent otherwise. One of these two nominees must have relevant experience in our industry and must be reasonably satisfactory to the other members of the board. Additionally, until we complete an initial underwritten public offering of securities, the agent will have the right to designate one person as an observer who will be entitled to receive notice of all meetings of the board and its committees, to receive all materials distributed to members of the board and its committees, and to attend all meetings of the board and its committees. Upon an event of default under the notes, the agent will have the right to designate as nominees to the board such number of persons as would then be necessary for all of the agent's designees to constitute a majority of the board. Each of the principal shareholders will agree to vote his shares of our stock and to vote as a director to achieve the board composition described above. We have no information regarding the identities of any potential designees under the shareholders agreement. Under the shareholders agreement, each of the principal shareholders will also agree not to sell or otherwise dispose of any shares of our capital stock except to members of his immediate family or related trusts or estates, and these permitted transferees must agree to hold the shares subject to the terms of the shareholders agreement.


     Since our inception, a substantial portion of our business has resulted from our relationship with db Telecom Technologies. We expect to continue to benefit from this relationship in the future, particularly with respect to educational and governmental contracts we may jointly pursue.

DIRECTOR COMPENSATION

     Our bylaws allow our board of directors to determine from time to time the compensation that directors may receive for their service as directors. Since inception, however, our directors have served without cash compensation, except for reimbursement for out-of-pocket expenses for each meeting attended.


     We granted to each of Mr. Gross and Mr. Sturm options to purchase 100,000 shares of common stock at an exercise price of $5.71 per share in September 1999. These options were vested with respect to one-third of the shares as of the date of grant and will vest with respect to the remaining shares in two equal installments on each of the next two anniversaries of the date they commenced service on the board. The options have a term of five years from the date of grant. For additional information regarding options and awards directors are eligible to receive under the comstar.net Director Stock Option Plan, see "-- comstar.net, inc. Director Stock Option Plan" below.


EXECUTIVE COMPENSATION

     The following table describes all compensation earned by or paid or awarded to our chief executive officer for services rendered to us in all capacities during the year ended December 31, 1998. No other officer received compensation in excess of $100,000 for the year ended December 31, 1998.

                             SUMMARY COMPENSATION TABLE
                             --------------------------
    NAME AND PRINCIPAL POSITION      YEAR   SALARY    BONUS   ALL OTHER COMPENSATION
    ---------------------------      ----   -------   -----   ----------------------
J. Cary Howell, Chief Executive
Officer............................  1998   $69,030    -0-             -0-

EMPLOYMENT AGREEMENTS

     As a general matter, we do not enter into employment agreements, and we have not entered into employment agreements with any of our executive officers. Rather, the employment relationships with each executive officer are "at will." However, in connection with the initial employment of each executive officer, comstar.net and the executive executed an offer letter which outlines the general compensation and benefits provided to the executive, including base salary, targeted annual bonus, option grants and employee benefits. We granted each of Christopher K. Martin, our Chief Financial Officer, Cynthia A. St. Ores, our Chief Operating Officer and Steven J. Edwards, our Executive Vice President of Sales and Marketing, an option to purchase 100,000 shares of common stock at an exercise price of $5.71 per share concurrently with the commencement of their employment. These options, which were granted under the comstar.net, inc. Amended and Restated 1999 Stock Option and Incentive Plan, vest in three equal installments on the first three anniversaries of the commencement of their employment and have a term of ten years from the date of grant. In addition, in March 1999 we granted Michael A. Dayton, our Vice President of Network Operations, an option under the 1999 Option Plan to purchase 100,000 shares of common stock at an exercise price of $5.71 per share. As of the date of this prospectus, 66,667 shares subject to the option are vested and the remaining shares vest in June 2000. Mr. Dayton's options have a term of ten years from the date of grant.


COMSTAR.NET, INC. AMENDED AND RESTATED 1999 STOCK OPTION AND INCENTIVE PLAN


     In March 1999, the board of directors adopted the 1999 Stock Option and Incentive Plan under which a maximum of 1,700,000 shares of our common stock were available to be granted to employees, consultants and others rendering services to us. In September 1999, we increased the number of shares available for grant under this plan to 2,300,000 shares, and in October 1999 our shareholders approved the 1999 Option Plan, as amended. The number of shares that may be granted under the 1999 Option Plan automatically increases on January 1 of each calendar year to an amount equal to 15% of our common stock outstanding on December 31 of the previous year, calculated on a fully diluted basis, if that amount is greater than the maximum amount previously available for grant under the 1999 Option Plan. Options may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code, which permits the deferral of taxable income related to the exercise of the option, or nonqualified options not entitled to the tax deferral. Incentive stock options may only be granted to employees, and the exercise price must be at least equal to the fair market value of the common stock on the date the options are granted. In addition, the 1999 Option Plan allows for awards of restricted stock and stock appreciation rights.


     The board of directors and the compensation committee administer the 1999 Option Plan. Under the 1999 Option Plan, the number of shares for which options may be granted and the number of shares that may be issued under unexercised options are adjusted to take into account some of the events affecting the common stock, including stock splits, dividends payable in common stock and business combinations. Within the limits specified in the 1999 Option Plan, the board of directors and the compensation committee, in their discretion, select the recipients of awards and the number of options granted under the 1999 Option Plan and determine other matters such as:

     - vesting and exercisability schedules,

     - the exercise price of options, which cannot be less than 100% of the fair market value of the common stock on the date of grant for all stock options, and

     - the duration of awards.


     Our general practice has been to make all options granted under the 1999 Option Plan vest in three equal installments on the first three anniversaries of the date the optionee commences employment. As of September 30, 1999, we had granted options to purchase

1,537,250 shares of common stock under the 1999 Option Plan at an exercise price of $5.71 per share. All of these options have a term of ten years from the date of grant. In December 1999, 2,000 of the options were forfeited.


COMSTAR.NET, INC. DIRECTOR STOCK OPTION PLAN


     Our board of directors approved the Director Stock Option Plan in September 1999, and our shareholders approved the Director Stock Option Plan in October 1999. The Director Option Plan provides for the grant of non-qualified stock options to our non-employee directors. The Director Option Plan authorizes the issuance of up to 600,000 shares of common stock under options having an exercise price equal to the fair market value of the common stock on the date the options are granted. Under the Director Option Plan, the number of shares for which options may be granted and the number of shares that may be issued under unexercised options are adjusted to take into account some of the events affecting the common stock, including stock splits, dividends payable in common stock and business combinations. The board of directors administers the Director Option Plan.



     The Director Option Plan provides for grants of options to acquire shares of common stock to each non-employee director who is initially elected to the board of directors after the date of approval of the Director Option Plan. The board of directors will establish the number of shares in each grant, the exercise terms and vesting schedules of each option on the grant date. Each option will expire five years after the date of grant, unless cancelled sooner as a result of termination of service or death, or unless the option is fully exercised before the end of the option period. As of September 30, 1999, options to acquire 200,000 shares of common stock were outstanding under the Director Option Plan at an exercise price of $5.71 per share. All of these options have a term of five years from the date of grant.


DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION

     Our articles of incorporation provide that no director will be personally liable to us or any of our shareholders for any breach of the duties of office, except that the elimination of liability does not apply to:

     - appropriations of business opportunities in violation of the director's duties,

     - knowing or intentional misconduct or violation of law,

     - liability for assenting to distributions which are illegal or improper under Georgia law or our articles of incorporation, and

     - liability for any transaction in which the director derived an improper personal benefit.

     In addition, our articles of incorporation state that if Georgia law is ever amended to allow for greater exculpation of directors than presently permitted, the directors will be relieved from liabilities to the fullest extent provided by Georgia law, as so amended. No further action by the board of directors or our shareholders is required, unless Georgia law provides otherwise. No modification or repeal of our articles of incorporation will adversely affect the elimination or reduction in liability provided by them with respect to any alleged act occurring before the effective date of that modification or repeal.

     We have entered into indemnification agreements with each of our directors and executive officers that give these individuals similar rights to indemnification and contribution.

                           RELATED PARTY TRANSACTIONS

     We believe that all of the following transactions, as well as all of the transactions described in "Management -- Compensation Committee Interlocks and Insider Participation," were made on terms no less favorable to us than could have been obtained from other unaffiliated parties. All future transactions, including loans, between us and our officers, directors, principal shareholders and their affiliates will be approved by a majority, but not fewer than two, of our disinterested directors, and will continue to be on terms no less favorable to us than could be obtained from other unaffiliated parties.


     In June 1999, we sold 8,758 shares of common stock at $5.71 per share to each of Christopher K. Martin, our Chief Financial Officer, and Steven J. Edwards, our Executive Vice President of Sales and Marketing, each of whom was an officer at the time of sale.


     Our director Glenn W. Sturm is a partner in the law firm of Nelson Mullins Riley & Scarborough, L.L.P., where he serves as Corporate Chairman and a member of the executive committee. Nelson Mullins has advised us regarding securities and corporate law matters since August 1998.

     In addition to the transactions described above, other transactions involving Dr. Samuel F. Dayton, our Chairman of the Board, James L. Bruce, Jr., one of our directors and principal shareholders, their affiliates, J. Cary Howell, our Chief Executive Officer and a director, and Edward N. Landa, our Chief Technology Officer and a director, are described in "Management -- Compensation Committee Interlocks and Insider Participation."

                             PRINCIPAL SHAREHOLDERS


     The following table provides information with respect to the beneficial ownership of our common stock as of December 27, 1999 and immediately after this offering by:


     - each person known by us to beneficially own more than 5% of the outstanding shares of common stock,

     - each of our directors and executive officers named in the summary compensation table, and

     - all of our directors and executive officers as a group.


     Unless otherwise indicated, the address of each of the beneficial owners identified is c/o comstar.net, inc., 2812 Spring Road, Suite 210, Atlanta, Georgia 30339. Except as otherwise indicated, the beneficial owners have sole voting and investment power with respect to all shares of common stock owned by them. Percentage of ownership before this offering is based on 10,371,786 shares of common stock outstanding as of December 27, 1999, giving effect to the two-for-one stock split to be effective immediately before the closing of this offering. Percentage of ownership after this offering is based on 12,428,519 shares of common stock outstanding after this offering, giving effect to the stock split, to the issuance of a total of 1,276,658 shares to purchasers in our private placement concluded in June 1999 and to the issuance of a total of 780,075 shares to two of our founders and their affiliate in exchange for their forgiveness of approximately $1,006,297 in outstanding indebtedness. Shares of common stock issuable under options held by the respective person or group which may be exercised within 60 days after December 27, 1999 are referred to in this prospectus as "presently exercisable stock options." Under SEC rules, presently exercisable stock options are deemed to be outstanding and to be beneficially owned by the person or group holding those options for the purpose of computing the percentage ownership of the person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.



                                                  SHARES                 SHARES
                                            BENEFICIALLY OWNED     BENEFICIALLY OWNED
                                                  BEFORE                 AFTER
                                               THE OFFERING           THE OFFERING
                                           --------------------   --------------------
NAME OF BENEFICIAL OWNER                     NUMBER     PERCENT     NUMBER     PERCENT
------------------------                   ----------   -------   ----------   -------
Samuel F. Dayton(1)......................   2,646,258    25.2%     3,154,464    25.1%
J. Cary Howell...........................   2,482,490    23.9      2,482,490    20.0
Edward N. Landa(2).......................   2,502,764    24.1      3,145,706    25.0
James L. Bruce, Jr.(3)...................   2,637,500    25.1      3,145,706    25.0
Glenn W. Sturm(4)........................      33,333       *         33,333       *
Stephen R. Gross (4).....................      33,333       *         33,333       *
All directors and executive officers as a
  group (9 persons)(5)...................  10,353,194    96.6     11,133,269    87.2


-------------------------

 *  Less than 1% of the outstanding common stock.

(1) Includes 137,500 shares of common stock that may be issued on the exercise of presently exercisable stock options. Also includes 8,758 shares of common stock held by the Mauney Family Limited Partnership and 236,337 shares of common stock held after the offering by db Telecom Technologies, Inc., all of which may be deemed to be beneficially owned by Dr. Dayton. Dr. Dayton disclaims beneficial ownership of these 245,095 shares, except to the extent of his pecuniary interest in the shares.


(2) Includes 10,000 shares of common stock owned by Mr. Landa's wife and 12,264 shares of common stock held by seven trusts of which Mr. Landa is the sole trustee, all of which may be deemed to be beneficially owned by Mr. Landa. Mr. Landa disclaims beneficial ownership of all of these 22,264 shares, except to the extent of his pecuniary interest in the shares.


(3) Includes 400,000 shares of common stock held by Tartan Family Properties, L.P., all of which may be deemed to be owned by Mr. Bruce. Mr. Bruce disclaims beneficial ownership of these 400,000 shares except to the extent of his pecuniary interest in the shares. Includes 137,500 shares of common stock that may be issued on the exercise of presently exercisable stock options. Also includes 236,337 shares of common stock held after the offering by db Telecom Technologies, Inc., all of which may be deemed to be beneficially owned by Mr. Bruce. Mr. Bruce disclaims beneficial ownership of these 245,095 shares, except to the extent of his pecuniary interest in the shares. Mr. Bruce's address is c/o Yonah Manufacturing Company, P.O. Box 280, Cornelia, Georgia 30531.


(4) Consists of 33,333 shares of common stock that may be issued on the exercise of presently exercisable stock options.


(5) Includes 341,666 shares of common stock that may be issued on the exercise of presently exercisable stock options granted to our directors, 655,135 shares of common stock held by affiliates of certain members of the group and 12,264 shares of common stock held by trusts for which members of the group serve as trustee, which may be deemed to be beneficially owned by those members.

                          DESCRIPTION OF CAPITAL STOCK

     The following summary is qualified in its entirety by the provisions of our articles of incorporation and our bylaws, and by the applicable provisions of Georgia law.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

     Our authorized capital stock consists of:

     - 50,000,000 shares of common stock, without par value and without designation as to series, and

     - 5,000,000 shares of preferred stock, without par value, with the rights and preferences the board of directors determines.

COMMON STOCK

     The holders of common stock are entitled to one vote for each share they hold of record for matters on which they are entitled to vote. There are no sinking fund provisions or any cumulative voting, preemptive, redemption or conversion rights applicable to the common stock.

     The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of any shares of any series of preferred stock that our board of directors may designate from time to time in the future. Subject to the preference rights of the holders of any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably any dividends and other distributions that the board of directors may declare out of funds legally available for that purpose. On the liquidation, dissolution or winding up of comstar.net, holders of common stock are entitled to share ratably in all assets remaining after the payment of our debts and other liabilities, and, if applicable, dividends on our preferred stock. The outstanding shares of common stock are fully paid and non-assessable.

PREFERRED STOCK

     Under our articles of incorporation, our board of directors has the authority, without shareholder approval or action, to issue up to 5,000,000 shares of preferred stock in the series and with the preferences, limitations and relative rights as the board of directors may determine from time to time. The terms of the voting, conversion, dividend, liquidation, preemptive, redemption and other rights, privileges and preferences conferred on the holders of any preferred stock may be more favorable than those granted to holders of common stock. The designation of any preferred stock with greater rights, privileges and preferences than those applicable to the common stock may adversely affect the voting power, market price and other rights and privileges of the common stock, and may hinder or delay the removal of directors, attempted tender offers, proxy contests or takeovers, or other attempts to change control of comstar.net, some or all of which the holders of common stock may desire.

     Our board of directors can issue portions of the authorized but unissued shares of our common stock and preferred stock without obtaining shareholder approval. The board of directors may use these issuances to retain our current management team or to prevent a tender offer or other attempt to take over comstar.net, some or all of which our shareholders may desire.

RELEVANT PROVISIONS OF THE ARTICLES, BYLAWS AND GEORGIA LAW

     Some of the provisions of our articles of incorporation and bylaws and of Georgia law, summarized in the following paragraphs, may be considered to have anti-takeover effects. These provisions may hinder, delay, deter or prevent a tender offer, proxy contest or other attempted takeover that a shareholder may deem to be in that shareholder's best interest, including an attempted transaction that might result in payment of a premium over the market price for shares the shareholder holds.

     Classified Board of Directors; Number, Term and Removal of Directors. Our board of directors is divided into three classes of directors, each serving for staggered three-year terms. As a result, approximately one-third of our board of directors will be elected each year. Our articles of incorporation provide that we may not have more than 15 directors, and that the number of directors will be set by resolution of the board of directors under our bylaws. Currently, we have six directors. Directors may only be removed from the board of directors with cause upon the affirmative vote of at least a majority of the shareholders entitled to vote for directors at a duly held shareholders' meeting for which notice of the removal action was properly given. Upon a vacancy created in the board of directors by a removal action or for any other reason, including an increase in the size of the board of directors, a successor or new director may be appointed only by the affirmative vote of a majority of the directors then in office. The classification of directors, together with the limitation on the removal of directors, and the ability of the remaining directors to fill any vacancies on the board of directors, has the effect of making it more difficult for shareholders to change the composition of the board of directors. In particular, it will ordinarily require two annual meetings of shareholders to change a majority of the board of directors, even if holders of a majority of the shares outstanding desire to change a majority of the board of directors before that time.

     Shareholder Meetings; Actions by Written Consent of Shareholders. Our bylaws provide that special meetings of shareholders or a class or series of shareholders may be called at any time by the board of directors, the Chairman of the Board or the Chief Executive Officer, and must be called on the written request of the holders of shares representing at least 25% of the votes entitled to be cast on each issue presented at the meeting, or a majority of the votes entitled to be cast if we have more than 100 beneficial owners. The bylaws also provide that shareholders seeking to bring business before an annual shareholders' meeting or to nominate candidates for election as directors must provide notice of their proposed action not less than 45 nor more than 90 days before the first anniversary of the previous year's annual shareholder meeting, and, in that notice, provide to us information concerning the proposal or nominee. This provision may prevent shareholders from bringing matters before the shareholders at an annual meeting or from making nominations for directors at an annual meeting. All actions by the shareholders either must be taken at a meeting with prior notice under the bylaws or without a meeting if a written consent describing the action to be taken is signed by all shareholders entitled to vote on the action.

     Constituency Provisions. Our articles of incorporation permit the board of directors, its committees and individual directors to consider the interests of various constituencies, including our employees, customers, suppliers, and creditors, communities in which we maintain offices or operations and other factors which directors deem pertinent in carrying out and discharging the duties and responsibilities of their positions and in determining what they believe to be in our best interests. As a result, it is possible that the board of directors may make a decision that is in the best interests of some or all of these other constituencies and which is not in the best interests of all of our shareholders.

     Georgia Anti-Takeover Statutes. Some provisions of Georgia law that may apply to us if we so choose may be considered to have anti-takeover effects and may hinder, delay, deter or prevent a tender offer, proxy contest or other attempted takeover that a shareholder may deem to be in his or her best interest.

     Georgia law generally restricts a company from entering into business combinations with an interested shareholder or an affiliate of an interested shareholder for a period of five years after the date the shareholder became an interested shareholder, unless one of the conditions summarized below is met. An "interested shareholder" is any person or entity that is the beneficial owner of at least 10% of the company's voting stock. The conditions are:

     - before the shareholder became an interested shareholder, the company's board of directors approved either the business combination or transaction which resulted in the shareholder becoming an interested shareholder,

     - the interested shareholder acquires 90% of the company's voting stock in the same transaction in which it exceeds 10%, or

     - after becoming an interested shareholder, the shareholder acquires 90% of the company's voting stock and the holders of a majority of the remaining voting stock, not including voting stock held by the interested shareholder, directors or officers of comstar.net or their affiliates, approve the business combination.

Georgia law states that the above restrictions will not apply unless the company's bylaws specifically provide that these restrictions are applicable to the company. We have not elected to be covered by this statute, but we could do so by action of the board of directors at any time.

     Georgia law also imposes fair price and other procedural requirements on some business combinations with any person who owns 10% or more of the common stock. These statutory requirements restrict business combinations with, and accumulations of shares of voting stock of, some Georgia corporations. The statute will apply to a company only if it elects to be covered by the restrictions imposed by these statutes. We have not elected to be covered by this statute, but we could do so by action of our board of directors at any time.

DIRECTOR EXCULPATION AND INDEMNIFICATION

     Our articles of incorporation and bylaws limit the liability of our directors to us and our shareholders as described above in "Management - Director and Officer Liability and Indemnification." We have also entered into indemnification agreements with each of our directors and our executive officers that give them similar rights to indemnification and contribution.

                              DESCRIPTION OF NOTES


     Each investment unit includes an 8% senior convertible note. Notes are offered in principal increments of $50,000, with a minimum of $4,000,000 of notes and a maximum of $5,000,000 of notes to be sold in the offering. Although no notes are currently outstanding, we have authorized up to $5,000,000 principal amount of 8% senior convertible notes for issuance. We will not issue any notes before the closing of this offering. Each note may be transferred separately from the related warrant.



     Each note will mature on the earlier of (1) December 31, 2004, or (2) the closing of a sale of our securities if the gross proceeds to us are $10,000,000 or more. Simple interest accrues on the notes at the rate of 8% per year and is payable on the last day of each year commencing on December 31, 2000 and on the maturity date of the notes. Accrued interest is payable in cash, but the holder of the note may elect to receive shares of our common stock in payment of the accrued interest, based on the conversion price. Repayment of principal and interest is not secured by any collateral, and there is no indenture or trustee for the notes. The notes will be subordinate in the right of payment to purchase money indebtedness permitted by the notes.



     The notes limit our ability to make payments with respect to the principal of or other amounts owing with respect to other indebtedness until we pay the principal of and interest on the notes in full. This provision may limit our ability to incur additional indebtedness.



     Each note is convertible into common stock by the holder in whole or in part at any time before the maturity date. Any conversion must be in an integral multiple of $100,000 or the remaining principal amount of the note being converted. The initial conversion price is $1.29 per share. Therefore, the note included in a $50,000 investment unit is initially convertible into a total of 38,760 shares of our common stock. The notes contain customary anti-dilution provisions that take into account common stock dividends, subdivisions or combinations of our common stock and reorganizations, mergers or consolidations.


     In addition, as a general rule, if we issue shares of common stock, or options, warrants or other rights convertible into common stock, for a per share price, exercise price or consideration of less than the conversion price then in effect, the conversion price shall be reduced to a price equal to the lower per share price, exercise price or consideration. Exceptions to this general rule include the following events if approved by a majority of our board of directors:

     - our acquisition of another entity or its assets if we or our shareholders prior to the transaction own more than 50% of the voting power of the survivor,


     - our issuance of options and warrants to our employees, consultants or directors under an incentive agreement approved by our shareholders,



     - our issuance of securities in connection with equipment leases or borrowings from financial or other institutions regularly engaged in that business,



     - our issuance of securities in connection with a transaction in which we license intellectual property to be used in our business, or


     - our issuance of securities to a strategic joint venture partner.

     We have the right to prepay the notes after giving 20 days notice to the holders. The holder of a note may convert the note into common stock by surrendering it to us before the 20 day notice period expires.


     Events of default include the following:


     - our failure to pay principal or interest on the note when due,



     - our failure to undertake a public or private offering intended to raise at least $10,000,000 in aggregate gross proceeds to us prior to March 15, 2000 or to close such a transaction prior to April 15, 2000,



     - our failure to perform, or our breach of, any of the covenants contained in the note, relating to such matters as:



           (1) incurrence of additional indebtedness,



           (2) the convertibility of the notes,



           (3) the creation or incurrence of specified liens,



           (4) the offering or issuance of additional securities,



           (5) payment of dividends,



           (6) changing our primary line of business,



           (7) engaging in a merger, dissolution or specified dispositions of assets,



           (8) transactions with affiliates,



           (9) compensation of our officers,



           (10) use of the proceeds of this offering, and



           (11) delivery of information to the holders of the notes,



     - defaults in our other indebtedness,



     - a judgment being rendered against us for an amount in excess of $100,000, which is not appealed or stayed within 60 days from the date of its entry against us, or



     - the commencement of bankruptcy proceedings with respect to us.



     If an event of default involving a failure to pay the principal of or interest on the notes when due occurs, a holder may elect to cause the principal and accrued interest to become immediately due and payable. If an event of default involving the commencement of bankruptcy proceedings with respect to us occurs, then the principal of and accrued interest on the notes shall become due and payable immediately without any action by a holder. If an event of default of any type other than those discussed in the immediately preceding two sentences occurs, then the holders of 33 1/3% of the principal amount of the notes then outstanding may declare the principal amount of and accrued interest on the notes to be due and payable immediately.

     We have granted holders of the notes preemptive rights to purchase, under specified circumstances, a pro rata portion of any additional securities we may issue, other than:



     - securities issued in an underwritten public offering if the gross proceeds to us are $10,000,000 or more,



     - shares of our common stock issued pursuant to options granted pursuant to a stock option plan approved by our board of directors or committee of our board,



     - shares of our common stock issued in connection with any merger or acquisition approved by our board of directors and shareholders,



     - shares of common stock issued in connection with any joint venture, strategic alliance or similar relationship approved by our board of directors, and



     - shares of our common stock issued for consideration less than $150,000 in the aggregate.



     The preemptive rights no longer apply after the closing of an underwritten public offering of our securities if the gross proceeds to us are $10,000,000 or more.



     Beginning 180 days after the effective date of an initial public offering of our securities, the holders of more than 50% of the shares of common stock issued and issuable upon the conversion of all notes and the exercise or conversion of all warrants will have the right to demand that we prepare and file, and use our best efforts to cause to become effective, a registration statement under the Securities Act to permit the sale of shares of common stock issuable upon such conversion and exercise. We will be obligated to file one such registration statement for which all expenses, other than fees of counsel for the holders and underwriting discounts, will be payable by us and one additional registration statement for which all expenses will be payable by the holders demanding registration. The holders will also be entitled to certain piggyback registration rights beginning after the later of (1) the first anniversary of the closing of this offering and (2) the completion of an initial public offering of our securities. If the registration for which those piggyback rights are asserted involves an underwriting and the managing underwriter reasonably believes that marketing factors require a limitation of the number of shares to be underwritten, we may limit pro rata the number of shares that the holders may include in the registration to the extent necessary to reduce the total number of shares to be included in the offering to the number of shares to be underwritten.


     The notes may be amended or the terms of the notes waived upon the written consent of comstar.net and the holder of the note. The notes are governed by Georgia law.

                            DESCRIPTION OF WARRANTS


     Each investment unit includes a stock purchase warrant. Each warrant has a ten-year term and is exercisable immediately at a price of $.01 per share for a total of 13,566 shares of our common stock. No warrants are currently outstanding, and we will not issue any warrants before the closing of this offering. Each warrant may be transferred separately from the related note.



     A warrant holder may exercise a warrant in whole or in part from time to time by delivering to us a certified or bank cashier's check in the amount of the aggregate exercise price of the shares being purchased. Instead of paying the exercise price by check, holders of warrants may elect to convert their warrants into the number of shares of common stock equal to the quotient obtained by dividing (1) the aggregate value of the warrant or portion thereof being converted, which is equal to the aggregate fair market value, at the time of conversion, of the shares underlying the warrant or portion thereof being converted less the aggregate per share exercise price, by (2) the fair market value of one share of common stock at the time of conversion.



     The warrants contain customary anti-dilution terms that provide for adjustment of the exercise price and the number and kind of securities or other property issuable on exercise or conversion of the warrants upon the occurrence of events such as stock dividends, stock splits, recapitalizations, consolidations, mergers, and the sale or lease of all or substantially all of our assets.



     The warrants contain registration and preemptive rights similar to those associated with the notes.

                     U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain United States federal income tax considerations relevant to the original holders of the investment units. This summary is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect, or different interpretations. The Internal Revenue Service, or IRS, could challenge one or more of the conclusions described in this prospectus, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the United States federal income tax consequences of acquiring or holding investment units. This discussion does not purport to deal with all aspects of United States federal income taxation that may be relevant to a particular holder in light of the holder's circumstances. Also, it is not intended to be applicable to all categories of investors, some of which (such as dealers in securities, banks, insurance companies, tax-exempt organizations, foreign persons and persons holding notes as part of a hedging or conversion transaction or straddle or other risk reduction transaction) may be subject to special rules. The discussion also does not discuss the tax consequences arising under the laws of any state, local or foreign jurisdiction. In addition, this discussion is limited to persons who will hold the notes and warrants (and common stock into which the notes and warrants may be converted or exercised) as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code.

     Persons considering the purchase, ownership, conversion, exercise or other disposition of notes or warrants should consult their own tax advisors regarding the federal income tax consequences and the consequences arising under the laws of any state, local or foreign taxing jurisdiction.

GENERAL

     Because the original purchasers of the notes also will acquire warrants, each note will be treated for federal income tax purposes as having been issued as part of an investment unit consisting of a note and a warrant. The issue price of an investment unit consisting of a note and a warrant will be the price the first buyer pays for an investment unit. The issue price of an investment unit is allocated between the note and the warrant based on their relative fair market values. We will allocate the issue price of an investment unit between the note and the warrant in accordance with our determination of their relative fair market values on the issue date. Although our allocation will not be binding on the Internal Revenue Service, each holder of an investment unit must use our allocation unless the holder discloses on its federal income tax return that it plans to use an allocation that is inconsistent with our allocation.

NOTES


     Interest and Original Issue Discount. Holders of the notes will be required to include payments of "qualified stated interest" (as defined below) received thereon in taxable income in accordance with their respective methods of accounting for federal income tax purposes. In addition, the notes will be issued with a substantial amount of "original issue discount" for federal income tax purposes. A note holder generally is required to include original issue discount in gross income as it accrues, regardless of the holder's method of accounting for federal income tax purposes. Accordingly, each holder will be required to include amounts in gross income without regard to when the cash or other payments to which this income is attributable are received.



     The amount of original issue discount with respect to each note is an amount equal to the excess of the "stated redemption price at maturity" of each note over its issue price (the initial price at which a substantial number of notes are sold for money). The stated redemption price at maturity of each note will include all cash payments including principal and interest, required to be made on the note until maturity, other than "qualified stated interest" payments. "Qualified stated interest" is stated interest that is required to be paid at least annually during the term of the note. Stated interest on the notes will be treated as qualified stated interest.



     A holder of a note must include in gross income for federal income tax purposes the sum of the daily portions of original issue discount with respect to the note for each day during the taxable year or portion of a taxable year on which each holder holds the note ("accrued original issue discount"). The daily portion is determined by allocating to each day of an accrual period a pro rata portion of an amount equal to the adjusted issue price of the note at the beginning of the accrual period multiplied by the yield to maturity of the note. The accrual period of a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs at the end of an accrual period or on the first day of an accrual period. The adjusted issue price of the note at the start of any accrual period is the issue price of the note increased by the accrued original issue discount for each prior accrual period. Under these rules, note holders will have to include in gross income increasingly greater amounts of original issue discount in each successive accrual period. Any amount included in income as original issue discount will increase a holder's tax basis in the note.



     If your purchase price for a note exceeds the "adjusted issue price" (the sum of the issue price of the note and the aggregate amount of original issue discount includable in the gross income of all holders of the note for periods before your acquisition of the note reduced by the amount of any payment previously made on the note other than a payment of qualified stated interest), the excess (referred to as "acquisition premium") may offset the amount of original issue discount otherwise includible in your taxable income unless the purchase price also exceeds the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, i.e., the note is purchased at a "premium." The above described rules for inclusion in gross income of original issue discount do not apply to holders who have purchased the notes at a premium.



     We will be required to furnish annually to the IRS and to some noncorporate note holders information regarding the amount of the original issue discount attributable to that year.



     Bond Premium. Generally, the holder of a note has bond premium if the holder's basis in the note (reduced by, in the case of a convertible note, the value attributable to the conversion feature of the note) exceeds the stated redemption price on maturity of the note. If the holder elects, an allocable portion of the bond premium may be used to offset interest income on the note. Pursuant to Treasury Regulations, the value of the conversion feature may be determined under any reasonable method.



     Disposition or Conversion. Except as described below, gain or loss upon a sale or other disposition of a note will generally be capital gain or loss (which will be long term if the note is held for more than one year). Net capital gains of individuals are, under some circumstances, taxed at lower rates than items of ordinary income. In the case of individuals, long-term capital gains with respect to property held for more than one year are taxed at a maximum 20% federal tax rate. Net capital gain of corporations is taxed the same as ordinary income, with a maximum federal tax rate of 35%.


     A holder's conversion of a note into common stock is generally not a taxable event (except with respect to cash received in lieu of a fractional share and common stock received as interest, if any). The holder's basis in the common stock received on conversion of a note will be the same as the holder's basis in the note at the time of conversion (increased by the value of the common stock received as interest, if any, but exclusive of any tax basis allocable to a fractional share), and the holding period for the common stock received on conversion (other than common stock received as interest, if any) will include the holding period of the note converted (assuming each is held as a capital asset).


     Cash received in lieu of a fractional share of common stock upon conversion of a note should be treated as a payment in exchange for the fractional share. Accordingly, if the common stock is a capital asset in the hands of a note holder, the receipt of cash in lieu of a fractional share of common stock should generally result in capital gain or loss, if any, measured by the difference between the cash received for the fractional share and the holder's basis in the fractional share.


     Gain or loss upon a sale or other disposition of the common stock received upon conversion of a note will be capital gain or loss if the common stock is held as a capital asset (which gain or loss will be long-term if the holding period for the common stock is more than one year). In the case of individuals, long-term capital gains with respect to property held for more than one year generally are taxed at a maximum 20% federal tax rate. Net capital gain of corporations is taxed at the same rate as ordinary income, with a maximum federal tax rate of 35%.


     Constructive Dividend. If at any time we make a distribution of property to our shareholders that would be taxable to the shareholders as a dividend for United States federal income tax purposes and, in accordance with the anti-dilution provisions of the notes, the conversion price of the notes is decreased, the decrease may be deemed to be the payment of a taxable dividend to holders of the notes.


     Backup Withholding and Information Reporting. Information reporting will apply to payments of interest or dividends, if any, made by us on, or the proceeds of the sale or other disposition of, the notes or shares of common stock with respect to some noncorporate note holders, and backup withholding at a rate of 31% may apply unless the recipient of the payment supplies a taxpayer identification number, certified under penalties of perjury, as well as designated other information or otherwise establishes an exemption from backup withholding. Any amount withheld under the backup withholding rules will be allowable as a credit against the holder's federal income tax, provided that the required information is provided to the Internal Revenue Service.

WARRANTS

     Exercise. No gain or loss will be recognized for United States federal income tax purposes by holders of the warrants upon the exercise thereof in exchange for common stock (except to the extent of cash, if any, received in place of the issuance of fractional shares of common stock). A holder's tax basis in the common stock will equal the sum of the tax basis in the warrants plus the exercise price paid on exercise. The holding period of the common stock received on the exercise of the warrants will not include the holding period of the warrants. If any cash is received in place of fractional shares, the holder will recognize gain or loss, and the character and the amount of the gain or loss will be determined as if the holder had received the fractional shares and then immediately sold them for cash.

     Sale of Warrants or Common Stock. The sale of a warrant ordinarily will result in the recognition of gain or loss to the holder for United States federal income tax purposes in an amount equal to the difference between the amount realized on the sale or exchange and the holder's tax basis in the warrant. The gain or loss will be capital gain or loss, provided the common stock would have been a capital asset in the hands of the warrant holder had the warrant been exercised, and will be long-term capital gain or loss with respect to the warrants held for more than one year.

     Similarly, gain or loss generally will be recognized upon a sale of the common stock received upon exercise of a warrant in an amount equal to the difference between the amount realized on the transfer and the holder's adjusted tax basis in the common stock. The gain or loss will be capital gain or loss, provided the common stock is held as a capital asset, and will be long-term capital gain or loss with respect to common stock held for more than one year.


     Lapse. If the warrants lapse without exercise, the holder will recognize a capital loss (assuming the sale or exchange of the warrants by the holder would have given rise to capital gain or loss) equal to the holder's tax basis in the warrants. Any capital loss would be long-term if the holding period for the warrants exceeds one year.

                              PLAN OF DISTRIBUTION

     We cannot be certain that we will be able to sell all of the investment units offered, and it is possible that we will close this offering for less than the $5,000,000 of investment units being offered.


     Scott & Stringfellow, Inc. and SunTrust Equitable Securities Corporation have agreed to act as placement agents in connection with the offering and will use their commercially reasonable efforts to place the investment units. Scott & Stringfellow, Inc. and SunTrust Equitable Securities Corporation have no obligation to buy any investment units in the offering.



     The offering is being made on a minimum-maximum basis, and no investment units will be sold unless at least $4,000,000 of investment units are sold on or before December 31, 1999 unless we and the placement agents choose to extend the offering to a date no later than January 15, 2000. Although neither we nor the placement agents will purchase investment units in the offering, affiliates of us and the placement agents are permitted to do so. If the offering is terminated for any reason, then all funds that were deposited into escrow as described below will be returned to investors.



     All investor funds will be deposited into an escrow account established on the investors' behalf with Branch Banking & Trust Company. Subscriber checks will be made payable to the escrow agent. Investors' funds not transmitted directly to the escrow account will be received by the placement agents. The placement agents will then promptly transmit them to the escrow account by noon the business day after receipt. No investor funds will be accepted for deposit in escrow until the registration statement is declared effective, and we will not receive any investor funds before issuing the investment units. The requirement that investor funds be deposited in escrow may be waived by the purchasers of all, but not less than all, of the 100 investment units offered by this prospectus.


     We have agreed to pay the placement agents a fee of 6% of the gross proceeds of this offering. The following table shows the fees that we will pay to the placement agents in connection with the offering:

Per investment unit.........................................  $  3,000
Total minimum...............................................  $240,000
Total maximum...............................................  $300,000


     We may be required under certain circumstances to pay Scott & Stringfellow a fee in the amount of 6% of the gross proceeds that we raise in any private placements of our securities that occurs before the earlier of (1) an initial public offering of our common stock and (2) November 19, 2000, whether or not Scott & Stringfellow or another advisor or broker has assisted us in the private placements.


     We estimate our expenses of this offering, exclusive of the placement agents' fee, will be $231,000. We also have agreed to indemnify the placement agents against certain liabilities under the Securities Act of 1933 or to contribute to payments the placement agents may be required to make in respect of those liabilities.

     No public trading market for our investment units, notes, warrants or common stock currently exists or will exist as a result of this offering. Consequently, the offering price of the investment units, the conversion price of the notes and the exercise price of the warrants have been determined by negotiations among us and the placement agents. The factors we considered in determining the offering price, conversion price and exercise price included the following:


     - the history and future prospects of us and our industry,

     - the present state of our development,

     - an assessment of our management, and

     - the general condition of the economy and the securities markets at the time of this offering.

                                 LEGAL MATTERS


     The validity of the notes and warrants comprising the investment units and the underlying common stock offered by this prospectus will be passed upon for us by Nelson Mullins Riley & Scarborough, L.L.P., Atlanta, Georgia. Glenn W. Sturm, a partner of Nelson Mullins, is one of our directors and owns options to purchase 100,000 shares of our common stock. Certain legal matters in connection with this offering will be passed upon for the placement agents by Alston & Bird LLP, Atlanta, Georgia.


                                    EXPERTS

     The audited financial statements of comstar.net as of December 31, 1997 and 1998, and from the period of inception, March 5, 1996, to December 31, 1996 and for each of the two years ended December 31, 1997 and 1998, included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The audited financial statements of Athens' ISP as of December 31, 1996 and 1997 and for each of the two years ended December 31, 1997, included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission, through the Electronic Data Gathering and Retrieval, or EDGAR, system, a registration statement on Form S-1 under the Securities Act for the common stock offered by this prospectus. This prospectus does not contain all of the information provided in the registration statement because we have omitted parts of the registration statement as permitted by SEC rules. For further information about us and our common stock, you should refer to the registration statement, including its exhibits and schedule. Statements in this prospectus about any contract or other document may only be a summary of that document, and in each instance we refer you to the copy of that contract or other document filed as an exhibit to the registration statement.

     You may read the registration statement at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies of the registration statement from the Public Reference Room at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site at http://www.sec.gov through which you may review the registration statement. You may also review the registration statement at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006.

     We are not presently a reporting company under the Securities Exchange Act of 1934 and do not file reports or other information with the SEC. On the effective date of the registration statement, however, we will become a reporting company and will register our securities under the Exchange Act. Accordingly, the additional reporting requirements of the Exchange Act will apply to us, and we will file reports, proxy statements and other information with the SEC.

                               COMSTAR.NET, INC.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
COMSTAR.NET, INC.
Report of Independent Public Accountants....................   F-2
Balance Sheets as of December 31, 1997 and 1998, and
  September 30, 1999 (unaudited)............................   F-3
Statements of Operations for the Period from Inception
  (March 5, 1996) to December 31, 1996, for the Years Ended
  December 31, 1997 and 1998, and for the Periods Ended
  September 30, 1998 and 1999 (unaudited)...................   F-4
Statements of Shareholders' Deficit for the Period from
  Inception (March 5, 1996) to December 31, 1996, for the
  Years Ended December 31, 1997 and 1998, and for the Nine
  Months Ended September 30, 1998 and 1999 (unaudited)......   F-5
Statements of Cash Flows for the Period from Inception
  (March 5, 1996) to December 31, 1996, for the Years Ended
  December 31, 1997 and 1998, and for the Periods Ended
  September 30, 1998 and 1999 (unaudited)...................   F-6
Notes to Financial Statements...............................   F-7
ATHENS' ISP, INC.
Report of Independent Public Accountants....................  F-24
Balance Sheets as of December 31, 1996 and 1997.............  F-25
Statements of Operations and Accumulated Deficit for the
  Years Ended December 31, 1996 and 1997....................  F-26
Statements of Cash Flows for the Years Ended December 31,
  1996 and 1997.............................................  F-27
Notes to Financial Statements...............................  F-28

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To comstar.net, inc.:

     We have audited the accompanying balance sheets of COMSTAR.NET, INC. (a Georgia corporation) as of December 31, 1997 and 1998 and the related statements of operations, shareholders' deficit, and cash flows for the period from inception (March 5, 1996) to December 31, 1996 and for each of the two years ended December 31, 1997 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of comstar.net, inc. as of December 31, 1997 and 1998 and the results of its operations and its cash flows for the period from inception (March 5, 1996) to December 31, 1996 and for each of the two years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Atlanta, Georgia
June 30, 1999
(except with respect to Note 10,
as to which the date is
November 22, 1999)

                               COMSTAR.NET, INC.

                                 BALANCE SHEETS

                                                                    DECEMBER 31,         SEPTEMBER 30,
                                                              ------------------------   -------------
                                                                 1997         1998           1999
                                                              ----------   -----------   -------------
                                                                                          (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $   54,676   $   283,621    $   355,689
  Accounts receivable, net of allowance for doubtful
    accounts of $19,426, $25,447, and $103,107 in 1997,
    1998, and 1999, respectively............................      74,082       234,390        362,852
  Prepaid and other current assets..........................           0         4,764         33,419
  Deferred transaction costs................................           0             0        548,520
                                                              ----------   -----------    -----------
      Total current assets..................................     128,758       522,775      1,300,480
                                                              ----------   -----------    -----------
PROPERTY AND EQUIPMENT:
  Computers and telecommunications equipment................     376,597       689,350        956,103
  Furniture and fixtures....................................       3,628        11,613         23,527
  Property under capital leases (Note 8)....................           0        46,886         72,997
  Leasehold improvements....................................       4,075       101,979        101,979
                                                              ----------   -----------    -----------
                                                                 384,300       849,828      1,154,606
  Less accumulated depreciation.............................     (61,765)     (195,999)      (350,552)
                                                              ----------   -----------    -----------
      Property and equipment, net...........................     322,535       653,829        804,054
                                                              ----------   -----------    -----------
OTHER ASSETS:
  Investment in nschool (Note 4)............................           0        82,744              0
  Acquired customer base, net of accumulated amortization of
    $7,112, $157,475, and $294,471 in 1997, 1998, and 1999,
    respectively (Note 3)...................................      78,226       390,499        253,503
                                                              ----------   -----------    -----------
      Total other assets....................................      78,226       473,243        253,503
                                                              ----------   -----------    -----------
      Total assets..........................................  $  529,519   $ 1,649,847      2,358,037
                                                              ==========   ===========    ===========
LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Current maturities of long-term debt (Note 5).............  $  110,094   $   902,469    $   800,100
  Note payable to related party (Note 5)....................      57,124       270,188        270,188
  Notes payable to shareholders (Note 5)....................     618,549     1,002,534        902,534
  Current portion of obligations under capital leases (Note
    8)......................................................           0        28,067         25,892
  Accounts payable..........................................     111,565       113,604        397,926
  Accrued liabilities.......................................      34,986       169,729        421,751
  Accrued interest..........................................      60,940       135,501        101,324
  Advance billings..........................................      18,547        75,053         92,174
                                                              ----------   -----------    -----------
      Total current liabilities.............................   1,011,805     2,697,145      3,011,889
                                                              ----------   -----------    -----------
LONG-TERM LIABILITIES:
  Long-term debt, less current maturities (Note 5)..........     343,078             0              0
  Obligations under capital leases (Note 8).................           0        10,974         19,841
                                                              ----------   -----------    -----------
      Total long-term liabilities...........................     343,078        10,974         19,841
                                                              ----------   -----------    -----------
COMMITMENTS AND CONTINGENCIES (NOTE 8)
SHAREHOLDERS' DEFICIT (NOTE 6):
  Preferred stock, $0 par value; 5,000,000 shares
    authorized, 0 shares issued and outstanding in 1997,
    1998, and 1999..........................................           0             0              0
  Common stock, $0 par value:
    50,000,000 shares authorized, 0 shares authorized,
      issued and outstanding in 1997 and 5,031,946 and
      5,185,893 shares issued and outstanding in 1998 and
      1999, respectively....................................           0       364,822      2,122,744
    Additional paid-in capital..............................           0             0      3,522,412
    Deferred compensation (Notes 6 and 10)..................           0             0       (117,017)
  Accumulated deficit.......................................    (825,364)   (1,423,094)    (6,201,832)
                                                              ----------   -----------    -----------
      Total shareholders' deficit...........................    (825,364)   (1,058,272)      (673,693)
                                                              ----------   -----------    -----------
      Total liabilities and shareholders' deficit...........  $  529,519   $ 1,649,847    $ 2,358,037
                                                              ==========   ===========    ===========

      The accompanying notes are an integral part of these balance sheets.

                               COMSTAR.NET, INC.

                            STATEMENTS OF OPERATIONS

                          PERIOD FROM INCEPTION
                           (MARCH 5, 1996) TO            YEARS ENDED                PERIODS ENDED
                              DECEMBER 31,              DECEMBER 31,                SEPTEMBER 30,
                          ---------------------   -------------------------   -------------------------
                                  1996               1997          1998          1998          1999
                          ---------------------   -----------   -----------   -----------   -----------
                                                                                     (UNAUDITED)
REVENUES:
  Internet access.......       $    29,579        $   399,167   $ 1,334,053   $   925,005   $ 1,441,132
  Data center
    services............            33,048            205,171       417,112       269,167       420,814
  Circuit rebills.......               276             44,459       255,230       164,888       361,594
  Other.................             2,495             26,772       135,950       104,991        64,533
                               -----------        -----------   -----------   -----------   -----------
    Total revenues......            65,398            675,569     2,142,345     1,464,051     2,288,073
                               -----------        -----------   -----------   -----------   -----------
COSTS AND EXPENSES:
  Cost of network
    services............            73,963            528,835     1,235,862       819,440     1,461,932
  Salaries and wages....           150,448            370,145       521,570       403,030       958,010
  General and
    administrative......            67,259            131,767       379,036       210,398       615,922
  Rent..................            21,792             33,152       106,417        70,540        87,659
  Management fees (Note
    9)..................             8,000             42,000        60,000        45,000        30,000
  Depreciation and
    amortization........            11,622             57,255       284,598       152,654       291,549
  Stock compensation
    expense.............                 0                  0             0             0     3,405,395
                               -----------        -----------   -----------   -----------   -----------
    Total costs and
      expenses..........           333,084          1,163,154     2,587,483     1,701,062     6,850,467
                               -----------        -----------   -----------   -----------   -----------
OPERATING LOSS..........          (267,686)          (487,585)     (445,138)     (237,011)   (4,562,394)
                               -----------        -----------   -----------   -----------   -----------
OTHER (EXPENSE) INCOME:
  Interest expense,
    net.................           (10,434)           (66,201)     (150,605)     (113,775)     (146,046)
  Other income (loss)...                 0              6,542        (1,987)       (6,346)       12,446
  Equity in net loss of
    investee............                 0                  0             0             0       (82,744)
                               -----------        -----------   -----------   -----------   -----------
    Total other
      expenses..........           (10,434)           (59,659)     (152,592)     (120,121)     (216,344)
                               -----------        -----------   -----------   -----------   -----------
LOSS BEFORE INCOME
  TAXES.................          (278,120)          (547,244)     (597,730)     (357,132)   (4,778,738)
INCOME TAX BENEFIT......                 0                  0             0             0             0
                               -----------        -----------   -----------   -----------   -----------
NET LOSS................       $  (278,120)       $  (547,244)  $  (597,730)  $  (357,132)  $(4,778,738)
                               ===========        ===========   ===========   ===========   ===========
NET LOSS PER SHARE:
  Basic and diluted.....       $     (0.06)       $     (0.11)  $     (0.12)  $     (0.07)  $     (0.93)
                               ===========        ===========   ===========   ===========   ===========
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING....         5,000,000          5,000,000     5,002,866     5,000,000     5,117,109
                               ===========        ===========   ===========   ===========   ===========

        The accompanying notes are an integral part of these statements.

                               COMSTAR.NET, INC.

                      STATEMENTS OF SHAREHOLDERS' DEFICIT

                                                        COMMON STOCK
                                                   ----------------------
                                                        UNDESIGNATED        ADDITIONAL
                                                   ----------------------    PAID IN       DEFERRED     ACCUMULATED
                                                    SHARES       AMOUNT      CAPITAL     COMPENSATION     DEFICIT        TOTAL
                                                   ---------   ----------   ----------   ------------   -----------   -----------
Balance at inception, March 5, 1996..............          0   $        0   $        0    $        0    $         0   $         0
 Net loss........................................          0            0            0             0       (278,120)     (278,120)
 Issuance of common stock, as previously
   reported......................................       1000            0            0             0              0             0
 1-for-2 reverse stock split, effective upon
   consummation of proposed initial public
   offering......................................       (500)           0            0             0              0             0
                                                   ---------   ----------   ----------    ----------    -----------   -----------
 Balance, December 31, 1996......................        500            0            0             0       (278,120)     (278,120)
 Net loss........................................          0            0            0             0       (547,244)     (547,244)
                                                   ---------   ----------   ----------    ----------    -----------   -----------
Balance, December 31, 1997.......................        500            0            0             0       (825,364)     (825,364)
 Net loss........................................          0            0            0             0       (597,730)     (597,730)
 Exchange of common stock........................  4,999,500            0            0             0              0             0
 Issuance of common stock........................     31,946      364,822            0             0              0       364,822
                                                   ---------   ----------   ----------    ----------    -----------   -----------
Balance, December 31, 1998.......................  5,031,946      364,822            0             0     (1,423,094)   (1,058,272)
 Net loss (unaudited)............................                       0            0             0     (4,778,738)   (4,778,738)
 Issuance of common stock (unaudited)............    153,947    1,757,922            0             0              0     1,757,922
 Issuance of stock options (unaudited)...........          0            0    3,522,412    (3,522,412)             0             0
 Amortization of deferred compensation
   (unaudited)...................................          0            0            0     3,405,395                    3,405,395
                                                   ---------   ----------   ----------    ----------    -----------   -----------
Balance, September 30, 1999 (unaudited)..........  5,185,893   $2,122,744   $3,522,412    $ (117,017)   $(6,201,832)  $  (673,693)
                                                   =========   ==========   ==========    ==========    ===========   ===========

        The accompanying notes are an integral part of these statements.

                               COMSTAR.NET, INC.

                            STATEMENTS OF CASH FLOWS

                                     PERIOD FROM
                                      INCEPTION
                                   (MARCH 5, 1996)
                                         TO                 YEARS ENDED                PERIODS ENDED
                                    DECEMBER 31,            DECEMBER 31,               SEPTEMBER 30,
                                   ---------------    ------------------------    ------------------------
                                        1996            1997          1998          1998          1999
                                   ---------------    ---------    -----------    ---------    -----------
                                                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING
ACTIVITIES:
  Net loss.....................       $(278,120)      $(547,244)   $  (597,730)   $(357,132)   $(4,778,738)
                                      ---------       ---------    -----------    ---------    -----------
  Adjustments to reconcile net
    loss to net cash used in
    operating activities:
    Depreciation and
      amortization.............          11,622          57,255        284,598      152,654        291,549
    Equity in net loss of
      investee.................               0               0              0            0         82,744
    Stock compensation
      expense..................               0               0              0            0      3,405,395
    Changes in operating assets
      and liabilities:
      Accounts receivable,
        net....................          (8,743)        (65,339)      (160,308)    (134,837)      (128,462)
      Prepaid and other current
        assets.................               0               0         (4,764)     (20,485)       (28,655)
      Deferred transaction
        costs..................               0               0              0            0       (548,520)
      Accounts payable.........               0         111,565          2,039       28,490        284,322
      Accrued liabilities......          63,114         (28,128)       134,743       80,573        252,022
      Accrued interest.........          10,047          50,893         74,561       70,265        (34,177)
      Advance billings.........               0          18,547         56,506       59,232         17,121
                                      ---------       ---------    -----------    ---------    -----------
        Total adjustments......          76,040         144,793        387,375      235,892      3,593,339
                                      ---------       ---------    -----------    ---------    -----------
        Net cash used in
          operating
          activities...........        (202,080)       (402,451)      (210,355)    (121,240)    (1,185,399)
                                      ---------       ---------    -----------    ---------    -----------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Purchase of businesses and
    customer base..............               0         (85,338)      (513,836)    (462,634)             0
  Purchases of property and
    equipment, net.............        (120,442)       (263,858)      (414,329)    (456,826)      (304,778)
  Investment in nschool........               0               0        (82,744)           0              0
                                      ---------       ---------    -----------    ---------    -----------
        Net cash used in
          investing
          activities...........        (120,442)       (349,196)    (1,010,909)    (919,460)      (304,778)
                                      ---------       ---------    -----------    ---------    -----------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Proceeds from issuance of
    long-term debt.............          15,312         455,355        469,731      369,731              0
  Proceeds from note payable to
    related party..............           8,000          55,124        233,080      206,396              0
  Proceeds from notes payable
    to shareholders............         306,643         313,250        409,095      383,985              0
  Principal payments on
    long-term debt.............          (1,031)        (16,464)       (20,434)     (16,271)      (102,369)
  Repayments of note payable to
    related party..............               0          (6,000)       (20,016)     (20,518)             0
  Repayments of notes payable
    to shareholders............               0          (1,344)       (25,110)           0       (100,000)
  Obligations under capital
    leases.....................               0               0         39,041       43,259          6,692
  Proceeds from issuance of
    common stock...............               0               0        364,822            0      1,757,922
  Bank overdraft...............               0               0              0       19,442              0
                                      ---------       ---------    -----------    ---------    -----------
        Net cash provided by
          financing
          activities...........         328,924         799,921      1,450,209      986,024      1,562,245
                                      ---------       ---------    -----------    ---------    -----------
NET INCREASE (DECREASE) IN
  CASH.........................           6,402          48,274        228,945      (54,676)        72,068

CASH AT BEGINNING OF PERIOD....               0           6,402         54,676       54,676        283,621
                                      ---------       ---------    -----------    ---------    -----------
CASH AT END OF PERIOD..........       $   6,402       $  54,676    $   283,621    $       0    $   355,689
                                      =========       =========    ===========    =========    ===========

CASH PAID FOR INTEREST.........       $     387       $  15,308    $    76,044    $  43,510    $   180,223
                                      =========       =========    ===========    =========    ===========

        The accompanying notes are an integral part of these statements.

                               COMSTAR.NET, INC.

                         NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1996, 1997, AND 1998
                  AND SEPTEMBER 30, 1998 AND 1999 (UNAUDITED)

1. ORGANIZATION AND BUSINESS OPERATIONS

     comstar.net, inc. (formerly Comstar Communications, Inc.) (the "Company") (a Georgia corporation) is a local, regional, and national provider of Internet access and other enhanced Internet services to businesses, educational institutions, and governmental organizations. The Company was incorporated on March 5, 1996 and commenced operations on June 10, 1996.

     The Company has incurred significant net operating losses in each year since its formation. As of December 31, 1998, the Company had an accumulated deficit of approximately $1.4 million. The Company expects that it will continue to incur net losses as it continues to expend substantial resources on sales and marketing initiatives and expansion efforts. There can be no assurance that the Company will achieve or sustain profitability or positive cash flow from its operations.

     In addition, any increase in the Company's growth rate, shortfalls in anticipated revenues, increases in anticipated expenses, increases in the number of customers acquired, or significant acquisition opportunities could have a material adverse effect on the Company's liquidity and capital resources and would require the Company to raise additional capital from public or private equity or debt sources in order to finance operating losses, anticipated growth, and contemplated capital expenditures. If such sources of financing are insufficient or unavailable, the Company will be required to modify its growth and operating plans in accordance with the extent of available funding and attempt to attain profitability in its existing markets. The Company may need to raise additional funds in order to take advantage of unanticipated opportunities, such as the acquisition of a complementary business or the development of new services, or otherwise respond to unanticipated competitive pressures. There can be no assurance that the Company will be able to raise any such capital on terms acceptable to the Company or at all.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM UNAUDITED FINANCIAL INFORMATION

     The accompanying financial statements for the nine months ended September 30, 1999 and 1998 are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the unaudited financial statements have been included. The results for the nine months ended

                               COMSTAR.NET, INC.

September 30, 1999 are not necessarily indicative of the results to be obtained for a full year.

SOURCES OF SUPPLIES

     The Company relies on third-party networks, local and long distance telephone companies, and other companies to provide data communications capacity. Although management feels that alternative telecommunications facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

SIGNIFICANT CUSTOMERS

     During the year ended December 31, 1997, sales to one of the Company's customers were approximately $128,000, representing approximately 19% of the Company's total revenues. There were no amounts due from this customer as of December 31, 1997. There were no sales to customers representing 10% or more of the Company's revenues during the years ended December 31, 1996 or December 31, 1998.

     During the nine months ended September 30, 1999, sales to a different customer were approximately $244,046, representing approximately 10.7% of the Company's total revenues. Accounts receivable due from this customer as of September 30, 1999 totaled approximately $55,403. The loss of this customer could have a material adverse effect on the Company's future operations (unaudited).

LONG-LIVED ASSETS

     The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and cost in excess of net assets acquired related to those assets to be held and used and for long-lived assets and certain identifiable intangible assets to be disposed of.

     The Company periodically reviews the values assigned to long-lived assets, such as property and equipment and acquired customer base to determine whether any impairment exists. If circumstances suggest that the asset values may be impaired, an assessment of the assets' estimated fair values is performed based on the estimated undiscounted cash flows expected to be generated from such assets over the remaining lives of the long-lived assets, and an impairment loss is recognized in the statement of operations equal to the difference between the estimated fair values and the assets' carrying values. Management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

                               COMSTAR.NET, INC.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Expenditures for improvements are capitalized, and replacements, maintenance, and repairs that do not improve or extend the lives of the respective assets are expensed as incurred. Depreciation is provided on a straight-line basis over the remaining estimated useful lives, as follows:

Computers and telecommunications equipment................  Five years
Furniture and fixtures....................................  Ten years
Leasehold improvements....................................  Three years

PROPERTY UNDER CAPITAL LEASES

     The Company leases certain of its data communication and other equipment under lease agreements accounted for as capital leases. The assets and liabilities under capital leases are recorded at the lesser of the present value of aggregate future minimum lease payments, including estimated bargain purchase options, or the fair value of the assets under lease. Property under capital leases is depreciated over their estimated useful lives of five years, which is longer than the terms of the leases.

ADVERTISING COSTS

     The Company expenses all advertising costs as incurred.

ACCRUED LIABILITIES

     Accrued liabilities as of December 31, 1997 and 1998 consisted of the following:

                                                               1997       1998
                                                              -------   ---------
Accrued telecommunication expenses..........................  $17,839   $  69,958
Accrued professional fees...................................    5,000      59,517
Other accrued liabilities...................................   12,147      40,254
                                                              -------   ---------
                                                              $34,986   $ 169,729
                                                              =======   =========

REVENUE RECOGNITION

     The Company's revenues consist primarily of (i) Internet access, (ii) data center services, (iii) circuit rebills, and (iv) other revenues. Internet access revenues consist primarily of recurring revenues received for Internet access services. Data center services revenues consist primarily of recurring revenues received for co-location, managed application hosting, E-mail, domain name, and Web hosting services. Circuit rebills consists primarily of the resale of distance-sensitive circuits from local loop providers to the Company's customers. Other revenues consist primarily of transaction processing fees and miscellaneous hardware sales.

     Revenues are recognized as services are provided. Installation and customer set-up fees are recognized upon completion of services and historically comprise 3% to 8% of total

                               COMSTAR.NET, INC.

monthly revenues. Fees billed to customers related to installation and customer set-up are charged in order to recover the Company's cost of installing and setting up each customer. Transaction processing fees are generated from the use of the Company's e-commerce software and are recognized based upon monthly usage. Hardware sales are recognized upon the delivery of the hardware to the customer.

ADVANCE BILLINGS

     Advance billings represent the liability for billings made to customers in advance of services being provided. Such amounts are recognized as revenue when the related services are performed.

LIMITED SERVICE WARRANTIES

     The Company's customer contracts provided a limited service level warranty related to the continuous availability of service. This warranty provides a credit for free service for disruption in Internet access services. The Company accrues for such costs as estimated at the time of the sale. Credits issued for disruption in service were approximately $1,400, $5,200, and $2,800 for the years ended December 31, 1997 and 1998 and for the nine months ended September 30, 1999 (unaudited), respectively. There were no credits issued during the year ended December 31, 1996.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments include cash, debt, and other short-term assets and liabilities. Based on the short-term nature or variable interest rates of these financial instruments, the estimated fair values of the Company's financial instruments approximate their carrying values as of December 31, 1996, 1997, and 1998.

CREDIT RISK

     The Company's accounts receivable potentially subject the Company to credit risk, as collateral is generally not required. The Company's risk of loss is limited due to advance billings to customers for services and the ability to terminate access on delinquent accounts. The concentration of credit risk is mitigated by the large number of customers comprising the customer base. The carrying amounts of the Company's receivables approximate their fair values as of December 31, 1997 and 1998.

NET LOSS PER SHARE

     Basic and diluted net loss per share was computed in accordance with SFAS No. 128, "Earnings per Share," using the weighted average number of common shares outstanding. Basic loss per share is based on the weighted average number of shares outstanding. Diluted loss per share is based on the weighted average number of shares outstanding, and the dilutive effect of common stock equivalent shares issuable upon the exercise of stock options (using the treasury stock method). Net loss for basic and diluted earnings per

                               COMSTAR.NET, INC.

share is the same for basic and diluted earnings per share; therefore, no reconciliation of the numerator is presented.

     On February 4, 1998, the Securities and Exchange Commission released Staff Accounting Bulletin ("SAB") No. 98, "Computation of Earnings Per Share." SAB No. 98 requires the retroactive inclusion of nominal issuances of common stock and common stock equivalents on earnings per share calculations for all periods presented and precludes the use of the treasury stock method for these issuances. Management believes that all issuances of common stock and stock options have been made at the current market value at the time of issuance and that there have been no nominal issuances.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and presentation of comprehensive income and its components in a full set of general-purpose financial statements. This statement was effective for periods beginning after December 15, 1997. The adoption of SFAS No. 130 did not have an impact on the Company's financial statements.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which establishes standards for the way public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. This statement was effective for financial statements for periods beginning after December 15, 1997. The adoption of SFAS No. 131 did not have an impact on the Company's financial statements.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction and, if it is the type of hedge transaction. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133". This statement defers the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000. The Company believes that the adoption of SFAS No. 133 and SFAS No. 137 will not have a material impact on the Company's financial statements.

3. ACQUISITIONS

ATHENS' ISP, INC.

     On July 1, 1998, Comstar acquired certain assets of Athens' ISP, Inc. under the terms of an asset purchase agreement. The acquisition consisted primarily of Internet access business subscribers and related computer and telecommunications equipment. The

                               COMSTAR.NET, INC.

purchase price was $326,678, of which $275,478 was allocated to the customer list and related accounts and $51,200 was allocated to the equipment acquired. The customer list and related accounts acquired is being amortized on a straight-line basis over three years. No goodwill was recorded.

     This acquisition was accounted for under the purchase method in accordance with Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations." Accordingly, the purchase price has been allocated to the net assets acquired based on their estimated fair values.

     The following unaudited pro forma information has been prepared assuming that the purchase acquisition occurred at the beginning of the year of acquisition and the year immediately preceding. The unaudited pro forma information is presented for informational purposes only and may not be indicative of the actual results of operations which would have occurred had the purchase acquisitions been consummated at the beginning of the respective periods, nor is the information necessarily indicative of the results of operations which may occur in the future operations of the combined entities.

                                                             1997         1998
                                                           ---------   ----------
Pro forma revenues.......................................  $ 801,349   $2,232,367
Pro forma loss from operations...........................   (604,841)    (501,630)
Pro forma loss per share.................................  $    (.12)  $     (.10)

ACQUIRED CUSTOMER BASE

     The Company capitalizes specific costs incurred related to the purchase of customer lists and related accounts from other Internet service providers. These costs include the actual fees paid as well as other expenses specifically related to the transactions. The following less significant purchases of customer lists and related accounts occurred during fiscal years 1997 and 1998:

SYSTEMS ATLANTA COMMUNICATIONS SYSTEMS, INC.

          On July 25, 1997, the Company acquired the business customer list and related accounts of Systems Atlanta Communications Systems, Inc. and certain related generic computer and telecommunications equipment under the terms of a purchase agreement. The purchase price was $148,343, of which $85,338 was allocated to the customer list and related accounts and $63,005 was allocated to the equipment acquired.

HOLLANDER, DOWS AND REINHARDT

          On April 3, 1998, Comstar acquired the business customer list and related accounts of Hollander, Dows and Reinhardt under the terms of a purchase agreement. The purchase price was $30,808, all of which was allocated to the customer list and related accounts.

                               COMSTAR.NET, INC.

WATCH ME NOW, INC.

          On July 31, 1998, the Company acquired the business customer list and related accounts and certain related computer and telecommunications equipment from Watch Me Now, Inc. under the terms of a purchase agreement. The purchase price was $179,350, of which $156,350 was allocated to the customer list and related accounts and $23,000 was allocated to the equipment acquired.

     The Company amortizes customer lists and related accounts over the lesser of three years or their calculated customer churn. Subsequent to an acquisition that results in the recording of customer lists or other intangible assets, the Company continually evaluates whether later events and circumstances have occurred that indicate that the remaining estimated useful lives of intangible assets may warrant revision or that the remaining balance of intangible assets may not be recoverable. When factors indicate that intangible assets should be evaluated for possible impairment, the Company uses a calculation of customer churn or an estimate of the related business segment's undiscounted net income or cash flows, as appropriate, over the remaining life of the assets in measuring whether such assets are recoverable in accordance with SFAS No. 121.

4. INVESTMENT IN NSCHOOL COMMUNICATIONS SYSTEMS, INC.

     On December 18, 1998, the Company entered into an agreement with nschool Communications Systems, Inc. ("nschool"), an internet communications company servicing educational institutions. The agreement required the Company to develop specialized software applications and provide related services to nschool in exchange for a 25% ownership interest in nschool. In accordance with APB Opinion No. 17, "Intangible Assets," the ownership interest in nschool was valued at the cost incurred to develop the software provided. The Company accounts for the investment in nschool under the equity method of accounting. The activity between December 18, 1998 and December 31, 1998 was immaterial to the Company's investment balance.

     During the period ending June 30, 1999, the Company recorded its percentage of the net loss of nschool bringing its investment balance to zero as of June 30, 1999. nschool sustained operating losses during the period ending September 30, 1999 (unaudited), exceeding the Company's investment balance. Therefore, the Company will track those losses in excess separately, and any subsequent realization of income from nschool will first go to reduce the excess losses.

                               COMSTAR.NET, INC.

5. LONG-TERM DEBT

     Long-term debt at December 31, 1997 and 1998 consisted of the following:

                                                             1997         1998
                                                          ----------   ----------
Note payable to related party, interest at 10%,
  principal and interest payable at maturity,
  January 1, 2000 or upon closing of an initial public
  offering, whichever is sooner; secured by certain
  assets of the Company and personal guarantees by
  four of the Company's principal shareholders..........  $   57,124   $  270,188
Note payable to shareholders, interest at 9%, principal
  and interest payments payable at maturity, January 31,
  1999 (subsequently extended, Note 10).................           0      383,985
Note payable to shareholders, interest at 10%, principal
  and interest payable at maturity, January 1, 2000 or
  upon closing of an initial public offering, whichever
  is sooner; secured by certain assets of the Company...     618,549      618,549
$200,100 note payable to bank, interest at prime plus 1%
  (8.25% at December 31, 1998), principal and interest
  payments payable monthly through July 1, 1999; secured
  by certain assets of the Company and personal
  guarantees by one of the Company's principal
  shareholders (subsequently extended, Note 10).........           0      200,100
$700,000 revolving credit facility, interest at prime
  plus 1% (8.25% at December 31, 1997 and 1998),
  principal and accrued interest due at maturity, May
  25, 1999 secured by certain assets of the Company and
  personal guarantees by four of the Company's principal
  shareholders (subsequently extended, Note 10).........     430,369      700,000
$25,085 note payable to bank, interest at prime plus 1%
  (8.25% at December 31, 1997 and 1998), principal and
  interest payments payable monthly through February 15,
  1999; secured by certain assets of the Company........      15,345        2,369
$15,412 note payable to bank, interest at prime plus 1%
  (8.25% at December 31, 1996 and 1997), principal and
  interest payments payable monthly through November 5,
  1998; secured by certain assets of the Company........       7,458            0
                                                          ----------   ----------
                                                           1,128,845    2,175,191
Less current portion....................................     785,767   (2,175,191)
                                                          ----------   ----------
                                                          $  343,078   $        0
                                                          ==========   ==========

     In April 1997, the Company entered into a one-year revolving credit facility (the "Revolving Credit Facility") with a local commercial lending institution to provide up to

                               COMSTAR.NET, INC.

$500,000 of financing for the Company's operations. In May 1998, the Company extended the Revolving Credit Facility an additional year and increased the available credit to $700,000. At December 31, 1997 and 1998, $69,631 and $0, respectively, were available to the Company under the Revolving Credit Facility. On June 22, 1999, the Company extended the Revolving Credit Facility to October 1, 1999.

     In July 1998, two of the Company's principal shareholders entered into a lending arrangement with a bank on behalf of the Company. In connection with this lending arrangement, the shareholders then loaned the funds obtained to the Company with terms that mirrored the terms of the shareholders' note payable to the bank. The Company has been making principal and interest payments directly to the bank on behalf of the shareholders since the inception of the obligation. On February 28, 1999, the shareholders extended the maturity of the obligation to August 27, 1999, and the interest rate was lowered from 9% to 8.5%.

     The principal shareholders of the Company have agreed not to require repayment of the notes payable to them before June 30, 2000 or upon closing of an initial public offering, whichever is sooner.

6. SHAREHOLDERS' DEFICIT

COMMON STOCK

     In April 1996, the Company's board of directors authorized the creation of 500 shares of zero par value common stock. Each of the Company's four founders received 125 shares of the common stock.

     On November 19, 1998, the Company's board of directors authorized the creation of 55,000,000 shares of stock of all series. The authorization included 5,000,000 shares of common stock designated as Series A, 5,000,000 shares of common stock designated as Series B, 40,000,000 shares of undesignated common stock, and 5,000,000 shares designated as preferred stock. The two classes of common stock are identical except that shares of common stock Series A are entitled to one vote per share and shares of common stock Series B are entitled to ten votes per share. All of the series of stock have zero par values. Two of the original shareholders exchanged 125 shares each of the previously issued common stock for 1,250,000 shares each of the Series A common stock. The two remaining shareholders exchanged their previously issued shares for 1,250,000 shares each of the newly issued Series B common stock. All per share and share amounts (except for shareholders' deficit) have been restated for the exchanges (Note 10).

SALE OF COMMON STOCK

     In November and December 1998, the Company sold 31,946 shares of Series A common stock for $11.42 per share to several private investors resulting in total proceeds of $364,822.

     From January 1, 1999 to June 30, 1999, the Company sold 153,947 shares of Series A common stock to several private investors for total proceeds of $1,757,922. All shares were sold at $11.42 per share.

                               COMSTAR.NET, INC.

EMPLOYEE STOCK OPTION PLAN

     On March 1, 1999, the Company's board of directors approved the 1999 Stock Option and Incentive Plan ("the Plan") to grant incentive stock options to purchase the Company's common stock. The Plan provided for the issuance of options to purchase up to 850,000 shares of the Company's common stock; 202,625, 12,500, and 16,000 options were granted to employees of the Company under the Plan on March 10, 1999, March 12, 1999, and March 30, 1999, respectively, at $11.42 per share. On May 17, 1999 and June 1, 1999, 7,500 and 50,000 additional option grants were made to two additional employees at $11.42 per share, respectively. In the opinion of management, the fair value of the Company's common stock on the dates of grant was equal to the exercise price; therefore, no compensation expense was recorded at the dates of grant. As of June 30, 1999, all options granted under the Plan vest at the rate of one-third per year from the date of original hire and expire ten years from the date of grant. At June 30, 1999, a total of 288,625 options had been granted, 93,834 of which were fully vested. No options had been forfeited and none had expired; 561,375 shares of stock were available for future grants under the Plan as of June 30, 1999. A summary of the status of the Company's stock options at September 30, 1999 (unaudited) and changes during the period then ended is presented in the following table:

                                                                        WEIGHTED
                                                                         AVERAGE
                                                                        PRICE PER
                                                              SHARES      SHARE
                                                              -------   ---------
Outstanding at December 31, 1998............................        0    $  0.00
  Granted...................................................  768,625      11.42
  Forfeited.................................................     (500)    (11.42)
                                                              -------    -------
Outstanding at September 30, 1999...........................  768,125    $ 11.42
                                                              =======    =======

Exercisable at September 30, 1999...........................  490,834    $ 11.42
                                                              =======    =======

     The Company accounts for its stock-based compensation plan under APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123, "Accounting for Stock-Based Compensation," defines a fair value-based method of accounting for an employee stock option plan or similar equity instrument and allows an entity to continue to measure compensation cost for those plans using the method of accounting prescribed by APB Opinion No. 25. Entities electing to remain with the accounting in APB Opinion No. 25 must make pro forma disclosures of net income and, if presented, earnings per share, as if the fair value-based method of accounting defined in the statement had been applied.

                               COMSTAR.NET, INC.

     The Company has computed for pro forma disclosure purposes the value of all options granted during the period ended September 30, 1999 using the minimum value method as prescribed by SFAS No. 123 using the following assumptions (unaudited):

Risk free interest rate.....................................  5.6% to 5.9%
Expected dividend yield.....................................  0
Expected lives..............................................  Five years
Expected volatility.........................................  84%

     If the Company had accounted for these grants in accordance with SFAS No. 123, the Company's reported pro forma net loss for the period ended September 30, 1999 would have increased to the following pro forma amount (unaudited):

Net loss:
  As reported...............................................  $(4,778,738)
  Pro forma.................................................   (7,807,742)
Net loss per share:
  Basic and diluted:
     As reported............................................  $      (.93)
     Pro forma..............................................        (1.53)

7. INCOME TAXES

     Prior to January 1, 1999, the Company was an S corporation and was generally not subject to corporate level taxes on its net income because such income was attributed to the Company's stockholders, and taxes on such income were directly payable by them.

     On January 1, 1999, the Company became a C corporation for income tax purposes. Accordingly, the Company adopted SFAS No. 109, "Accounting for Income Taxes," which requires the use of the liability method in accounting for income taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred income taxes also reflect the value of net operating losses and offsetting valuation allowances provided against assets which are not likely to be realized.

                               COMSTAR.NET, INC.

     Upon conversion to C corporation status, the Company recorded deferred taxes for which it will be responsible resulting from the termination of S corporation status. The components of the pro forma total deferred tax assets as of December 31, 1998 are as follows:

Deferred tax assets:
  Allowance for doubtful accounts...........................  $  9,670
  Amortization of customer lists............................    50,458
  Accrued interest..........................................    51,509
                                                              --------
     Total deferred tax assets..............................   111,637
Deferred tax liabilities:
  Depreciation of property and equipment....................    36,953
                                                              --------
     Net deferred tax assets before valuation allowance.....    74,684
  Less valuation allowance..................................   (74,684)
                                                              --------
     Net deferred tax assets................................  $      0
                                                              ========

     At December 31, 1998, the Company provided a valuation allowance against the entire net deferred tax asset balance because it is uncertain that the net deferred tax assets resulting from these deferred tax items will not be realized through future taxable income.

     The following summarizes the components of the pro forma income tax benefit for the years ended December 31, 1996, 1997, and 1998:

                                                   1996        1997        1998
                                                 ---------   ---------   ---------
Current:
  Federal......................................  $       0   $       0   $       0
  State........................................          0           0           0
Deferred:
  Federal......................................    (94,540)   (184,231)   (202,185)
  State........................................    (11,122)    (21,675)    (23,787)
  Valuation allowance..........................    105,662     205,906     225,972
                                                 ---------   ---------   ---------
                                                 $       0   $       0   $       0
                                                 =========   =========   =========

     A reconciliation from the federal statutory rate to the pro forma tax benefit for the years ended December 31, 1996, 1997, and 1998 is as follows:

                                                         1996     1997     1998
                                                         -----    -----    -----
Statutory federal tax rate.............................  (34.0)%  (34.0)%  (34.0)%
State income taxes, net of federal tax benefits........   (4.0)    (4.0)    (4.0)
Permanent differences -- meals and entertainment.......    0.0      0.4      0.2
Valuation allowance....................................   38.0     37.6     37.8
                                                         -----    -----    -----
                                                           0.0%     0.0%     0.0%
                                                         =====    =====    =====

                               COMSTAR.NET, INC.

8. COMMITMENTS AND CONTINGENCIES

LEASE OBLIGATIONS

     The Company leases office space under noncancelable operating leases expiring on various dates through 2001. The Company recorded rent expense of approximately $33,152 and $106,417 for the years ended December 31, 1997 and 1998, respectively, related to these operating leases.

     Minimum future payments under noncancelable capital and operating leases as of December 31, 1998 for each of the next five years ended December 31 are as follows:

                                                             CAPITAL    OPERATING
                                                              LEASES     LEASES
                                                             --------   ---------
1999.......................................................  $ 28,067   $ 68,914
2000.......................................................    22,904     68,914
2001.......................................................    11,005     21,675
2002.......................................................         0          0
2003.......................................................         0          0
                                                             --------   --------
  Total minimum lease payments.............................    61,976   $159,503
                                                                        ========
Less imputed interest......................................   (22,935)
                                                             --------
Present value of minimum capitalized lease payments........    39,041
Less current portion of capital lease obligations..........   (28,067)
                                                             --------
Long-term portion of capital lease obligation..............  $ 10,974
                                                             ========

LEGAL PROCEEDINGS

     The Company is subject to lawsuits arising in the ordinary course of business. In the opinion of management, the ultimate resolution of any pending legal proceedings will not have a material adverse effect on the Company's business or financial condition.

DEPENDENCE ON OTHER INTERNET ACCESS AND TELECOMMUNICATIONS PROVIDERS

     The Company depends on other corporations such as UUNET Technologies, Inc. ("UUNET"), GTE Internetworking ("GTE"), Sprint Communications Company, L.P. ("Sprint"), Intermedia Communications, Inc., and other facilities-based and nonfacilities-based carriers for the Company's subscribers' access to internet. The Company has entered into supply agreements with Sprint, GTE, UUNET, and other carriers to provide access to the Internet. The contracts are generally for a term of one to three years but are subject to early termination in certain instances. Some of the contracts also contain minimum purchase requirements. In addition, the Company depends on local carriers such as BellSouth and MediaOne for their subscribers' transmission to the Company's network. The Company's ability to maintain and expand business depends in part on its ability to enter into favorable contracts with the aforementioned access providers and carriers. The Company's success also depends on the cooperation of interexchange and local exchange carriers originating and terminating service in a timely manner. The partial or total loss of

                               COMSTAR.NET, INC.

ability to initiate or terminate access to the internet would result in a loss of revenues and could lead to a loss of subscribers.

9. RELATED-PARTY TRANSACTIONS

DBTELECOM TECHNOLOGIES, INC.

     dbTelecom Technologies, Inc. ("Teletech") is a communications company that builds, maintains and installs technology upgrades on cellular and PCS networks. Teletech is co-owned by two of the shareholders of the Company. In December 1996, Teletech agreed to pay certain operating expenditures on the Company's behalf and began to charge the Company a management fee for the use of certain employees of Teletech. All expenditures paid by Teletech are included in the Company's note payable to Teletech. During 1997 and 1998, Teletech paid $7,124 and $153,065, respectively, in operating expenses on the Company's behalf. Additionally, Teletech charged the Company management fees of $42,000 and $60,000 during 1997 and 1998, respectively. As of December 31, 1997 and 1998, the Company's note payable balance to Teletech was $57,124 and $270,188, respectively. The Company also reimbursed Teletech directly in cash for various expenses totaling $4,305 during 1998.

     The Company paid Teletech approximately $30,000 in management fees during the six-month period ended June 30, 1999. On July 1, 1999, the Company assumed the management functions previously provided by Teletech and therefore will no longer pay management fees in the future.

NSCHOOL

     The Company owns 25% of the outstanding common stock of nschool (Note 4). In addition to the development of the software, the Company performed services related to the design of nschool's corporate logo for which it charged a total of $1,462. One of the Company's principal shareholders and its Chairman of the board of directors is also the Chairman of the board of directors of nschool.

SALE OF COMMON STOCK TO EXECUTIVES

     In connection with the sale of the Company's shares to several private investors from November 23, 1998 through June 30, 1999 (Note 6), the Company sold 4,379 shares of common stock at $11.42 per share to each of two executives of the Company on June 30, 1999.

10. SUBSEQUENT EVENTS

DEBT EXTENSIONS

     On July 21, 1999, the Company extended both the Revolving Credit Facility and the note payable with a local commercial lending institution to November 1, 1999. On October 21, 1999, both the credit facility and note payable were further extended to January 15, 2000. The Company made two payments of $50,000, one in each of March and July of 1999 on its note payable to the lending institution.

                               COMSTAR.NET, INC.

     On August 27, 1999, the two principal shareholders who had previously entered into a lending arrangement with a bank and then loaned the monies to the Company, extended the maturity of that obligation from August 27, 1999 to December 27, 1999. The interest rate was raised from 8.5% to 8.75%.

SHAREHOLDER LOAN

     In November 1999, one of the Company's principal shareholders agreed to lend the Company up to $140,000 to cover short-term operating expenses. The outstanding principal amount of this loan earns interest at a rate of 10% per year and is payable on the earlier of January 15, 2000 or the closing of the Company's proposed initial public offering. The Company has borrowed approximately $66,000 from the shareholder under this arrangement as of November 22, 1999.

DIRECTOR APPOINTMENT

     On July 29, 1999, a partner in a law firm which is providing services to the Company with respect to general corporate matters as well as in connection with the Company's proposed initial public offering was one of two directors appointed to the board of directors of the Company. As of September 30, 1999, approximately $268,000 was due to this law firm for previously provided services (unaudited). No professional fees were paid to this law firm during the year ended December 31, 1998. Approximately $40,000 was paid to the law firm during the nine months ended September 30, 1999 (unaudited).

COMPANY NAME CHANGE

     On July 29, 1999, the Company's board of directors unanimously voted to change the name of the Company to comstar.net, inc. from ComStar Communications Corporation, Inc. The name change became legally effective on August 2, 1999. The accompanying financial statements have been modified to reflect that change.

STOCK OPTION GRANTS

     On July 16, 1999, 50,000 option grants were made to an employee of the Company under the Plan at $11.42 per share. These options vest at the rate of one-third per year from the date of original hire and expire ten years from the date of grant. In the opinion of management, these options were granted at management's best estimate of fair market value at the date of grant and thus no compensation expense was recorded.

     On September 1, 1999, the Company's board of directors amended the Plan. The Amended and Restated 1999 Stock Option and Incentive Plan (the "Amended Plan") provides for an additional 300,000 shares of the Company's common stock to be available for grant, bringing the total amount of shares available from 850,000 (the original amount provided by the Plan) to 1,150,000.

     On September 1, 1999, two of the Company's principal shareholders were granted 68,750 options each under the Amended Plan at $11.42 per share. These options vest immediately upon the date of grant and expire ten years from the date of grant.

                               COMSTAR.NET, INC.

Compensation expense of approximately $162,000 was recorded in connection with this grant.

     On September 1, 1999, 260,000 option grants were made to certain employees of Teletech under the Amended Plan at $11.42 per share. These options vest immediately upon the date of grant and expire ten years from the date of grant. Compensation expense of approximately $3,204,000 was recorded in connection with these grants using the fair value method of accounting as prescribed by SFAS No. 123.

DIRECTOR STOCK OPTION PLAN

     On September 1, 1999, the Company's board of directors approved the Director Stock Option Plan (the "Director Plan"). This Director Plan provides for the issuance of options to purchase up to 300,000 shares of the Company's common stock. On September 1, 1999, the Company granted 50,000 options each to two of the Company's directors at $11.42 per share. These options vest one-third immediately upon the date of grant, and then at a rate of one-third per year for the next two years from the date they commenced services as directors. The options expire five years from the date of grant. Compensation expense of approximately $39,000 was recorded in connection with this grant. The Company's board of directors will establish the number of shares, exercise terms, and vesting schedules for all future grants made under the Director Plan.

REVERSE STOCK SPLIT

     On September 1, 1999, the Company's Board of Directors approved a 1-for-2 reverse stock split with respect to its outstanding capital stock. The split is contingent upon the consummation of the Company's proposed initial public offering. The Board also voted to decrease the number of authorized shares of its undesignated common stock to 50,000,000, eliminate the authorized shares of Series A and Series B common stock, and convert all outstanding shares of each series to shares of common stock without designation as to series. Additionally the Board voted to require supermajority approval by the directors and shareholders of change of control transactions, such as mergers, a sale of substantially all assets, etc., and to implement a classified board of directors. All common share and per share information in these financial statements have been retroactively adjusted to reflect the stock split, the decrease in the number of authorized shares of the Company's undesignated common stock to 50,000,000 and the elimination of the authorized shares of Series A and Series B common stock (unaudited).

STOCK OPTION GRANTS

     On September 17, 1999, 32,500 options grants were made to four employees of the Company under the Amended Plan at $11.42 per share. These options vest at the rate of one-third per year from the date of original hire and expire ten years from the date of grant. Compensation expense of approximately $38,000 will be recognized at a rate of one-third per year calculated from the individuals' original hire dates (unaudited).

                               COMSTAR.NET, INC.

11. SUBSEQUENT EVENTS (UNAUDITED)

CANCELLED INITIAL PUBLIC EQUITY OFFERING

     In November 1999, the Company withdrew a planned initial public equity offering of its common stock. As a result of the decision not to complete the offering, the Company wrote off associated expenses of approximately $1,030,000 which primarily related to SEC filing fees, accounting and legal fees, and printing costs directly attributable to the cancelled initial public equity offering.


PROPOSED REGISTERED OFFERING AND RELATED TRANSACTIONS



     The Company is in the process of registering with the Securities and Exchange Commission an offering of a minimum of eighty investment units and a maximum of one hundred investment units, each unit consisting of an 8% Senior Promissory Note and a Stock Purchase Warrant. This is a registered offering to a limited number of investors. In connection with and concurrent with the closing of the proposed offering of investment units, the Company plans to complete the following three transactions. First, the Company will effect a two-for-one stock split. Second, based upon the final terms of the offering of investment units, the Company plans to issue a total of 1,276,658 shares of common stock (after completion of the two-for-one stock split) to purchasers in the private placement of common stock completed in June 1999 (Note 6) without any additional cash payment by those investors. Third, the Company plans to issue a total of 780,075 shares of common stock (after completion of the two-for-one stock split) to shareholders and a related party to settle the outstanding principal and accrued interest of the $270,188 note payable to related party and the $618,549 note payable to shareholders (Note 5). There can be no assurance that this offering or the related transactions will be completed.


DEBT EXTENSIONS

     On December 10, 1999 the Company obtained extensions relating to the debt owed to Teletech and to two of the Company's principal shareholders. The extensions delayed the maturities until April 30, 2000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Athens' ISP, Inc.:

     We have audited the accompanying balance sheets of ATHENS' ISP, INC. (a Georgia corporation) as of December 31, 1996 and 1997 and the related statements of operations and shareholders' deficit, and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Athens' ISP, Inc. as of December 31, 1996 and 1997 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Atlanta, Georgia
May 28, 1999

                               ATHENS' ISP, INC.

                                 BALANCE SHEETS

                                                             1996        1997
                                                           ---------   ---------
ASSETS
CURRENT ASSETS:
  Cash...................................................  $   1,334   $   4,603
  Accounts receivable, net of allowance for doubtful
     accounts of $292 and $497 in 1996 and 1997,
     respectively........................................      1,653       2,983
  Unbilled revenues......................................      9,145      28,925
  Loan receivable........................................        505           0
  Prepaid expenses.......................................        898       5,793
                                                           ---------   ---------
       Total current assets..............................     13,535      42,304
                                                           ---------   ---------
PROPERTY AND EQUIPMENT:
  Computer and telecommunications equipment..............     83,404      95,068
  Furniture and fixtures.................................      5,594       6,837
  Property under capital leases (Note 2).................     47,055      47,055
  Software...............................................     17,633      18,398
                                                           ---------   ---------
                                                             153,686     167,358
  Less accumulated depreciation..........................    (23,287)    (53,046)
                                                           ---------   ---------
     Property and equipment, net.........................    130,399     114,312
                                                           ---------   ---------
OTHER ASSETS:
  Organization costs, net of accumulated amortization of
     $111 and $206 in 1996 and 1997, respectively........        364         269
  Acquired Customer Base, net of accumulated amortization
     of $0 and $1,025 in 1996 and 1997, respectively
     (Note 2)............................................          0       9,940
                                                           ---------   ---------
       Total other assets................................        364      10,209
                                                           ---------   ---------
       Total assets......................................  $ 144,298   $ 166,825
                                                           =========   =========

LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Current portion of obligations under capital leases
     (Note 3)............................................  $   8,268   $   9,344
  Accounts payable.......................................     10,296      12,050
  Accrued liabilities....................................      1,676       5,091
  Accrued interest.......................................     10,010      27,518
  Notes payable (Note 4).................................    218,308     240,401
                                                           ---------   ---------
       Total current liabilities.........................    248,558     294,404
                                                           ---------   ---------
LONG-TERM LIABILITIES:
  Obligations under capital lease (Note 3)...............     13,588       4,244
                                                           ---------   ---------
SHAREHOLDERS' DEFICIT (NOTE 5):
  Common stock, $1 par value.............................        500         500
  Accumulated deficit....................................   (118,348)   (132,323)
                                                           ---------   ---------
       Total shareholders' deficit.......................   (117,848)   (131,823)
                                                           ---------   ---------
       Total liabilities and shareholders' deficit.......  $ 144,298   $ 166,825
                                                           =========   =========

      The accompanying notes are an integral part of these balance sheets.

                               ATHENS' ISP, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                             1996        1997
                                                           ---------   ---------
REVENUES:
  Access.................................................  $ 109,652   $ 292,511
                                                           ---------   ---------
OPERATING EXPENSES:
  Cost of service........................................     61,578      96,280
  Payroll................................................     63,471     106,810
  General and administrative.............................     27,240      25,200
  Rent...................................................      7,500      14,289
  Professional fees......................................      3,654       2,241
  Insurance..............................................      4,882       7,576
  Depreciation and amortization..........................     21,966      30,879
                                                           ---------   ---------
     Total operating expenses............................    190,291     283,275
                                                           ---------   ---------
OPERATING (LOSS) INCOME..................................    (80,639)      9,236
                                                           ---------   ---------
OTHER (EXPENSES) INCOME:
  Interest expense.......................................     (9,874)    (23,145)
  Other..................................................     (6,760)        (66)
                                                           ---------   ---------
     Total other (expenses) income.......................    (16,634)    (23,211)
                                                           ---------   ---------
NET LOSS.................................................    (97,273)    (13,975)
ACCUMULATED DEFICIT, BEGINNING OF YEAR...................    (20,575)   (117,848)
                                                           ---------   ---------
ACCUMULATED DEFICIT, END OF YEAR.........................  $(117,848)  $(131,823)
                                                           =========   =========

        The accompanying notes are an integral part of these statements.

                               ATHENS' ISP, INC.

                            STATEMENTS OF CASH FLOWS

                                                               1996       1997
                                                             --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.................................................  $(97,273)  $(13,975)
                                                             --------   --------
  Adjustments to reconcile net loss to net cash (used in)
     provided by operating activities:
     Depreciation and amortization.........................    21,966     30,879
     Gain on sale of equipment.............................         0        196
     Changes in operating assets and liabilities:
       Accounts receivable, net............................    (1,653)    (1,330)
       Unbilled revenues...................................    (9,145)   (19,780)
       Prepaid expenses....................................      (898)    (4,895)
       Accounts payable....................................     9,620      1,754
       Accrued liabilities.................................     1,114      3,415
       Accrued interest....................................     9,643     17,508
                                                             --------   --------
          Total adjustments................................    30,647     27,747
                                                             --------   --------
          Net cash (used in) provided by operating
             activities....................................   (66,626)    13,772
                                                             --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment, net.................  (117,189)   (13,868)
  Purchase of customer base................................         0    (10,965)
  Loan receivable..........................................      (505)       505
                                                             --------   --------
          Net cash used in investing activities............  (117,694)   (24,328)
                                                             --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of debt...........................   170,010     39,563
  Repayment of debt........................................    (6,546)   (17,470)
  Obligations under capital lease..........................    21,856     (8,268)
                                                             --------   --------
          Net cash provided by financing activities........   185,320     13,825
                                                             --------   --------
NET INCREASE...............................................     1,000      3,269
CASH AT BEGINNING OF YEAR..................................       334      1,334
                                                             --------   --------
CASH AT END OF YEAR........................................  $  1,334   $  4,603
                                                             ========   ========
CASH PAID FOR INTEREST.....................................  $    224   $  2,232
                                                             ========   ========

        The accompanying notes are an integral part of these statements.

                               ATHENS' ISP, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997

1. ORGANIZATION AND BUSINESS OPERATIONS

     Athens' ISP, Inc. (the "Company") (a Georgia corporation) is a local and regional provider of Internet access services to individuals and small businesses. The Company has provided Internet access services since September 1995.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LONG-LIVED ASSETS

     The Company carries long-lived assets, as defined, at cost less accumulated depreciation and amortization. Long-lived assets are evaluated periodically for other than temporary impairment. If circumstances suggest that their value may be impaired and the write-down would be material, an assessment of recoverability is performed prior to any write-down of the asset. Impairment, if any, is recognized through a valuation allowance with a corresponding charge recorded in the income statement. Management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Expenditures for improvements are capitalized, and replacements, maintenance, and repairs that do not improve or extend the lives of the respective assets are expensed as incurred. Depreciation is provided on a straight-line basis over the remaining estimated useful lives, as follows:

Computers and telecommunications equipment..................  Five years
Furniture and fixtures......................................  Seven years
Software....................................................  Three years

PROPERTY UNDER CAPITAL LEASES

     The Company leases certain data communication and other equipment under lease agreements accounted for as capital leases. The assets and liabilities under capital leases are recorded at the lesser of the present value of aggregate future minimum lease payments, including estimated bargain purchase options, or the fair value of the assets under lease. Property under capital leases is depreciated over their estimated useful lives of five years, which is longer than the terms of the leases.

                               ATHENS' ISP, INC.

ACQUIRED CUSTOMER BASE

     On August 21, 1997, the Company acquired the customer list and related accounts of Interlinks Online, Inc. ("Interlinks") and some related computer and telecommunications equipment under the terms of a purchase agreement. The purchase price was approximately $18,465, of which $10,965 was allocated to the customer list and related accounts and $7,500 was allocated to the equipment acquired. The Company capitalized the cost of the customer list and related accounts and amortizes them over a period of three years.

INCOME TAXES

     The Company is an S corporation and is not subject to corporate level taxes on its net income because such income is attributed to the Company's stockholders and taxes on such income is directly payable by them.

REVENUE RECOGNITION

     The Company's revenues consist primarily of access revenues. Access revenues are recurring revenues received for Internet access and web domain hosting services. Revenue related to access services is recognized as the service is provided. Installation and customer set-up fees are recognized upon completion of the services. Unbilled revenues as of December 31, 1996 and 1997 consist of revenues associated with services provided in advance of billings.

CREDIT RISK

     The Company's accounts receivable potentially subjects the Company to credit risk, as collateral is generally not required. The Company's risk of loss is limited due to the ability to terminate access on delinquent accounts. The carrying amounts of the Company's receivables approximate their fair values as of December 31, 1997 and 1996.

MAJOR CUSTOMERS

     Sales to Kali, Inc. ("Kali"), a computer developer, during 1997 were approximately 35% of the Company's total sales during 1997. No other customer accounted for more than 10% of the Company's sales during 1996 and 1997. As of years ended December 31, 1996 and 1997, respectively, there were no accounts receivable balances due from Kali.

                               ATHENS' ISP, INC.

3. LEASES

OPERATING LEASES

     Beginning in 1997, the Company entered into various noncancelable operating lease agreements for certain telecommunications equipment. The obligations extend through 2000. The following is a schedule of future minimum rent payments required under the leases at December 31, 1997:

1998........................................................  $21,834
1999........................................................   18,749
2000........................................................    4,193
2001........................................................        0
2002........................................................        0
Thereafter..................................................        0
                                                              -------
  Total.....................................................  $44,776
                                                              =======

     Rent expense for the equipment was $6,789 for the year ended December 31, 1997 and is included in rent in the accompanying statement of operations and shareholders' deficit. The Company rents office space on a month to month basis. Office rent expense was $7,500 for the years ended December 31, 1996 and 1997, respectively.

CAPITAL LEASE

     The Company leases telecommunications equipment through a noncancelable capital lease agreement. The capital lease obligation totaled $21,856 and $13,588 for the years ended December 31, 1996 and 1997, respectively. The capital lease obligation is secured by the telecommunications equipment. The following is a schedule of future minimum payments required under the capital lease at December 31, 1997:

1998........................................................  $10,500
1999........................................................    4,375
                                                              -------
                                                               14,875
  Less imputed interest.....................................   (1,287)
                                                              -------
     Net obligations under capital lease....................  $13,588
                                                              =======

                               ATHENS' ISP, INC.

4. DEBT

     Debt at December 31, 1996 and 1997 consisted of the following:

                                                               1996       1997
                                                             --------   --------
Note payable to shareholder, interest at 8.27%% and 8.44%
  for 1996 and 1997, respectively, principal and interest
  payable on demand........................................  $199,945   $214,945
Note payable to Interlinks, payable monthly through
  September 5, 1998, non-interest bearing..................         0     15,219
Note payable to shareholder for credit card purchases,
  non-interest bearing, payable on demand..................    18,363     10,237
                                                             --------   --------
  Total debt...............................................  $218,308   $240,401
                                                             ========   ========

     Following are maturities of the debt as of December 31, 1997 for each of the next five years ending on December 31:

1998........................................................  $240,401
1999........................................................         0
2000........................................................         0
2001........................................................         0
2002........................................................         0
Thereafter..................................................         0
                                                              --------
  Total.....................................................  $240,401
                                                              ========

     There were payments of approximately $65,000, $75,000,and $100,000 made July 1998, January 1999, and April 1999, respectively, against the outstanding debt balances.

5. SHAREHOLDERS' DEFICIT

     In July 1995, the Company authorized for issuance 10,000 shares of common stock with a $1 par value. There were 500 shares outstanding at December 31, 1996 and 1997, respectively.

6. COMMITMENTS AND CONTINGENCIES

LEGAL PROCEEDINGS

     The Company is subject to lawsuits arising in the ordinary course of business. In the opinion of management, the ultimate resolution for these pending legal proceedings will not have a material adverse effect on the Company's business or financial condition.

DEPENDENCE ON OTHER INTERNET ACCESS AND TELECOMMUNICATIONS PROVIDERS

     The Company depends on other corporations such as Sprint, BellSouth, AT&T, and other facilities-based and nonfacilities-based carriers for the Company's subscribers' access to the Internet. The Company's success depends on the cooperation of interexchange and

                               ATHENS' ISP, INC.

local exchange carriers originating and terminating service in a timely manner. The partial or total loss of the ability to initiate or terminate access to the Internet would result in a loss of revenues and could lead to a loss of subscribers.

7. SUBSEQUENT EVENT

     On July 1, 1998, comstar.net,inc. acquired certain assets of Athens' ISP, Inc. under the terms of an asset purchase agreement. The acquisition consisted primarily of Internet access business subscribers and related computer and telecommunications equipment. The purchase price was approximately $327,000. On the same date, an unrelated party also acquired certain assets of Athens' ISP, Inc. under a separate asset purchase agreement. The acquisition consisted primarily of Internet access individual dial-up subscribers, accounts receivable, and related computer and telecommunications equipment. The purchase price was approximately $186,000.

                                   APPENDIX A

THIS PROMISSORY NOTE AND THE SHARES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. HOWEVER, NEITHER THIS NOTE, SUCH SHARES, NOR ANY INTEREST THEREIN MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A SEPARATE REGISTRATION STATEMENT UNDER THE ACT, OR (iii) AN EXEMPTION FROM REGISTRATION UNDER THE ACT.

                                comstar.net, inc.
                       Form of 8% Senior Promissory Note

$________________                                                        , 1999
                                                               Atlanta, Georgia

         comstar.net, Inc., a Georgia corporation (the "Company" or the "Borrower"), for value received, hereby promises to pay to _____________________________________________, with an address at
______________________________________________________________, or registered assigns (the "Holder"), the principal amount of _______________________________ dollars ($____________) on the Maturity Date (as defined below), and to pay interest on the unpaid principal balance hereof at the rate of 8% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the last day of each year commencing December 31, 2000 and on the Maturity Date (each such date being an "Interest Payment Date") all as hereafter further provided.

        All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to the Holder for the use of the money advanced or to be advanced hereunder exceed the maximum rate permitted by law (the "Maximum Rate"). If, for any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the debt evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if for any circumstance whatsoever, the Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between the Borrower and the Holder with respect to the debt evidenced hereby.

        1.     Offering, Subscription Agreement and Security.

        This Note was issued by the Borrower in an offering of units consisting of notes and warrants

(the "Offering") made pursuant to a certain Registration Statement on Form S-1 (Reg. No. 333-95281) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and a subscription agreement (the "Subscription Agreement") between the Company and the original Holder hereof. The series of promissory notes issued in connection with the Offering is referred to hereafter as the "Notes" and the warrants issued in connection with the Offering are referred to hereafter as the "Warrants."

        2.     Payments.

               (a) Subject to Section 10 hereof, principal of, and any accrued and unpaid interest on, this Note shall be due and payable in full on the Maturity Date. The "Maturity Date" shall be the date which is the earliest of
(i) December 31, 2004 (the "Stated Maturity Date"), (ii) the date of the closing of an underwritten public offering of securities of the Company pursuant to a registration statement filed with the Commission under the Act, and (iii) the date of the closing of a sale (or the closing of the last of a series of sales) of securities of the Company after the date hereof in the case of (ii) or (iii) above, the gross proceeds of which, in the aggregate, equal or exceed $10,000,000 (any such transaction or transactions referred to in clause (ii) or (iii) being hereinafter referred to as a "Qualified Financing"). The Company shall give the Holder at least 20 days' prior to written notice of the earliest scheduled closing date of a Qualified Financing.

               (b) Interest on this Note shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid on this Note, from the date hereof, to but excluding the next Interest Payment Date, and shall be payable in arrears on each Interest Payment Date.

               (c) If any Interest Payment Date or the Maturity Date would fall on a day that is not a Business Day (as defined below), the payment due on such Interest Payment Date or Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or the Maturity Date, as the case may be. "Business Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York.

               (d) The Borrower may, at its option, prepay the full principal of this Note plus all accrued interest thereon, without payment of any premium or penalty, by giving written notice thereof to the Holder at least 20 days prior to the date selected for prepayment.

               (e) Payment of principal and interest on this Note shall be made by check sent to the Holder's address set forth above or to such other address as the Holder may designate for such purpose from time to time by written notice to the Borrower, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that, the Holder may elect by written notice to the Company at least 10 days prior to the scheduled Interest Payment Date to receive payment of interest due and payable on this Note in shares of Common Stock (as hereinafter defined) based upon the then applicable Conversion Price (as hereinafter defined).

               (f) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, setoff, counterclaim, rescission, recoupment or adjustment whatsoever. The Borrower hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

        3.     Ranking of Note.

               (a) The Borrower, for itself, its successors and assigns, covenants and agrees that the payment of the principal of and interest on this
Note is senior in right of payment to the payment of all existing and future Junior Debt (as hereinafter defined). "Junior Debt" shall mean all existing and future Indebtedness (as hereinafter defined) other than (i) the Indebtedness represented by the Notes, (ii) capital lease obligations existing on the date hereof, and (iii) other Indebtedness permitted by Section 8 (a) (iv). "Indebtedness" shall mean (A) any liability of the Borrower for borrowed money,
(x) evidenced by a note, debenture, bond or other instrument of indebtedness (including, without limitation, a purchase money obligation), including any given in connection with the acquisition of property, assets or service, or (y) for the payment of rent or other amounts relating to capitalized lease obligations; (B) any liability of others of the nature described in clause (A) which the Borrower has guaranteed or which is otherwise its legal liability; and
(C) any modification, renewal, extension, replacement or refunding of any such liability described in clause (A) or (B); provided, that Indebtedness does not include unsecured trade credit.

               (b) The Borrower covenants and agrees to cause any current holder of Junior Debt and to cause any future holder of Junior Debt permitted to be incurred pursuant to this Note to execute such subordination agreements, instruments or waivers as may be necessary to reflect the terms set forth herein.

               (c) Until the payment in full of all amounts of principal of and interest on the Notes, and all other amounts owing under the Notes and the Subordination Agreement, no payment may be made with respect to the principal of or other amounts owing with respect to any Junior Debt, or in respect of any redemption, retirement, purchase or other acquisition thereof, provided that the Borrower may pay scheduled interest thereon so long as no Event of Default shall have occurred and be continuing.


        4.     Conversion.

               (a) The Holder shall have the right (the "Conversion Right"), at any time prior to full payment of the principal amount due and owing under this Note, on the terms set forth in this Section 4, to convert all or any portion of the principal of this Note into a number of shares of the Company's common stock, without par value (the "Common Stock"), determined by dividing the principal amount so converted (the "Conversion Amount") by $1.29 (as adjusted in accordance herewith, the "Conversion Price"). The Conversion Price is subject to adjustment as hereafter provided. (The Conversion Price stated herein reflects the recapitalization of the Company described in the prospectus included in the Registration Statement, and no adjustment shall be made hereunder in that regard.) Upon conversion, the Company shall pay all accrued and unpaid interest on the Conversion Amount.

               (b) To exercise the Conversion Right, the Holder, shall deliver to the Company, at its office at 2812 Spring Road, Suite 210, Atlanta, Georgia 30339; or at such other place as is designated in writing by the Company, a notice (the "Conversion Notice") stating that the Holder is exercising the Conversion Right, the intended Conversion Amount and the name or names in which the Holder wishes the certificates for shares of Common Stock to be issued. The Conversion Amount, unless equal to the remaining principal amount under this Note, shall be an integral multiple of $100,000.

               (c) Upon exercise of the Conversion Right, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise (the "Conversion Shares"), notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Conversion Shares shall not then have been actually delivered to the Holder. As soon as practicable after exercise of the Conversion Right, the Company shall issue and deliver to the Holder a certificate or certificates for the Conversion Shares issuable upon such exercise registered in the name of the Holder or its designee; provided, that the Company, by notice given to the Holder promptly after receipt of the Conversion Notice, may require the Holder, as a condition to the delivery of such certificate or certificates, to present this Note to the Company for the placement hereon of a legend indicating that the Conversion Right has been exercised and of the Conversion Amount, and this Note (unless thereby paid in full) shall be immediately returned to the Holder.

               (d) The issuance of any shares or other securities upon the exercise of the Conversion Right, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

               (e) The Holder shall not have, solely on account of such status as a Holder of this Note, any rights of a shareholder of the Company, either at law or in equity, or any notice of meetings of shareholders or of any other proceedings of the Company except as provided in this Note.

               (f) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the

Conversion Right, such number of shares of Common Stock as shall, from time to time, be sufficient for the exercise of the Conversion Right in full. The Company covenants that all shares of Common Stock issuable upon exercise of the Conversion Right shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

               (g) If, at the time of exercise of this Conversion Right, the Registration Statement (or any other registration statement covering the Conversion Shares) is not effective, then the Holder shall make such representations as are reasonably necessary to allow the Company to issue such Conversion Shares in compliance with all applicable securities laws, and the certificate(s) evidencing such Conversion Shares shall be appropriately legended to reflect that such Conversion Shares were not registered under the Act and any applicable state securities laws.


        5.     Adjustment of Conversion Price.

               (a) In case the Company shall at any time after the date the Notes were first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Conversion Price, and the number of Conversion Shares issuable upon exercise of this Note, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if the Conversion Right had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

               (b) In case the Company shall issues shares of Common Stock or rights, warrants or options to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for Common Stock, or securities convertible into or exchangeable for Common Stock, at a price per share, or with an exercise, conversion or exchange price per share, less than the Conversion Price in effect on the date of such issuance, then the Conversion Price shall be reduced to such lower price. The provisions of this Section 5(b) shall not apply to the grant of options, or the issuance of shares of Common Stock upon exercise thereof, to the extent permitted under the terms of this Note, to employees of the Company pursuant to a stock option plan or plans approved by the Board of Directors and shareholders of the Company and to securities issued in any of the following transactions, to the extent permitted by the terms of this Note, if approved by a majority of the Company's Board of Directors, including a majority of the directors who are not employees of the Company: (i) the acquisition of another corporation or entity by the Company by merger, purchase of substantially all the assets or other reorganization as a result of which the Company by merger, purchase of substantially all the assets or other reorganization as a result of which the Company or its shareholders prior to the transaction own more than 50% of the voting power of the resulting corporation or other entity; (ii) equipment leases or borrowings from financial or other institutions regularly engaged in such business; (iii) a transaction in which the Company licenses any intellectual property to be used in the business of the Company; or
(iv) a strategic joint venture or alliance between the Company and another party to which the securities are issued, or an affiliate thereof.

               (c) Whenever there shall be an adjustment as provided in this
Section 5, the Company shall promptly cause written notice thereof to be sent to the Holder, which notice shall be accompanied by an officer's certificate setting forth the number of Conversion Shares issuable upon the exercise of the Conversion Right and the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

               (d) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of the Conversion Right. If any fraction of a share would be issuable on any exercise of the Conversion Right (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price (as defined in the Warrants) of such share of Common Stock on the date of exercise of the Conversion Right.

        6.     Registration Rights.

               (a) If, at any time following the later of (i) the first anniversary of the date of this Note, and (ii) the consummation of the Company's initial underwritten public offering of securities (an "IPO"), the Company shall file a registration statement (other than any registration statement on Form S-4, Form S-8, or any successor form) with the Commission while any Registrable Securities (as hereinafter defined) are outstanding, the Company shall give all the then holders of any Registrable Securities (the "Eligible Holders") at least 30 days prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within 20 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts, if any, payable in respect of the Registrable Securities sold by any Eligible Holder), register or qualify all or, at each Eligible Holder's option, any portion of the Registrable Securities of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Registrable Securities through the facilities of all securities exchanges and the over-the-counter markets on which the Company's securities are traded, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then any Eligible Holder who shall have requested registration of his or its Registrable Securities shall not be entitled to have such Eligible Holder's Registrable Securities (or the portions thereof so designated by the managing underwriter) included in such registration statement, provided that no such exclusion or reduction shall be made as to any Registrable Securities if any securities of the

Company are included in such registration statement for the account of any person other than the Company and any Eligible Holder unless the securities included in such registration statement for such other person shall have been reduced pro rata to the reduction of the Registrable Securities which were requested to be included in such registration. As used herein, "Registrable Securities" shall mean the Conversion Shares and the shares of Common Stock issued or issuable upon exercise of the Warrants issued to the Holder together with this Note pursuant to the Offering which, in each case, have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the Act.

               (b) If, at any time after 180 days following the effective date of the IPO, the Company shall receive a written request from Eligible Holders who in the aggregate own (or upon exercise of the Conversion Right and the Warrants would own) a majority of the total number of shares of Common Stock then included (or upon such exercise and conversion would be included) in the Registrable Securities (the "Majority Holders"), to register the sale of all or part of such Registrable Securities, the Company shall, as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Registrable Securities through the facilities of all securities exchanges and the over-the-counter markets on which the Company's securities are traded, and will use its efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable; provided, however, that, subject to its continued compliance with Section 6(h) hereof, (i) the Company shall only be obligated to file one such registration statement for which all expenses incurred in connection with such registration (other than the fees and disbursements of counsel for the Eligible Holders and underwriting discounts, if any, payable in respect of the Registrable Securities sold by the Eligible Holders) shall be borne by the Company and one additional such registration statement for which all such expenses shall be paid by the Eligible Holders, and (ii) the Company shall not be obligated to effect (x) more than one registration pursuant to this Section 6(b) in any 12-month period, (y) any registration statement within six months after the effective date of a registration statement prepared and filed in accordance with Section 6(a) in which Registrable Securities could have been included, or (z) any registration statement that covers Registrable Securities that are proposed to be sold at an aggregate price to the public of less than $5,000,000. Any additional registration statement required to be filed as a result of the Company's failure to comply with Section 6(h) hereof shall be at the Company's expense. Within ten business days after receiving any request contemplated by this Section 6(b), the Company shall send written notice to all the other Eligible Holders advising each of them that the Company is proceeding with such registration and offering to include therein all or any portion of any such other Eligible Holder's Registrable Securities, provided that the Company receives a written request to do so from such Eligible Holder within 20 days after receipt by him or it of the Company's notice. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 6 (b) a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed by reason of a material pending transaction and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the Majority Holders; provided, however, that the Company may not utilize this right more than once in any 12-month period.

               (c) In the event of a registration pursuant to the provisions of this Section 6, the Company shall use its best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder or such holders may reasonably request; provided, however, that the Company shall not by reason of this Section 6(c) be required to qualify to do business in any state in which it is not otherwise required to qualify to do business or to file a general consent to service of process.

               (d) The Company shall keep effective any registration or qualification contemplated by this Section 6 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Registrable securities covered thereby. Provided the Company is in continued compliance with the requirement of Section 6(h) hereof, the Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine months from the date on which the Eligible Holders are first free to sell such Registrable Securities; provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Registrable Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Registrable Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

               (e) In the event of a registration pursuant to the provisions of this Section 6, the Company shall furnish to each Eligible Holder such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

               (f) In the event of a registration pursuant to the provisions of this Section 6, the Company shall furnish each Eligible Holder of any Registrable Securities so registered with an opinion of its counsel (reasonably acceptable to the Eligible Holders) substantially in the form rendered in connection with the closing of the Offering. The Company also shall furnish to each Eligible Holder a cold comfort letter from the independent certified public accountants of the Company in the customary form and substance.

               (g) In the event of a registration pursuant to the provisions of this Section 6, the Company and each Eligible Holder shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses, and customary closing conditions, including, without limitation, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any

Registrable Securities.

               (h) The Company agrees that, after the completion of the IPO and until all the Registrable Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Registrable Securities to sell such securities under Rule 144.


               (i) Except for rights granted to holders of the Warrants and the Notes, the Company will not, without the written consent of the Majority Holders, grant to any persons the right to request the Company to register any securities of the Company, provided that the Company may grant such registration rights to other persons so long as such rights are subordinate to the rights of the holders of the Registrable Securities.

        7.     Indemnification.

               (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all loss, liability, charge, claim, damage, and expense, whatsoever (which shall include, for all purposes of this Section 7, without limitation, reasonable attorneys' fees actually incurred and any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities, or (B) in any application or other document or communication (in this Section 7 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or blue sky laws thereof, or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such Eligible Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under any of the Notes or Warrants.

        If any action is brought against any Eligible Holder or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an

 "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability under this Section 7(a) unless the Company shall have been materially prejudiced by such failure or relieve the Company from any liability other than pursuant to this Section 7(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 7 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Eligible Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.

               (b) The Holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Registrable Securities held by the Holder, each other person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Eligible Holders in Section 7(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this Section 7(a), the Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 7(a).

                  (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 7(a) or 7(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Note expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Eligible Holders of the Registrable Securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Eligible Holders in connection with the facts which resulted in such loses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by such Eligible Holders, and the parties, relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Eligible Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Eligible Holders and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 7(c). In no case shall any Eligible Holder be responsible for a portion of the contribution obligation imposed on all Eligible Holders in excess of its pro rata share based on the number of shares of Common Stock owned by it (or which would be owned upon exercise or conversion of all Registrable Securities) and included in such registration compared to the number of shares of Common Stock owned (or which would be owned upon exercise or conversion of all Registrable Securities) by all Eligible Holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 7(c), each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and each officer, director, partner, employee, agent, and counsel of each such Eligible Holder or control person shall have the same rights to contribution as such Eligible Holder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 7(c). Anything in this
Section 7(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 7 (c) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

        8.     Covenants.

        The Borrower covenants and agrees with the Holder that, so long as any amount remains unpaid on the Notes, unless the consent of the holders of 66 2/3% of the principal amount outstanding under the Notes is obtained, such Borrower:

(a) Shall not create, incur, or suffer to exist any Indebtedness except (i) the Indebtedness represented by the Notes, (ii) Junior Debt in existence on the date hereof, (iii) capitalized lease obligations in existence on the date hereof or otherwise permitted hereunder, (iv) purchase money Indebtedness, (v) the Indebtedness to be repaid out of the proceeds of the Offering no later than January 15, 2000 as described in the Use of Proceeds section of the prospectus included in the Registration Statement; and (vi) the Indebtedness owed to Dr. Samuel F. Dayton and Mr. James L. Bruce, Jr. in the principal amount of approximately $618,549 and accrued interest thereon, and to db Telecom Technologies, Inc. in the principal amount of approximately $270,188 and accrued interest thereon (collectively, the "Insider Debt"), which shall be exchanged for shares of Common Stock at the Conversion Price at the closing of the Offering.

(b) Shall not create, incur or suffer to exist any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any of its property or assets (collectively, "Liens"), except (i) Liens for taxes not yet due or contested in good faith with appropriate reserves maintained on the books of the Borrower; (ii) carriers', warehousemen's, mechanics', and similar Liens arising in the ordinary course of business which are not overdue for more than 90 days or are being contested in good faith; (iii) easements, rights of way, zoning restrictions, and similar Liens on real property, which in the aggregate are not material and do not materially detract from the use of such property;
(iv) Liens for Indebtedness permitted to be incurred or in existence under Sections 8(a) (iii) and (iv); (v) landlord Liens with respect to real property leased by the Borrower; and (v) Liens securing the Indebtedness to be repaid out of the proceeds of the Offering no later than January 15, 2000 as described in the Use of Proceeds section of the prospectus included in the Registration Statement, which Liens are to be released upon the repayment of such Indebtedness.

               (c) Shall not create, acquire, or maintain any subsidiaries other than the subsidiary listed in the Registration Statement.

               (d) Shall not offer, issue sell, contract to sell, grant any option, warrant, or other right exercisable, convertible, or exchangeable for, or otherwise dispose of any securities of the Company, except (i) the Conversion Shares and shares issuable upon exercise of the Warrants, (ii) shares issuable upon exercise of options, warrants, or rights outstanding on the date hereof,
(iii) in connection with a Qualified Financing, the proceeds of which shall be used to repay all outstanding principal and accrued interest on all of the Notes in full, (iv) the issuance of 276,658 shares of Common Stock for no additional cash consideration to investors in the Company's private placement in June 1999,
(v) options to purchase not more than an aggregate of 2,000,000 shares of Common Stock granted by the Board of Directors or committee thereof to employees of the Company pursuant to a stock option plan or plans approved by the Board of Directors and shareholders of the Company the exercise price of which shall be no less than the lesser of the Conversion Price and the fair market value of the Common Stock on the date of grant, and the shares of Common Stock issuable upon exercise of such options, provided that the Company shall not grant options to purchase an aggregate of more than 50,000 shares to any one employee unless approved by the directors designated by the Agent for the holders of the Notes under the Shareholders Agreement (as defined in the Subscription Agreement) and (vi) shares of Common Stock issuable in connection with a stock split or in payment of a stock dividend to all shareholders of the Company.

               (e) Shall not pay any dividend or make any distribution on, or purchase, redeem, or retire, any shares of its capital stock or other securities or any warrants, options, or other rights to acquire any such shares or other securities, except that the Company may pay dividends on its Common Stock payable solely in shares of its Common Stock and the Company may issue shares of Common Stock in exchange for the Insider Debt as described above.

               (f) Shall not change its primary line of business.

               (g) Shall not (i) enter into any merger, consolidation, or other similar transaction, (ii) liquidate, wind up its affairs or dissolve, or (iii) convey, sell, lease, transfer or otherwise dispose of, or purchase or acquire, any business, assets, other property except for (i) the purchase and sale of goods and services in the ordinary course of business, (ii) capital expenditures necessary in connection with the business of the Company not in excess of $250,000 for any one item and $1,000,000 in the aggregate, and (ii) the disposition of obsolete inventory or equipment no longer saleable or useful in the business of the Company.

               (h) Shall not, directly or indirectly, enter into any transaction with or for the benefit of an affiliate (other than reasonable compensation for services as an officer, director, partner or employee).

               (i) Shall not in any manner increase the cash compensation of its existing officers and directors from the levels in effect on the date of issuance of this Note.

               (j) Shall use the proceeds of the Offering in substantially the manner specified in the Registration Statement.

               (k) Shall deliver to the Holder:

                   (i) within two Business Days after the end of each week during the period this Note remains outstanding, weekly cash reports in such detail as the Holder may reasonably request;


                   (ii) as soon as available, and in any event within 10 days after the end of each month during the period this Note remains outstanding, copies of all internal reports and other information delivered to management of the Borrower during such month;

                   (iii) as soon as available, and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flow of the Company, for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Company as at the end of such period setting forth in the case of each such statement in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of the chief financial officer of the Company, which certificate shall state that (A) such financial statements fairly present in all material respects the financial position and results of operations of the Company, all in accordance with generally accepted accounting principles consistently applied, and (B) no Default (as hereinafter defined) has occurred and is continuing or, if any Default has occurred and is continuing, a description thereof in reasonable detail and of the action the Borrower has taken or proposes to take with respect thereto;

                  (iv) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flow of the Company for such fiscal year, and the related consolidated balance sheet of the Company as at the end of such fiscal year, setting forth in the case of each such statement in comparative form the corresponding figures for the preceding fiscal year, and accompanied by
(A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements present fairly, in all material respects, the financial position and results of operations of the Company in conformity with generally accepted accounting principles consistently applied, and (B) a certificate of the chief financial officer of the Company stating that no Default has occurred and is continuing or, if any Default has occurred and is continuing, a description thereof in reasonable detail and of the action the Company or any Borrower has taken or proposes to take with respect thereto;

                  (v) promptly upon their becoming available, copies of all registration statements which the Company shall have filed with the Commission (or any governmental agency substituted therefor) or any national securities exchange;

                  (vi) promptly after any Borrower shall obtain knowledge of such, written notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and each material development in respect of such legal or other proceedings, affecting the Borrowers; and

                  (vii) promptly after the Borrower shall obtain knowledge of the occurrence of any Event of Default (as hereinafter defined) or any event which with notice or lapse of time or both would become an Event of Default (an Event of Default or such other event being a "Default"), a notice specifying that such notice is a "Notice of Default" and describing such Default in reasonable detail, and, in such Notice of Default or as soon thereafter as practicable, a description of the action the Company has taken or proposes to take with respect thereto.

         9.       Events of Default.

         The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):

               (a) A default in the payment of the principal or interest on any Note, when and as the same shall become due and payable.

               (b) The Company shall not have filed a registration statement with the Commission relating to a public offering or shall not have commenced a private placement of securities (which for purposes of this Note shall mean that the Company has engaged a reputable placement agent and shall have prepared and circulated a private offering memorandum and related materials in connection therewith) which, in either case, constitutes a Qualified Financing on or before March 15, 2000.

               (c) The Company shall have failed to consummate a Qualified Financing on or before April 15, 2000.

               (d) A default in the performance, or a breach, of any of the covenants of the Borrower contained in Sections 3, 4 or 8 (a), (d), (e), (f ),
(g), (h), (i) or (j) of this Note or a default in the performance, or a breach, of any of the covenants contained in Section 8(b), (c) or (k) of this Note and continuance of such default or breach of Section 8(b), (c) or (k) for a period of 15 days after receipt of notice from the Holder as to such breach or after the Borrower had or should have had knowledge of such breach.

               (e) A default in the performance, or a breach, of any other covenant or agreement of the Borrower in this Note and continuance of such default or breach for a period of 30 days after receipt of notice from the Holder as to such breach or after the Borrower had or should have had knowledge of such breach.

               (f) A default or event of default which remains uncured following any applicable cure period shall have occurred with respect to any Junior Debt.

               (g) Any representation, warranty or certification made by the Borrower in or pursuant to this Note or the Subscription Agreement shall prove to have been false or misleading as of the date made in any material respect.

               (h) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against the Borrower and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Borrower shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

               (i) The entry of a decree or order by a court having jurisdiction adjudging the Borrower a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by the Borrower of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by the Borrower to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Borrower of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by the Borrower to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Borrower or of any substantial part of the property of the Borrower, or the making by the Borrower of an assignment for the benefit of creditors, or the admission by the Borrower in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Borrower in furtherance of any such action.

        10.    Remedies Upon Default.

               (a) Upon the occurrence of an Event of Default referred to in
Section 9(i), the principal amount then outstanding of, and the accrued interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence of an Event of Default referred to in Section 9(a), the Holder, by notice in writing given to the Borrower, may declare the entire principal amount then outstanding of, and the accrued interest on, this Note to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, without presentation, demand, protest or other formalities of any kind, all of which are expressly waived by the Borrowers. Upon the occurrence of an Event of Default other than one referred to in Sections 9(a) and (i), the Holders of not less than 33 1/3% in principal amount of then outstanding Notes (excluding any Notes held by or for the account of the Borrower or any affiliate of the Borrower) may declare the principal amount then outstanding of, and the accrued interest on, the Notes to be due and payable immediately, and upon such declaration the same shall become due and payable immediately, without presentation, demand, protest or other formalities of any kind, all of which are expressly waived by the Borrower.

               (b) The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Borrower, and in connection with any such action or proceeding shall be entitled to receive from the Borrower payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, reasonable attorneys' fees and expenses actually incurred.


        11.    Transfer.

               Any Notes issued upon the transfer of this Note shall be numbered and shall be registered in a Note Register as they are issued. The Borrower shall be entitled to treat the registered holder of any Note on the Note Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Note on the part of any other person, and shall not be liable for any registration or transfer of Notes which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Note shall be transferable only on the books of the Borrower upon delivery thereof to the Borrower, duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Borrower shall deliver a new Note or Notes to the person entitled thereto. This Note may be exchanged, at the option of the Holder thereof, for another Note, or other Notes of different denominations, of like tenor and representing in the aggregate a like principal amount, upon surrender to the Borrower, or its duly authorized agent. Notwithstanding the foregoing, the Borrower shall have no obligation to cause Notes to be transferred on its books to any person if, in the opinion of counsel to the Borrowers, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder.


        12.    Miscellaneous.

               (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Borrower, at its address at 2812 Spring Road, Suite 210, Atlanta, Georgia 30339, Attention: President, (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 12(a). Notice to the estate of any party shall be sufficient if addressed to the party as provided in this
Section 12(a). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 12(a) shall be deemed given at the time of receipt thereof.

               (b) Upon receipt of evidence satisfactory to the Borrower, of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), including an affidavit of the Holder thereof that this Note has been lost, stolen, destroyed or mutilated together with an indemnity against any claim that may be made against the Borrower on account of such lost, stolen, destroyed or mutilated Note, and upon reimbursement of the Borrower's reasonable incidental expenses, the Borrower shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

               (c) No course of dealing and no delay or omission on the part of the Holder inexercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

               (d) This Note may be amended only by a written instrument executed by the Borrower and the Holder hereof. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

               (e) This Note shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to principles governing conflicts of law.

               (f) The Borrower irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note, or a breach of this Note or any such document or instrument.

        IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and dated the day and year first above written.

                                comstar.net, inc.


                                By:
                                   ------------------------------
                                   Name:
                                   Title:

                                   APPENDIX B

         THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. HOWEVER, NEITHER THIS WARRANT NOR SUCH SHARES MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.


                                comstar.net, inc.

          Form of Warrant for the Purchase of Shares of Common Stock,
                                without par value


No. 1                                                       [__________] Shares

                  THIS CERTIFIES that, for receipt in hand of $10.00 and other value received, _____________________________, (the "Holder"), [Address] is
entitled to subscribe for and purchase from comstar.net, inc., a Georgia corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time after the date hereof, and before 5:00 P.M. on the tenth anniversary of the date hereof, New York time (the "Exercise Period"), [________] shares of the Company's Common Stock, without par value ("Common Stock"), at a price of $.01 per Share (the "Exercise Price"). This Warrant is the warrant or one of the warrants issued pursuant to an offering (the "Offering") of units consisting of notes and warrants by the Company pursuant to a registration statement on Form S-1 (Reg. No. 333-92581) (the "Registration Statement"), and a Subscription Agreement, dated December 30, 1999 , between the Company and the Holder (the "Subscription Agreement"). As used herein the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

                  The number of shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth. (The number of shares of Common Stock for which this Warrant is exercisable or convertible reflects the recapitalization of the Company described in the prospectus included in the Registration Statement, and no adjustment shall be made hereunder in that regard.)

                  1. This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its office at 2812 Spring Road, Suite 210, Atlanta, Georgia 30339, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised (the "Stock Purchase Price"); provided, however, that this Warrant must be exercised in minimum increments of 500 shares (or, if fewer, the number of Warrant Shares for which this Warrant is then exercisable).

                  2. (a) In lieu of the payment of the Stock Purchase Price, the Holder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part (subject to the final clause of Section 1), into shares of Common Stock (the "Conversion Right") as provided for in this Section 2. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Stock Purchase Price) that number of shares of Common Stock (the "Conversion Shares") equal to the quotient obtained by dividing (x) the value of this Warrant (or portion thereof as to which the Conversion Right is being exercised if the Conversion Right is being exercised in part) at the time the Conversion Right is exercised (determined by subtracting the aggregate Stock Purchase Price of the shares of Common Stock as to which the Conversion Right is being exercised in effect immediately prior to the exercise of the Conversion Right from the aggregate Current Market Price (as defined in Section 2(c) hereof) of the shares of Common Stock as to which the Conversion Right is being exercised) by (y) the Current Market Price of one share of Common Stock immediately prior to the exercise of the Conversion Right.

                  (b) The Conversion Rights provided under this Section 2 may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding. In order to exercise the Conversion Right, the Holder shall surrender to the Company, at its offices, this Warrant with the Notice of Conversion at the end hereof duly executed. The presentation and surrender shall be deemed a waiver of the Holder's obligation to pay all or any portion of the aggregate purchase price payable for the shares of Common Stock as to which such Conversion Right is being exercised. This Warrant (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant for conversion in accordance with the foregoing provisions.

                  (c) For the purpose of any computation under this Warrant, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the five consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price, regular way, or, in case no such reported sale takes place on such day, the closing bid price, regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last reported sales price, regular way, or, in case no such reported sale takes place on such day, the closing bid price, regular way, in either case on the NASDAQ Stock Market, or if the Common Stock is not quoted on the NASDAQ Stock Market, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange or the NASDAQ Stock Market and is not quoted by NASDAQ or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

                  3. Upon each exercise of the Holder's rights to purchase Warrant Shares or Conversion Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares or Conversion Shares issuable upon such exercise or conversion, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares or Conversion Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise or conversion of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares or Conversion Shares issuable upon such exercise or conversion, registered in the name of the Holder or its designee. If this Warrant should be exercised or converted in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

                  4. Any Warrants issued upon the transfer or exercise or conversion in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person, or Warrant Shares or Conversion Shares to be issued, if, in the opinion of counsel to the Company, such transfer or issuance does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

                  5. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares and/or Conversion Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, and all shares of Common Stock issuable upon conversion of this Warrant, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

                  6. (a) In case the Company shall at any time after the date the Warrants were first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price, and the number and kind of securities issuable upon exercise or conversion of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised or converted immediately prior to such time, he would have owned upon such exercise or conversion and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) Whenever there shall be an adjustment as provided in this
Section 6, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

                  (c) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise or conversion of this Warrant. If any fraction of a share would be issuable on the exercise or conversion of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise or conversion of this Warrant.

                  7. (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall
(i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise or conversion of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised or converted immediately prior to such consolidation, merger, sale, lease, or conveyance, and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6.

                  (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise or conversion of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise or conversion of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised or converted immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6.

                  (c) The above provisions of this Section 7 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

                  8. In case at any time the Company shall propose

                           (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

                           (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

                           (c) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 7; or

                           (d) to effect any liquidation, dissolution, or winding-up of the Company; or

                           (e) to take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Exercise Price.

                  9. The issuance of any shares or other securities upon the exercise or conversion of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  10. (a) If, at any time after the later of (i) the first anniversary of the date of this Warrant, and (ii) the consummation of the Company's initial underwritten public offering of securities (an "IPO"), the Company shall file a registration statement (other than any registration statement on Form S-4, Form S-8, or any successor form) with the Securities and Exchange Commission (the "Commission") while any Registrable Securities (as hereinafter defined) are outstanding, the Company shall give all the then holders of any Registrable Securities (the "Eligible Holders") at least 30 days prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within 20 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts, if any, payable in respect of the Registrable Securities sold by any Eligible Holder), register or qualify all or, at each Eligible Holder's option, any portion of the Registrable Securities of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges and the over-the-counter markets on which the Company's securities are traded, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then any Eligible Holder who shall have requested registration of his or its Registrable Securities shall not be entitled to have such Eligible Holder's Registrable Securities (or the portions thereof so designated by the managing underwriter) included in such registration statement, provided that no such exclusion or reduction shall be made as to any Registrable Securities if any securities of the Company are included in such registration statement for the account of any person other than the Company and any Eligible Holder unless the securities included in such registration statement for such other person shall have been reduced pro rata to the reduction of the Registrable Securities which were requested to be included in such registration.

As used herein, "Registrable Securities" shall mean the Warrant Shares, the Conversion Shares and shares of Common Stock issued or issuable in connection with the conversion of any notes issued to the Holder pursuant to the Offering (the "Notes") which, in each case, have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the Act.

                  (b) If, at any time after 180 days following the effective date of the IPO, the Company shall receive a written request from Eligible Holders who in the aggregate own (or upon exercise of all Warrants and conversion of all Notes then outstanding would own) a majority of the total number of shares of Common Stock then included (or upon such exercise and conversion would be included) in the Registrable Securities (the "Majority Holders"), to register the sale of all or part of such Registrable Securities, the Company shall, as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges and the over-the-counter markets on which the Company's securities are traded, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable; provided, however, that, subject to continued compliance with Section 10(h) hereof, (i) the Company shall only be obligated to file one such registration statement for which all expenses in curred in connection with such registration (other than the fees and disbursements of counsel for the Eligible Holders and underwriting discounts, if any, payable in respect of the Registrable Securities sold by the Eligible Holders) shall be borne by the Company and one additional such registration statement for which all such expenses shall be paid by the Eligible Holders, and
(ii) the Company shall not be obligated to effect (x) more than one registration pursuant to this Section 10(b) in any 12-month period, (y) any registration statement within six months after the effective date of a registration statement prepared and filed in accordance with Section 10(a) in which Registrable Securities could have been included, or (z) any registration statement that covers Registrable Securities that are proposed to be sold at an aggregate price to the public of less than $5,000,000. Any additional registration statement required to be filed as a result of the Company's failure to comply with Section 10(h) hereof shall be at the Company's expense. Within ten business days after receiving any request contemplated by this Section 10(b), the Company shall give written notice to all the other Eligible Holders, advising each of them that the Company is proceeding with such registration and offering to include therein all or any portion of any such other Eligible Holder's Registrable Securities, provided that the Company receives a written request to do so from such Eligible Holder within 20 days after receipt by him or it of the Company's notice. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 10(b) a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed by reason of a material pending transaction and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the Majority Holders; provided, however, that the Company may not utilize this right more than once in any 12-month period.

(c) In the event of a registration pursuant to the provisions of this Section 10, the Company shall use its best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder or such holders may reasonably request; provided, however, that the Company shall not by reason of this Section 10(c) be required to qualify to do business in any state in which it is not otherwise required to qualify to do business or to file a general consent to service of process.

(d) The Company shall keep effective any registration or qualification contemplated by this Section 10 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Registrable Securities covered thereby. Provided the Company is in continued compliance with the requirements of Section 10(h) hereof, the Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine months from the date on which the Eligible Holders are first free to sell such Registrable Securities; provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Registrable Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Registrable Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

                  (e) In the event of a registration pursuant to the provisions of this Section 10, the Company shall furnish to each Eligible Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

                  (f) In the event of a registration pursuant to the provisions of this Section 10, the Company shall furnish each Eligible Holder of any Registrable Securities so registered with an opinion of its counsel (reasonably acceptable to the Eligible Holders) substantially in the form rendered in connection with the closing of the Offering. The Company also shall furnish to each Eligible Holder a cold comfort letter from the independent certified public accountants of the Company in the customary form and substance.

(g) In the event of a registration pursuant to the provisions of this Section 10, the Company and each Eligible Holder shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses, and customary closing conditions, including, but not limited to, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Registrable Securities.

               (h) The Company agrees that until all the Registrable Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Registrable Securities to sell such securities under Rule 144.

               (i) Except for rights granted to holders of the Warrants and the Notes, the Company will not, without the written consent of the Majority Holders, grant to any persons the right to request the Company to register any securities of the Company, provided that the Company may grant such registration rights to other persons so long as such rights are subordinate to the rights of the holders of Registrable Securities.

               11. (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 11, but not be limited to, reasonable attorneys' fees actually incurred and any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities, or (B) in any application or other document or communication (in this Section 11 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such Eligible Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under any of the Warrants or Notes.

               If any action is brought against any Eligible Holder or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability pursuant to this Section 11(a), except to the extent it may have been prejudiced in any material respect by such failure) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 11 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Eligible Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.

               (b) The Holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Registrable Securities held by the Holder, each other person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Holder in Section 11(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this Section 11(b), the Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 11(a).

               (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 11(a) or 11(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Eligible Holders of the Registrable Securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by such Eligible Holders, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Eligible Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 11(c). In no case shall any Eligible Holder be responsible for a portion of the contribution obligation imposed on all Eligible Holders in excess of its pro rata share based on the number of shares of Common Stock owned (or which would be owned upon exercise or conversion of all Registrable Securities) by it and included in such registration as compared to the number of shares of Common Stock owned (or which would be owned upon exercise or conversion of all Underwriters' Securities) by all Eligible Holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 11(c), each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of each such Eligible Holder or control person shall have the same rights to contribution as such Eligible Holder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 11(c). Anything in this
Section 11(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 11(c) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

               12. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

               13. The Holder of any Warrant shall not have, solely on account of such status, any rights of a shareholder of the Company, either at law or in equity, or to any notice of meetings of shareholders or of any other proceedings of the Company, except as provided in this Warrant.

               14. This Warrant shall be construed in accordance with the laws of the State of Georgia applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

               15. The Company irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument.

Dated:
                                        comstar.net, inc.


                                        By:
                                           ------------------------------------
                                                     , President

[Seal]


---------------------------------
Secretary

                               FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

               FOR VALUE RECEIVED, _______________________ hereby sells, assigns, and transfers unto __________________ a Warrant to purchase __________ shares of Common Stock, without par value of comstar.net, inc.(the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _____________________________ _____________
attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:


                              Signature __________________________




                                     NOTICE


        The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:     comstar.net, inc.
        2812 Spring Road, Suite 210
        Atlanta, Georgia 30339
        Attention: Chief Financial Officer

                              ELECTION TO EXERCISE


         The undersigned hereby exercises his or its rights to purchase _______ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $_________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

                   ------------------------------------------

                   ------------------------------------------

                   ------------------------------------------

                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:                                    Name
                                              ---------------------------------
                                                       (Print)

Address:
        ------------------------------



                                          ---------------------------
                                                  (Signature)

To:     comstar.net, inc.
        2812 Spring Road, Suite 210
        Atlanta, Georgia 30339
        Attention: Chief Financial Officer



                             CASHLESS EXERCISE FORM
            (To be executed upon conversion of the attached Warrant)


         The undersigned hereby irrevocably elects to surrender its Warrant for the number of shares of Common Stock as shall be issuable pursuant to the cashless exercise provisions of the within Warrant, in respect of _____ shares of Common Stock underlying the within Warrant, and requests that certificates for such securities be issued in the name of and delivered to:

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of shares shall not be all the shares exchangeable or purchasable under the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the addressed stated below.

Dated:                                      Name:
      -----------------------------              ------------------------------
                                                            (Print)

Address:
        -----------------------------------------------------------


                                            ----------------------------------
                                                         (Signature)

                                   APPENDIX C

                         FORM OF SHAREHOLDERS AGREEMENT


         This SHAREHOLDERS AGREEMENT (this "Agreement") is made as of the ___ day of December, 1999 by and among comstar.net, inc., a Georgia corporation (the "Company"), James L. Bruce, Jr, Samuel F. Dayton, J. Cary Howell and Edward N. Landa, individuals (collectively, the "Principal Shareholders"), and (the "Agent"), a partnership, solely as agent for the holders (the "Noteholders") of 8% Senior Promissory Notes (the "Notes") of the Company.

         WHEREAS, each of the Principal Shareholders beneficially owns the number of shares of common stock, without par value, of the Company (the "Common Stock") set forth opposite his respective name in a table set forth in a certain Registration Statement on Form S-1 (Reg. No. 333 - 92581) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, and is also a director of the Company; and

         WHEREAS, the Noteholders have each extended credit or will extend credit to the Company represented by separate Notes in an aggregate principal amount of up to $5,000,000 (together with accrued interest and all other amounts due and payable under the Notes, the "Senior Debt"); and

         WHEREAS, to induce the Noteholders to purchase the Notes, the parties have agreed to enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION I - BOARD REPRESENTATION.

         1.1      Directors; Observer Rights.

                  (a) In General. So long as the Noteholders in the aggregate beneficially own 5% or more of the equity interests of the Company on a fully diluted basis, the Agent, on behalf of the Noteholders, shall have the right to designate two persons as nominees to serve on the Board of Directors of the Company (the "Board"), one of which shall have relevant industry experience and shall be reasonably satisfactory to the other members of the Board. In addition, and subject to Section 1.1(c), the Principal Shareholders and the Agent's nominees shall constitute a majority of the Board of Directors unless Noteholders holding at least 66 2/3% of the outstanding principal amount of the Notes consent otherwise.

                  (b) Observer. Until completion of the IPO, as defined in the Notes, the Agent shall also have the right to appoint an observer who shall receive notice of and all materials distributed to members of the Board, and all committees thereof in advance of meetings of the Board or any such committee at the same time such notice and materials are given or distributed to the Board or committee members, and shall be permitted to attend all such meetings of the Board and such committees.

                  (c) Upon an Event of Default under the Notes. Upon an Event of Default under the Notes, the Agent, on behalf of the Noteholders, shall have the right to designate as nominees to the Board such number of persons as would then be necessary in order that such persons would constitute a majority of the Board.

                  (d) Voting Agreement. The Principal Shareholders shall (i) vote their shares of capital stock of the Company (whether now owned or hereafter acquired), and (ii) vote as directors, as required (including, without limitation, by amending the Company's Articles of Incorporation and By-Laws, if necessary), all in order to effect the Board composition described in this Section 1.1.

         1.2      Irrevocable Proxy. With respect to the actions described in
Section 1.1(d), each Principal Shareholder hereby irrevocably constitutes and appoints the Agent its proxy and attorney-in-fact with full power of substitution and acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable until the termination of the term of this Agreement.

SECTION II - TRANSFER OF SECURITIES

         2.1 General. During the term of this Agreement, the Principal Shareholders shall not sell, exchange, gift, give, pledge, encumber, transfer or otherwise dispose of (each a "Transfer") any shares of capital stock of the Company now owned or hereafter acquired, except to (i) any member of such Principal Shareholder's immediate family (spouse, parents, children, grandchildren or siblings), (ii) a trust for the benefit of such Principal Shareholder and/or any or all of the persons described in clause (i), or (iii) the estate of such Principal Shareholder upon his death. In the event any shares of Common Stock are transferred pursuant to this Section 2.1, the transferee shall hold the shares so acquired with all the rights conferred by and subject to all the restrictions imposed by this Agreement.

         2.2      Legends.

                  (a) Each certificate representing shares of capital stock of the Company owned by the Principal Shareholders shall be imprinted with a legend substantially in the following form (in addition to any other legend required by law or otherwise):

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A SHAREHOLDERS AGREEMENT, DATED AS OF

                  DECEMBER __, 1999, AS AMENDED, AMONG THE ISSUER, THE HOLDER OF THIS CERTIFICATE AND THE AGENT FOR THE HOLDERS OF CERTAIN SENIOR DEBT OF THE ISSUER DESCRIBED THEREIN. THE SHAREHOLDERS AGREEMENT CONTAINS PROVISIONS WITH RESPECT TO VOTING AND RESTRICTING THE TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE."

         2.3 Violations of this Agreement. Any Transfer made in violation of this Section II shall be null and void. The Company shall not be required to
(a) transfer on its books any securities of the Company transferred in violation of any provisions of this Agreement, or (b) to treat as the owner of such securities, or to accord the right to vote as such owner, or to pay dividends to, any transferee to whom such securities are transferred in violation of this Agreement.

SECTION III - GENERAL TERMS

         3.1 Term. Notwithstanding any other provision of this Agreement, this Agreement shall terminate on the satisfaction in full of all of the Senior Debt; provided, that if, after receipt of any payment of all or any part of the Senior Debt, the Agent is for any reason compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, this Agreement shall continue in full force (except to the extent otherwise provided herein) notwithstanding any contrary action which may have been taken by the Agent in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         3.2 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and to be performed in the State of Georgia. The Company and each Principal Shareholder irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument.

         3.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings between them or any of them as to such subject matter.

         3.4 Amendment. Except as otherwise expressly provided herein, this Agreement may be amended only upon the written consent of the parties hereto.

         3.5 Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, and permitted transferees, except as may be expressly provided otherwise herein.

         3.6 Invalidity of Provisions. In the case any one or more of the provisions contained in this Agreement shall for any reason to be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

         3.7 Notices, etc. All notices and other communications required or permitted under this Agreement shall be sent by registered or certified mail, postage prepaid, overnight courier, confirmed telex or facsimile transmission or otherwise delivered by hand or by messenger, addressed (a) if to a Principal Shareholder, at such Principal Shareholder's address set forth on the signature page hereto, or, at such other address as such Principal Shareholder shall have furnished to the other parties in writing; (b) if to the Company, to comstar.net, inc., 2812 Spring Road, Suite 210, Atlanta, Georgia 30339, Facsimile: (770) 485-6100, Attention: J. Cary Howell, Chief Executive Officer; and (c) if to the Agent, to ______________ , Facsimile: ______________,
Attention: _______________________.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) when delivered if delivered personally, (ii) if sent by mail, at the earlier of its receipt or five days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and postage prepaid as aforesaid, (iii) if sent by overnight courier, on the next business day after the same has been deposited with a nationally recognized courier service, or (iv) when sent by confirmed telex or facsimile, on the day sent (if a business day) if sent during normal business hours of the recipient, and if not, then on the next business day.

         3.8 Further Assurances. The Principal Shareholders and the Company agree, upon request of the Agent, to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

         3.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. This Agreement may be delivered by facsimile and facsimile signatures shall be treated as original signatures for all applicable purposes.

         3.10 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         3.11 Delays or Omissions. Except as expressly provided in this Agreement, no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party shall be cumulative and not alternative.

         3.12 Equitable Remedies. The parties hereto acknowledge that in the event of a breach or a threatened breach by any other party hereto, the non-breaching parties hereto will not have an adequate remedy at law. Accordingly, in the event of any such breach or threatened breach, such other non-breaching parties shall be entitled to such equitable and injunctive relief as may be available in any available forum to restrain such breaching party from participating in such breach or threatened breach from the violation of the provisions hereof. Nothing herein shall be construed as prohibiting any non-breaching party from pursuing any other remedies available at law or in equity for such breach or threatened breach.

         3.13 Other Shareholders Agreement. The Principal Shareholders acknowledge and agree that, to the extent that the terms of this Agreement conflict with the terms of any other agreement among them and if applicable, any third party relating to their securities in the Company, the terms of this Agreement shall control.


                                   * * * * *

         IN WITNESS WHEREOF, the parties have caused this Shareholders' Agreement to be duly executed as of the date first above written.


COMPANY:                                COMSTAR.NET, INC.



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:



PRINCIPAL SHAREHOLDERS:
                                           ------------------------------------
                                           James L. Bruce, Jr.

                                           Address:
                                                   ----------------------------

                                           ------------------------------------

                                           ------------------------------------



                                           ------------------------------------
                                           Samuel F. Dayton

                                           Address:
                                                   ----------------------------

                                           ------------------------------------

                                           ------------------------------------



                                           ------------------------------------
                                           J. Cary Howell

                                           Address:
                                                   ----------------------------

                                           ------------------------------------

                                           ------------------------------------



                                           ------------------------------------
                                           Edward N. Landa

                                           Address:
                                                   ----------------------------

                                           ------------------------------------


                                           ------------------------------------

AGENT:


                                     By:
                                          its


                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                   APPENDIX D

                             SUBSCRIPTION AGREEMENT


comstar.net, inc.
2812 Spring Road
Suite 210
Atlanta, Georgia 30339
Attention: Chief Financial Officer

Gentlemen:

         1. Subscription. The undersigned, intending to be legally bound, hereby subscribes to purchase from comstar.net, inc., a Georgia corporation (the "Company"), the number of units (the "Units") set forth on the signature page hereof, for a purchase price of $50,000 per Unit (the "Purchase Price") . Each Unit consists of (i) a senior promissory note of the Company in the principal amount of $50,000 substantially in the form set forth as an exhibit to the Registration Statement referred to below (the "Notes") , and (ii) a warrant to purchase 13,566 shares of common stock, without par value (the "Common Stock") , of the Company, at an exercise price equal to $.01 per share, substantially in the form set forth as an exhibit to the Registration Statement (the "Warrant"). The offering and sale of the Notes and the Warrant (the "Offering") has been registered pursuant to a registration statement on Form S-1 (Reg. No. 333-92581) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Agreement.

                  (a) If this Subscription is accepted by the Company, payments for the Units hereby subscribed for will be made to the Company by certified check or wire transfer at the Closing of the Offering (the "Closing") which will be held at the offices of the Company as soon as practicable after the Company has notified the undersigned that (i) the subscription has been accepted by the Company, in whole or in part, and (ii) the conditions to Closing set forth in Section 2 of this Agreement have been satisfied. If this subscription is accepted by the Company, in whole or in part, subject to the conditions set forth in Section 2 of this Agreement, the Company shall deliver to the undersigned the Notes and the Warrant subscribed for hereby, dated the date of Closing, a Shareholders Agreement substantially in the form annexed as Exhibit A hereto (the "Shareholders Agreement"), and a fully executed copy of this Agreement.

         2. Conditions. It is understood and agreed that this subscription is made subject to the following terms and conditions:

                  (a) The Company shall have the right to accept or reject this subscription in whole or in part. Unless this subscription is accepted in whole or in part or rejected by the Company prior to January 15, 2000, this subscription shall be deemed rejected in whole.

                  (b) On the date of the Closing, the Company, certain principal shareholders of the Company (the "Principal Shareholders") and Palisade Private Partnership, L.P. as agent for holders of Notes, shall have entered into the Shareholders Agreement and shall be in compliance with all applicable provisions thereof.

                  (c) On the date of the Closing, no Default or Event of Default (as defined in the Notes) shall have occurred and be continuing.

                  (d) On the date of the Closing, the representations and warranties contained in this Agreement shall be true and correct as if made on such date.

                  (e) At the Closing, the undersigned shall have received opinions of Nelson, Mullins, Riley & Scarborough, L.L.P., counsel for the Company, Arnall, Golden & Gregory LLP, special communications counsel for the Company, and Jones & Askew, L.L.P., special intellectual property counsel for the Company, in each case addressed to the undersigned and dated the date of the Closing, in form and substance reasonably satisfactory to the undersigned. The Company hereby instructs such counsel to deliver such opinion to each subscriber for Units.

                  (f) The conditions to the obligations of Scott & Stringfellow, Inc. and SunTrust Equitable Securities Corporation (collectively the "Agents") contained in Section 5 of the Placement Agreement, dated December ___, 1999, among the Agents and the Company (the "Placement Agreement"), shall have been satisfied.

                  (g) At the date of the Closing, the undersigned shall have been furnished such information, documents, certificates, and opinions as it may reasonably require to evidence the accuracy, completeness, or satisfaction of the representations, warranties, covenants, agreements, and conditions herein contained or as it otherwise may reasonably request.

         3. Representations and Warranties of the Company. The representations and warranties made by the Company in the Placement Agreement are hereby incorporated by this reference and made to the undersigned as if set forth in full herein.

         4. Representations and Warranties of the Subscriber. The undersigned hereby represents and warrants to, and agrees with, the Company as follows:

                  (a) If a natural person, the undersigned is: a bona fide resident of the State contained in the address set forth on the signature page of this Agreement as the undersigned's home address; at least 21 years of age; and legally competent to execute this Subscription Agreement. If an entity, the undersigned is duly authorized to execute this Agreement and this Agreement constitutes the legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms.

                  (b) The undersigned acknowledges that no market for the Units, the Notes, the Warrant or the Common Stock presently exists and none may develop in the future and that the undersigned may find it impossible to liquidate the investment at a time when it may be desirable to do so, or at any other time.

                  (c) The undersigned will acquire the Units for the undersigned's own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and has no present intention of distributing or selling to others any of such interest or granting any participation therein.

         5. Indemnification. Each of the Company and the undersigned agrees to and will indemnify, defend and hold the other (including for purposes of this Section 5, each of the other's officers, directors, shareholders, partners, members, employees, agents and representatives) harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses, imposed upon or incurred by the other by reason of, resulting from or arising out of a breach of any representation, warranty, covenant or agreement of the Company or the undersigned contained in this Agreement, as the case may be.

         6. Transferability. Neither this Agreement, nor any interest of the undersigned herein, shall be assignable or transferable by the undersigned in whole or in part except by operation of law.

         7.       Preemptive Rights.

                  (a) Subject to Section 7(b), if this subscription is accepted in whole or in part, the Company agrees that the undersigned shall have the preemptive right to purchase the undersigned's Pro Rata Portion of any New Securities (as such terms are hereinafter defined) which the Company may, from time to time, propose to sell and issue, which right may be exercised pursuant to the notice provisions set forth below. A "Pro Rata Portion" shall mean that percentage equal to the undersigned's fully-diluted percentage ownership of Common Stock as determined immediately prior to such issuance (the "Preemptive Rights").

                  (b) "New Securities" shall mean any shares of capital stock or securities exercisable, convertible or exchangeable for capital stock issued by the Company other than in an underwritten public offering of securities that qualifies as a Qualified Financing (as defined in the Notes), provided that "New Securities" shall not include: (a) shares of Common Stock issued or issuable upon exercise of stock options granted pursuant to any stock option plan of the Company approved by the Board of Directors of the Company;
(b) shares issued in connection with any merger or acquisition approved by the Board of Directors and Shareholders of the Company; (c) shares issued in connection with any strategic alliance, joint venture or similar relationship approved by the Board of Directors; (d) shares of Common Stock issued in consideration for less than $150,000 in any transaction or series of transactions where the purchase price per share of such shares is not less than the then applicable Conversion Price per share (as defined in the Notes), provided that the amount of all such transactions will not exceed $150,000 in the aggregate; and (e) shares issued in the recapitalization described in the Registration Statement.

                  (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give the undersigned written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue the same. The undersigned shall have 15 days from the date of receipt of any such notice to agree to purchase such New Securities (up to the amount referred to in Section 7(a)), for the price and upon the terms specified in the notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. The Company shall promptly provide the undersigned with such information concerning the Company, its subsidiaries and their respective businesses, properties, assets, liabilities and prospects and the New Securities as the undersigned may reasonably request for such purpose.

                  (d) If the undersigned exercises its Preemptive Right under this Section 7, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within 30 calendar days after the undersigned gives notice of such exercise, which period of time shall be extended in order to comply with applicable laws and regulations. Upon exercise of such right of participation, the Company and the undersigned shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

                  (e) The undersigned may waive his, her or its Preemptive Rights in any instance, and such waiver, if evidenced by a writing, is irrevocable even though it is not supported by consideration. Shares subject to Preemptive Rights that are not acquired by the undersigned may be issued to any third party, for a period of six months after being offered to the undersigned pursuant to such Preemptive Rights, at a consideration set by the Board that is not less than the consideration set for the issuance of New Securities pursuant to these Preemptive Rights. An offer at a lower consideration or after the expiration of such six-month period shall once again be subject to the undersigned's Preemptive Rights.

                  (f) The Preemptive Rights granted pursuant to this Section 7 shall cease to apply after the closing of the Company's initial underwritten public offering of securities that qualifies as a Qualified Financing.

         8.       Miscellaneous.

                  (a) This Agreement and the Exhibits hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and (subject to Section 8(g)) may be modified only by a written instrument duly executed by the party to be charged.

                  (b) Except as otherwise specifically provided herein, any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommuni cations equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at the address set forth on the first page hereof, (ii) if to the undersigned, at the address set forth on the signature page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this section 8(b). Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 8(b). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 8(b) shall be deemed given at the time of receipt thereof.

                  (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of the Company, and the permitted successors, assigns, heirs and personal representatives of the undersigned (including permitted transferees of the Units).

                  (d) The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  (e) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to principles governing conflicts of law.

                  (g) This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Sections 5 and 8(c).

                  (h) The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument.

                  (i) The Company shall pay the reasonable fees and expenses of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, special counsel to the prospective purchasers in the Offering, in connection with the Offering and the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year this subscription has been accepted by the Company as set forth below.

Number of Units                   ---------------------------------------------
Being Purchased                   Print Name of Subscriber



                                  By:
----------------                     ------------------------------------------
                                            (Signature of Subscriber or
                                            Authorized Signatory)

                                  Social Security Number or other
                                  Taxpayer Identification Number:



                                  ---------------------------------------------
                                  Address:
                                          -------------------------------------


                                  ---------------------------------------------


ACCEPTED BY:
comstar.net, inc.

By:
   -------------------------------------


Date:
     ---------------------

                              100 INVESTMENT UNITS

                  CONSISTING OF AN 8% SENIOR CONVERTIBLE NOTE

                         WITH A STOCK PURCHASE WARRANT

                            (COMSTAR.NET, INC. LOGO)

                             ---------------------

                                   PROSPECTUS
                             ---------------------

                           SCOTT & STRINGFELLOW, INC.
                         SUNTRUST EQUITABLE SECURITIES

                             ---------------------
                               DECEMBER   , 1999
                             ---------------------

     We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made pursuant to this prospectus after the date of this prospectus shall create an implication that the information contained in this prospectus or the affairs of comstar.net, inc. have not changed since the date of this prospectus.


     Until              (90 days after the date of this prospectus), all dealers
that buy, sell or trade in our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

               PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table describes our expenses in connection with the offering described in the registration statement. All amounts are estimates and may be subject to future contingencies except the SEC registration fee and the NASD fees:


SEC registration fee........................................  $    1,590
NASD fees...................................................       1,102
Blue Sky fees and expenses..................................       5,000
Printing and engraving......................................      17,500
Legal fees and expenses.....................................     125,000
Accounting fees and expenses................................      75,000
Escrow agent fees...........................................       5,000
Miscellaneous expenses......................................         808
                                                              ----------
  Total.....................................................  $  231,000
                                                              ==========


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Georgia Business Corporation Code, as amended, permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, except a corporation cannot eliminate or limit the liability of a director for:

     - an appropriation, in violation of his duties, of any business opportunity of the corporation,

     - acts or omissions which involve intentional misconduct or a knowing violation of law,

     - unlawful corporate distributions, or

     - any transaction from which the director received an improper personal benefit.

This provision relates only to breaches of duty by directors in their capacity as directors, and not in any other corporate capacity, such as officers. It limits liability only for breaches of fiduciary duties under the Georgia Code, and not for violation of other laws, such as the federal securities laws. Our articles of incorporation exonerate our directors from monetary liability to the extent described above.

     In addition to the rights provided by law that are described above, our bylaws provide broad indemnification rights to our directors and the officers, employees and agents as the directors may select, with respect to various civil and criminal liabilities and losses that may be incurred by the director, officer, agent or employee in any pending or threatened litigation or other proceedings. This indemnification does not apply in the same situations described above with respect to the exculpation from liability of our directors. We are also obligated to reimburse directors and other parties for expenses, including legal fees, court costs and expert witness fees, incurred by those persons in defending against any of these liabilities and losses, as long as the person in good faith believes that he or she complied with the applicable standard of conduct with respect to the underlying accusations giving rise to the liabilities or losses and agrees to repay to us any advances made under the bylaws if it is ultimately determined that the person is not entitled to indemnification by us. Any amendment or other modification to the bylaws which limits or otherwise adversely affects the rights to indemnification currently provided in the bylaws shall apply only to proceedings based upon actions and events occurring after the amendment and delivery of notice of it to the indemnified parties. In addition, if the Georgia Code is ever amended to permit greater elimination of liability, our articles provide that such greater protection shall be given automatically to our directors without further board or shareholder action unless required by law.

     We have entered into separate indemnification agreements with each of our directors and some of our officers. We have agreed, among other things, to provide for indemnification and advancement of expenses in a manner and under terms and conditions similar to those stated in the bylaws. Our shareholders cannot void these agreements. In addition, we hold an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against our directors and officers for a wrongful act that they may become legally obligated to pay or for which we are required to indemnify the directors or officers.

     We believe that the above protections are necessary to attract and retain qualified persons as directors and officers.

     The placement agreement, which is filed as Exhibit 1.1 hereto, also contains the placement agents' agreement to indemnify our directors and officers and some other persons against civil liabilities specified in the agreement.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     (a) Issuances of Capital Stock


     In May 1996, we issued and sold 1,000 shares of our common stock to 4 investors in exchange for services and other consideration equal to $1.00.



     In November 1998, we recapitalized comstar.net by converting the 1,000 shares of common stock previously outstanding to 5,000,000 shares of common stock series A and 5,000,000 shares of common stock series B.



     Between November 23, 1998 and June 30, 1999, we sold 371,786 shares of common stock series A at a price per share of $5.71 to 25 investors in a private financing for a total of $2,122,744 in cash.

     (b) Certain Grants of Options


     As of September 30, 1999, we had issued options to purchase 1,536,250 shares of common stock pursuant to the Amended and Restated 1999 Stock Option and Incentive Plan and options to purchase 200,000 shares of common stock pursuant to the Director Stock Option Plan.


     No placement agents were involved in the foregoing sales of securities. Each issuance of securities described above was made in reliance on one or more of the exemptions from registration provided by Sections 3(a)(11), 3(b), 4(2) and 4(6) of the Securities Act, Regulation D and Rule 701, as promulgated by the SEC under the Securities Act. All recipients of securities in these transactions were either (a) eligible participants in a compensatory plan or (b) accredited investors who represented their intention to acquire the securities for investment purposes only and not with a view to or for the sale in connection with any distribution of those shares. We affixed appropriate legends to the share certificates we issued in those transactions. All recipients of these securities had adequate access, through their relationships with comstar.net, to information about us. All of these securities are deemed restricted securities for purposes of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
 1.1      --   Form of Placement Agreement.
 1.2      --   Escrow Agreement.
 2.1*+    --   Asset Purchase Agreement dated as of June 30, 1998 between
               Athens' ISP, Inc. and the registrant.
 3.1*     --   Amended and Restated Articles of Incorporation dated
               November 22, 1999.
 3.2*     --   Amended and Restated Bylaws.
 4.1      --   See Exhibits 3.1 and 3.2 for provisions defining the rights of comstar.net shareholders.
 4.2      --   Form of 8% Senior Promissory Note (filed herewith as
               Appendix A to the prospectus filed as a part of this
               registration statement).
 4.3      --   Form of Stock Purchase Warrant (filed herewith as Appendix B to the prospectus filed as a part of this registration
               statement).
 4.4*     --   Amended and Restated Shareholder Agreement dated December 1,
               1998, Amendment No. 1 to Amended and Restated Shareholder
               Agreement dated August 31, 1999.
 4.5      --   Form of Shareholders Agreement (filed herewith as Appendix C to the prospectus filed as a part of this registration
               statement).
 4.6      --   Form of Subscription Agreement (filed herewith as Appendix D to the prospectus filed as a part of this registration
               statement).
 5.1      --   Opinion of Nelson Mullins Riley & Scarborough, L.L.P.
10.1*     --   Amended and Restated 1999 Stock Option and Incentive Plan,
               including form of Stock Option Agreement attached thereto.
10.2*     --   Director Stock Option Plan, including form of Director Stock
               Option Agreement attached thereto.
10.3*     --   Form of Indemnification Agreement between comstar.net, inc.
               and each of its directors and executive officers.
10.4*     --   Lease of office space from The Emerson Center Company dated
               September 30, 1999.

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
10.5*     --   Lease of office space from The Emerson Center Company dated
               October 15, 1999.
10.6*     --   Form of Network Services Agreement between comstar.net and its customers.
10.7*     --   Form of Internet Access Service Addendum to the Network
               Services Agreement.
10.8*     --   Form of Colocation Service Addendum to the Network Services
               Agreement.
10.9*     --   Form of Corporate Acceptable Use Policy Addendum to the
               Network Services Agreement.
10.10*    --   Form of Special Access Services Agreement between
               comstar.net and its customers.
10.11*    --   Form of Non-Solicitation, Confidentiality and Assignment
               Agreement between comstar.net, inc. and each of its
               employees.
10.12*    --   Loan agreement dated July 21, 1999 between Premier Bank and the registrant.
10.13*    --   Modification Note dated July 21, 1999 and loan agreement
               dated June 22, 1999 between Premier Bank and the registrant.
10.14*    --   Letter Agreement dated July 1, 1998 between Samuel F. Dayton and the registrant relating to repayment of loans to First
               National Bank of Commerce.
10.15*    --   Promissory Note dated November 9, 1999 given by the
               registrant as maker in favor of Samuel F. Dayton as holder.
10.16*    --   Loan Extension and Modification Agreement dated December 10,
               1999 between the registrant, db Telecom Technologies, Inc.,
               Samuel F. Dayton, James L. Bruce, Jr., J. Cary Howell and
               Edward N. Landa.
21.1*     --   Subsidiaries.
23.1      --   Consent of Nelson Mullins Riley & Scarborough, L.L.P.
               (included in legal opinion filed as Exhibit 5.1).
23.2      --   Consent of Arthur Andersen LLP.
24.1*     --   Power of Attorney (included on signature pages hereto).
27.1*     --   Financial Data Schedule (for SEC use only).


-------------------------


 * Previously filed.


 + We agree to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request, as provided in Item 601(b)(2) of Regulation S-K.

     (b) Financial Statement Schedules

    Schedule II -- Valuation and Qualifying Accounts

ITEM 17.  UNDERTAKINGS.

     We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     We hereby undertake to provide to the placement agents, at the closing specified in the placement agreement, notes and warrants in such denominations and registered in such names as required by the placement agents to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     We hereby undertake that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus we file pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 27th day of December, 1999.


                                          comstar.net, inc.

                                          By:       /s/ J. CARY HOWELL
                                             -----------------------------------
                                                       J. Cary Howell
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed and on the dates indicated.



                 SIGNATURES                              TITLE                  DATE
                 ----------                              -----                  ----
             /s/ J. CARY HOWELL                Chief Executive Officer    December 27, 1999
---------------------------------------------    and Director (Principal
               J. Cary Howell                    Executive Officer)

          /s/ CHRISTOPHER K. MARTIN            Chief Financial Officer    December 27, 1999
---------------------------------------------    and Treasurer
            Christopher K. Martin                (Principal Financial
                                                 and Accounting Officer)

            /s/ SAMUEL F. DAYTON               Chairman of the Board      December 27, 1999
---------------------------------------------
              Samuel F. Dayton

             /s/ EDWARD N. LANDA               Chief Technology Officer,  December 27, 1999
---------------------------------------------    Secretary and Director
               Edward N. Landa

           /s/ JAMES L. BRUCE, JR.             Director                   December 27, 1999
---------------------------------------------
             James L. Bruce, Jr.

                      *                        Director                   December 27, 1999
---------------------------------------------
               Glenn W. Sturm

                      *                        Director                   December 27, 1999
---------------------------------------------
              Stephen R. Gross

       by: /s/  CHRISTOPHER K. MARTIN
---------------------------------------------
   Christopher K. Martin, Attorney-in-fact

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULE

To comstar.net, inc.:

     We have audited, in accordance with generally accepted auditing standards, the financial statements of COMSTAR.NET, INC. (a Georgia corporation) included in this registration statement and have issued our report thereon dated June 30, 1999 (except with respect to Note 10, as to which the date is November 22, 1999). Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Item 16(b) of the registration statement is the responsibility of comstar.net inc.'s management and is presented for purposed of complying with the Securities and Exchange Commission rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

/s/ Arthur Andersen LLP

Atlanta, Georgia
June 30, 1999 (except with respect to Note 10, as to which the date is November 22, 1999)

                                  SCHEDULE II
                               COMSTAR.NET, INC.

                       VALUATION AND QUALIFYING ACCOUNTS

                                            BALANCE AT   CHARGED TO
                                            BEGINNING    COSTS AND                  BALANCE AT
                                             OF YEAR      EXPENSES    DEDUCTIONS*   END OF YEAR
                                            ----------   ----------   -----------   -----------
For the period from:
  March 5, 1996 to December 31, 1996:
     Allowance for doubtful accounts......   $     0      $     0       $     0       $     0
                                             -------      -------       -------       -------
For the fiscal year ended:
  December 31, 1997: Allowance for
     doubtful accounts....................   $     0      $19,426       $     0       $19,426
                                             -------      -------       -------       -------
  December 31, 1998: Allowance for
     doubtful accounts....................   $19,426      $24,039       $18,018       $25,447
                                             -------      -------       -------       -------

---------------

* Principally charges for which reserves were provided, net of recoveries.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
 1.1      --   Form of Placement Agreement.
 1.2      --   Escrow Agreement.
 2.1*+    --   Asset Purchase Agreement dated as of June 30, 1998 between
               Athens' ISP, Inc. and the registrant.
 3.1*     --   Amended and Restated Articles of Incorporation dated
               November 22, 1999.
 3.2*     --   Amended and Restated Bylaws.
 4.1      --   See Exhibits 3.1 and 3.2 for provisions defining the rights of comstar.net shareholders.
 4.2      --   Form of 8% Senior Promissory Note (filed herewith as
               Appendix A to the prospectus filed as a part of this
               registration statement).
 4.3      --   Form of Stock Purchase Warrant (filed herewith as Appendix B to the prospectus filed as a part of this registration
               statement).
 4.4*     --   Amended and Restated Shareholder Agreement dated December 1,
               1998, Amendment No. 1 to Amended and Restated Shareholder
               Agreement dated August 31, 1999.
 4.5      --   Form of Shareholders Agreement (filed herewith as Appendix C to the prospectus filed as a part of this registration
               statement).
 4.6      --   Form of Subscription Agreement (filed herewith as Appendix D to the prospectus filed as a part of this registration
               statement).
 5.1      --   Opinion of Nelson Mullins Riley & Scarborough, L.L.P.
10.1*     --   Amended and Restated 1999 Stock Option and Incentive Plan,
               including form of Stock Option Agreement attached thereto.
10.2*     --   Director Stock Option Plan, including form of Director Stock
               Option Agreement attached thereto.
10.3*     --   Form of Indemnification Agreement between comstar.net, inc.
               and each of its directors and executive officers.
10.4*     --   Lease of office space from The Emerson Center Company dated
               September 30, 1999.
10.5*     --   Lease of office space from The Emerson Center Company dated
               October 15, 1999.
10.6*     --   Form of Network Services Agreement between comstar.net and its customers.
10.7*     --   Form of Internet Access Service Addendum to the Network
               Services Agreement.
10.8*     --   Form of Colocation Service Addendum to the Network Services
               Agreement.
10.9*     --   Form of Corporate Acceptable Use Policy Addendum to the
               Network Services Agreement.
10.10*    --   Form of Special Access Services Agreement between
               comstar.net and its customers.
10.11*    --   Form of Non-Solicitation, Confidentiality and Assignment
               Agreement between comstar.net, inc. and each of its
               employees.
10.12*    --   Loan agreement dated July 21, 1999 between Premier Bank and the registrant.
10.13*    --   Modification Note dated July 21, 1999 and loan agreement
               dated June 22, 1999 between Premier Bank and the registrant.
10.14*    --   Letter Agreement dated July 1, 1998 between Samuel F. Dayton and the registrant relating to repayment of loans to First
               National Bank of Commerce.
10.15*    --   Promissory Note dated November 9, 1999 given by the
               registrant as maker in favor of Samuel F. Dayton as holder.
10.16*    --   Loan Extension and Modification Agreement dated December 10,
               1999 between the registrant, db Telecom Technologies, Inc.,
               Samuel F. Dayton, James L. Bruce, Jr., J. Cary Howell and
               Edward N. Landa.

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
21.1*     --   Subsidiaries.
23.1      --   Consent of Nelson Mullins Riley & Scarborough, L.L.P.
               (included in legal opinion filed as Exhibit 5.1).
23.2      --   Consent of Arthur Andersen LLP.
24.1*     --   Power of Attorney (included on signature pages hereto).
27.1*     --   Financial Data Schedule (for SEC use only).


-------------------------


 * Previously filed.



 + We agree to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request, as provided in Item 601(b)(2) of Regulation S-K.